UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Willis Towers Watson Public Limited Company

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2017 Year-End Proxy Statement Willis Towers Watson Public Limited Company Willis Towers Watson

2017 YEAR-END PROXY STATEMENT

Notice of Annual General Meeting of Shareholders

Date and Time: Wednesday, May 23, 2018 at 7:30 a.m. GMT. Registration begins at 7:15 a.m. GMT. Location: The Shelbourne Hotel, 27 St. Stephen’s Green, Dublin 2, Ireland

We are pleased to invite you to join Willis Towers Watson Public Limited Company’s Annual General Meeting of Shareholders.

Items of business:

1)    Election of 10 directors

2)    Advisory (non-binding) vote to ratify the appointment of the independent auditors and binding vote to fix the  independent auditors’ remuneration

3)    Advisory (non-binding) vote to approve named executive officer compensation

4)    Renewal of the Board’s existing authority to issue shares under Irish law

5)    Renewal of the Board’s existing authority to opt out of statutory pre-emption rights under Irish law

Who can vote:

●	Only shareholders of record on March 27, 2018 are entitled to receive notice of, and to attend and vote at, the meeting and any adjournment or postponement of the meeting.

How to vote:

●

Shareholders may vote by mail, over the Internet, by telephone, or in person at the annual meeting. See “Additional Information — Information about the Proxy Materials and the 2018 Annual General Meeting of Shareholders” in this Proxy Statement for more information.

Attending the meeting:

●

Shareholders who wish to attend the meeting in person should review “Additional Information — Information about the Proxy Materials and the 2018 Annual General Meeting of Shareholders — What do I need in order to be admitted to the Annual General Meeting of Shareholders?” in this Proxy Statement. You will need proof of record or beneficial ownership of the Company’s ordinary shares as of that date in order to enter the meeting.

Date of mailing:

●

This Proxy Statement, the Company’s Annual Report on Form 10-K and the Irish Statutory Accounts are available at www.proxyvote.com. These materials were mailed or made available to shareholders on or about April 6, 2018.

Whether or not you plan to attend the Annual General Meeting of Shareholders, your vote is important. We urge you to participate in deciding the items on the agenda and to read this Proxy Statement and accompanying materials for additional information concerning the matters to be considered at this meeting. Shareholders present at the meeting will have an opportunity to ask questions regarding the Irish Statutory Accounts and related reports to the representatives of our independent auditors who will attend the meeting.

On Behalf of the Board of Directors,

Nicole Napolitano

Company Secretary & General Counsel, Corporate Governance

April 6, 2018

Important Notice Regarding the Availability of Proxy Materials for the Company’s Annual General Meeting of Shareholders to be held on May 23, 2018. This Proxy Statement, the Company’s Annual Report on Form 10-K and the Irish Statutory Accounts are available at www.proxyvote.com.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

2017 YEAR-END PROXY STATEMENT

Proxy Statement Highlights

The below provides an overview of each of the proposals being presented at the Company’s 2018 Annual General Meeting of Shareholders. For more complete information, please review the respective proposals in their entirety.

Items of Business:		Page number	Board vote recommendation
1.	Elect Directors	1	FOR
	To elect the ten (10) persons named in this Proxy Statement to serve as directors for a one-year term
2.	Ratify the Appointment of the Independent Auditors in an Advisory (Non-binding) Vote and Fix the Independent Auditors’ Remuneration in a Binding Vote	27	FOR

To ratify, on a non-binding advisory basis, the selection of (i) Deloitte & Touche LLP to audit our financial statements and (ii) Deloitte LLP to audit our Irish Statutory Accounts, and to authorize the Board, acting through the Audit & Risk Committee, to fix the remuneration of the independent auditors on a binding basis

3.	Approve Named Executive Officer Compensation in an Advisory (Non-binding) Vote	30	FOR
	To approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers
4.	Renew the Board’s Existing Authority to Issue Shares under Irish Law	84	FOR
	Renew the Board’s authority to issue up to approximately 33% of the Company’s issued ordinary share capital as of March 27, 2018, for a period expiring 18 months from the passing of the resolution
5.	Renew the Board’s Existing Authority to Opt Out of Statutory Pre-emption Rights under Irish Law	85	FOR

Renew the Board’s authority to issue, free of pre-emptive rights, up to 5% of the Company’s issued ordinary share capital as of March 27, 2018 (and an additional 5% provided the Company uses it only in connection with an acquisition or approved capital acquisition) for a period expiring 18 months from the passing of the resolution

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Table of Contents

Proxy Statement Highlights		i
Proposal No. 1:	Elect Directors	1
Corporate Governance		14
Proposal No. 2:	Advisory (Non-binding) Vote to Ratify the Appointment of Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit & Risk Committee, to Fix the Independent Auditors’ Remuneration	27
Proposal No. 3:	Advisory (Non-binding) Vote on Named Executive Officer Compensation	30
Executive Compensation: Compensation Discussion and Analysis		31
Compensation Committee Report		54
Compensation Committee Interlocks and Insider Participation		54
Compensation Tables		55
Proposal No. 4:	Renew the Board’s Existing Authority to Issue Shares under Irish Law	84
Proposal No. 5:	Renew the Board’s Authority to Opt Out of Statutory Pre-emption Rights under Irish Law	85
Additional Information:		87
Security Ownership of Certain Beneficial Owners and Management		87
Securities Authorized for Issuance under Equity Compensation Plans		89
Section 16 Beneficial Ownership Reporting Compliance		90
Incorporation by Reference		90
Information about the Proxy Materials and the 2018 Annual General Meeting of Shareholders		90
Shareholder and Other Proposals for the 2019 Annual General Meeting		95
Disclaimer Regarding Forward-Looking Statements		96

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Proposal No. 1: Elect Directors

Willis Towers Watson Public Limited Company was formed on January 4, 2016 upon completion of the merger (the “Merger”) between Willis Group Holdings Public Limited Company (“legacy Willis Group”) and Towers Watson & Co. (“legacy Towers Watson”). We are a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. We have more than 43,000 employees and service clients in more than 140 countries and territories. In this Proxy Statement, we refer to Willis Towers Watson as the “Company,” “we” and “our.”

The Board of Directors (the “Board”) is responsible for overseeing the Company’s global business in a manner consistent with their fiduciary duties. This oversight requires highly skilled individuals with various qualities, attributes and professional experience. The Corporate Governance and Nominating Committee (the “Governance Committee”) continuously assesses the Board’s size and composition to determine if it is effective and represents the long-term interests of shareholders.

As discussed further below, the Governance Committee believes that the slate of nominees as a whole reflects the collective knowledge, integrity, reputation and leadership abilities, and the diversity of skills and experience and attributes that are appropriate for the Company’s governance. At the Governance Committee’s recommendation, the Board has nominated all current directors to hold office until the next Annual General Meeting of Shareholders unless they are removed or resign before that meeting.

The Board unanimously recommends a vote “FOR” the election of each of the directors.

Required Vote

Our directors are elected by way of separate resolutions, which require the affirmative vote of a majority of the votes cast by shareholders at the Annual General Meeting of Shareholders, and hold office until the next Annual General Meeting of Shareholders unless they are removed or resign before that meeting. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board.

Diversity

We are committed to maintaining diversity on our Board as provided in our Corporate Governance Guidelines. Both the Board and the Governance Committee believe that Board diversity is important to ensure a balanced Board with a rounded perspective. Diversity is broadly interpreted by the Board to include viewpoints, background, experience, industry knowledge and geography, as well as more traditional characteristics of diversity, such as race and gender. We believe that our commitment is demonstrated by the current composition of our Board and the varied backgrounds and skill sets of our current directors and nominees, which include three women, two persons of Asian descent and a mix of American, British and German citizens.

Board Evaluation Process

The Governance Committee considers the Board’s size, composition and effectiveness throughout the year. This includes a robust and constructive annual evaluation process, which the Board recognizes is an essential component of good corporate governance and Board effectiveness. Additionally, the Non-Executive Chairman of the Board conducts separate one-on-one discussions with each director prior to the Board meetings to obtain additional and direct feedback.

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Proposal No. 1: Elect Directors (continued)

Each year, the Governance Committee oversees the process and format of the annual evaluation process to ensure that actionable feedback is solicited on the operation and effectiveness of the Board and its Committees. These discussions include whether to utilize a third-party facilitator. An outside facilitator was used for the most recent evaluation process. The multi-step evaluation process aims to generate robust comments and discussion at all levels of the Board and each Committee, with topics ranging from Board composition to processes to materials. The evaluation process has been particularly important for the Board since the completion of the Merger and has resulted in enhancements to, among other things, meeting materials, meeting topics, meeting structure and the evaluation process.

The multi-step evaluation process is as follows:

•

Step 1: The Governance Committee reviews and approves the process and outline for questions (whether in the form of questionnaires or questions to be used for open-dialogue). The Committee determines whether to appoint a third-party facilitator.

•	Step 2: Directors provide responses to the questions, which address a variety of topics including, among other things:
o	Board composition and structure;
o	meetings, materials and topics;
o	Board interaction with management;
o	continuing education; and
o	effectiveness of the Board.

•	Step 3: The evaluation results are then discussed in closed-session discussions:
o	with the Governance Committee who reviews the results of the full Board as well as each Committee evaluation;
o	by each Committee, with discussions being led by the independent Committee Chairmen; and
o	by the full Board, with discussions being led by the Non-Executive Chairman. Each Committee Chairman also reports to the full Board regarding the discussions held at the Committee closed-sessions.
•	Step 4: Based on evaluation results, the Non-Executive Chairman and Committee Chairmen work to implement changes in practices or procedures, as appropriate.

Qualifications

When recommending a person for new or continued membership on the Board, the Governance Committee considers each nominee’s individual qualifications in light of the overall mix of attributes represented on the Board, and the Company’s current and future needs. In its assessment of each nominee, the Governance Committee considers the person’s integrity, experience, reputation, independence and, for current directors, his or her performance as a director. During the Merger integration, extensive knowledge of the legacy business and the industry is a key quality for directors. The Governance Committee believes each of the director nominees possesses extensive knowledge of his or her respective legacy firm’s business and industry which uniquely positions them to oversee management during the integration and establish and execute the combined Company’s long-term strategy. Additionally, the Board Committees are almost entirely constituted by members who sat on the relevant Committee at legacy Willis Group and legacy Towers Watson.

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Proposal No. 1: Elect Directors (continued)

The Governance Committee also considers each director’s ability to devote the time and effort necessary to fulfill responsibilities to the Company and, for current directors, whether each director has attended at least 75% of the aggregate of the total number of meetings held by the Board and any committee on which he or she served. In 2017, all directors satisfied these criteria.

The Governance Committee believes service on other public or private boards in markets around the world also enhances a director’s knowledge and board experience. It considers the experience of a director on other boards and board committees in both this nomination decision and in recommending the membership slate for each of the Company’s Board Committees.

The Governance Committee believes that including directors that have current and previous leadership positions, including through political service, employment as CEO of a public company or membership on the board of directors of a public company, is important to the Board’s ability to oversee management. Additionally, because of the Company’s global reach, international experience or knowledge of a key geographic area is important. In light of its public and global nature (including conducting business in different countries and currencies), the Company also seeks a high level of financial literacy and experience for the Board and Audit & Risk Committee. As the Company’s business also requires continuous compliance with the regulatory requirements of various agencies, legal or governmental expertise is helpful. The Governance Committee also believes that the Company distinguishes itself from its competitors through marketing and, as a result, a strong marketing perspective is also beneficial.

We have highlighted some key qualifications, attributes, skills and experiences that were considered by the Governance Committee for each nominee. The absence of a particular bullet point does not mean that a director does not possess other important qualifications or skills.

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Proposal No. 1: Elect Directors (continued)

Independent Director; Corporate Governance & Nominating Committee Member

Director qualification highlights include:

● Marketing experience

● International business experience

● Relevant public company board and committee experience

Anna C. Catalano

Anna Catalano, 58, has served on the Board since January 4, 2016, and prior to that, starting in July 2006, Ms. Catalano served on the legacy Willis Group Board and as a member of the Corporate Governance and Nominating Committee and the Compensation Committee. Ms. Catalano was Group Vice President, Marketing for BP plc from 2001 to 2003. Prior to that, she held various executive positions at BP and Amoco, including Group Vice President, Emerging Markets at BP; Senior Vice President, Sales and Operations at Amoco; and President of Amoco Orient Oil Company.

Ms. Catalano currently serves on the public company boards of Kraton Corporation (Compensation Committee) and HollyFrontier Corporation. Ms. Catalano also serves as a director on the national board of the Alzheimer’s Association, the board of the Houston Grand Opera and the board of the National Association of Corporate Directors (NACD) Texas/TriCities Chapter. In addition, she is an advisory board member for the Kellogg Innovation Network of Northwestern University. Ms. Catalano previously served as a director of Mead Johnson Nutrition Company, and on the company’s Governance and Science and Nutrition Committees, from 2010 through its 2017 merger with Reckitt Benckiser when the company delisted from the NYSE. She also served as a director of Chemtura Corporation and on the company’s Compensation, Governance and Environmental/Health/Safety Committees. Ms. Catalano holds a B.S. degree in Business Administration from the University of Illinois, Champaign-Urbana.

The Board has concluded that Ms. Catalano should continue to serve on the Board due to, among other things, her significant experience in global business marketing and operations. Ms. Catalano’s more than 25 years in senior and executive global marketing and operations positions at BP and Amoco, including her significant role in repositioning the BP brand, and other positions brings to the Board deep experience in international business operations, marketing and communications. Ms. Catalano is also a frequent speaker on strategic and global branding and was recognized by Fortune Magazine as among the “Most Powerful Women in International Business.” The Board also believes that Ms. Catalano’s service on public company boards and various committees, including compensation and governance, provides significant insight into public company governance.

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Proposal No. 1: Elect Directors (continued)

Independent Director; Audit & Risk Committee Chairman Director qualification highlights include: ● CEO/management experience ● Relevant board and committee experience ● Financial and legal expertise

Victor F. Ganzi

Victor F. Ganzi, 71, has served on the Board since January 4, 2016, and prior to that, starting in January 2010, Mr. Ganzi served on the legacy Towers Watson board and as Chairman of the Audit Committee and a member of the Nominating and Governance Committee.

Mr. Ganzi is presently a consultant and corporate director, serving on the boards of numerous private and not-for-profit organizations, including PGA Tour, Inc., the National Center on Addiction and Substance Abuse, the Whitney Museum of American Art and the Madison Square Boys and Girls Club. Mr. Ganzi previously served as the President and CEO of The Hearst Corporation, a private diversified communications company, from 2002 to 2008. He served as Hearst’s Executive Vice President from 1997 to 2002 and as its COO from 1998 to 2002. Prior to joining Hearst in 1990, Mr. Ganzi was the managing partner at the international law firm of Rogers & Wells (now part of Clifford Chance) and, prior to that, practiced as a certified public accountant in taxation at a Big Four accounting firm. Mr. Ganzi previously served as a director of several public companies, including Gentiva Health Services, Inc., Wyeth and Hearst-Argyle Television, Inc. Mr. Ganzi graduated summa cum laude from Fordham University with a B.S. in Accounting, received a J.D. degree from Harvard Law School and holds an L.L.M. in Taxation from New York University.

The Board has concluded that Mr. Ganzi should continue to serve on the Board due to, among other things, his significant management, strategic and operational experience gained from a multitude of leadership roles, including as CEO, COO and General Counsel of a large international media company.  The Board believes that Mr. Ganzi’s extensive legal and financial career, including his various executive officer positions and his service on numerous company boards, provides significant insight into executive management, legal and regulatory oversight, and financial and risk management, among other things.

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Proposal No. 1: Elect Directors (continued)

Executive Director; CEO

Director qualification highlights include:

● CEO/management experience

● Extensive industry and business knowledge gained from both a management and director perspective

● International business experience

● Relevant board and committee experience

John J. Haley

John J. Haley, 68, has served as CEO and Director since January 4, 2016, and prior to that, as CEO and Chairman of the legacy Towers Watson board starting in January 2010 and as President starting in October 2011. Prior to his roles at legacy Towers Watson, Mr. Haley served as President and CEO of Watson Wyatt beginning on January 1, 1999, as Chairman of the board of Watson Wyatt beginning in 1999 and as a director of Watson Wyatt beginning in 1992. Mr. Haley joined Watson Wyatt in 1977. Prior to becoming President and CEO of Watson Wyatt, he was the Global Director of the Benefits Group at Watson Wyatt.

Mr. Haley serves as a director of the public company board of MAXIMUS, Inc. and on the board of the Miami Cancer Institute. Mr. Haley is a Fellow of the Society of Actuaries, and a member of the American Academy of Actuaries and the Conference of Consulting Actuaries. He previously served on the board of Hudson Global, Inc., an executive search, specialty staffing and related consulting services firm. Mr. Haley is a co-author of Fundamentals of Private Pensions (University of Pennsylvania Press). He holds an A.B. in Mathematics from Rutgers College and studied under a Fellowship at the Graduate School of Mathematics at Yale University.

The Board has concluded that Mr. Haley should continue to serve on the Board due to, among other things, his significant experience with and considerable knowledge of Willis Towers Watson, which he gained through a combined 40 years of service as an employee, manager, officer and director of Willis Towers Watson, legacy Towers Watson and legacy Watson Wyatt. This includes over 15 years of experience as CEO. The Board believes that Mr. Haley’s substantive expertise in employee benefits and actuarial consulting, including his education and affiliations as a Fellow of the Society of Actuaries and member of American Academy of Actuaries and the Conference of Consulting Actuaries, provides significant insight into Willis Towers Watson’s business and management of a global business.

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Proposal No. 1: Elect Directors (continued)

Independent Director; Compensation Committee Chairman; Audit & Risk Committee Member

Director qualification highlights include:

● CEO/management experience

● Relevant board and committee experience

● Financial expertise and international experience

Wendy E. Lane

Wendy E. Lane, 66, has served on the Board since January 4, 2016, and prior to that, starting in April 2004, Ms. Lane served on the legacy Willis Group board and as Chairman of the Compensation Committee and a member of the Audit Committee, the former Executive Committee and a strategic alternatives and search committee. She has also served on the Strategic Alternatives, CEO Search and Executive Committees.

Ms. Lane currently serves as a director of the public company boards of MSCI, Inc. (Compensation Committee) and, until April 2018, UPM-Kymmene Corporation, a Finnish public company (Audit Committee). She also serves as a director of Al Dabbagh Group, a private Saudi Arabian company (established and chairs the Audit and Risk Committee). Ms. Lane previously served on the boards of five other public companies, including Laboratory Corporation of America where she served on the Nominating and Corporate Governance Committee and chaired the Audit and Compensation Committees.

In addition to her public company and international board experience, Ms. Lane has served as Chairman of Lane Holdings, Inc., an investment firm, since 1992. Prior to forming Lane Holdings, Inc., Ms. Lane was a Principal and Managing Director of Donaldson, Lufkin and Jenrette Securities Corporation, an investment banking firm, serving in these and other  positions from 1981 to 1992. Prior to that, Ms. Lane was an investment banker at Goldman, Sachs & Co. Ms. Lane holds a B.A. from Wellesley College in Mathematics and French and an M.B.A. from Harvard Business School.

The Board has concluded that Ms. Lane should continue to serve on the Board due to, among other things, her significant experience in finance, strategic planning, corporate transactions and risk management from her more than 15 years in investment banking, including financings, mergers and acquisitions, and advisory projects. In addition, Ms. Lane’s extensive service on the boards of public and private companies located across the globe adds significant value to the Board on corporate strategy, governance and finance matters as well as international experience and perspectives. The Board believes that Ms. Lane’s broad range of experience with public company boards around the world provides significant insight into the governance, audit, risk and compensation matters of Willis Towers Watson.

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Proposal No. 1: Elect Directors (continued)

Independent Director; Non-Executive Chairman of the Board;

Corporate Governance & Nominating Committee Chairman

Director qualification highlights include:

● CEO/management experience

● Extensive industry and business knowledge gained as the Non-Executive Chairman of the Board

● Relevant board and committee experience

James F. McCann

James F. McCann, 66, has served as Non-Executive Chairman of the Board since January 4, 2016, and prior to that, starting in April 2004, Mr. McCann served on the legacy Willis Group board and as Non-Executive Chairman, Chairman of the Corporate Governance and Nominating Committee and a member of the former Executive Committee. Prior to serving as the Non-Executive Chairman of the legacy Willis Group board, Mr. McCann served as legacy Willis Group’s Presiding Independent Director.

Mr. McCann currently serves on the public company boards of 1-800-Flowers.com, Inc. (Executive Chairman), International Game Technology plc, an Italian NYSE-listed public company (Chairman of the Nominating and Governance Committee), and Scotts Miracle-Gro (Finance Committee). In addition, Mr. McCann serves on the boards of various not-for-profit organizations, including Smile Farms, an organization which he founded that creates opportunities and jobs for disabled adults at local farms, urban gardens and greenhouses, and Winthrop University Hospital.

Mr. McCann previously served as Chairman and CEO of 1-800-Flowers.com, Inc., a florist and gift company which he founded, from 1976 until June 30, 2016. Mr. McCann holds a B.A. in Psychology from John Jay College of Criminal Justice.

The Board has concluded that Mr. McCann should continue to serve on the Board due to, among other things, his notable and substantial experience in his roles as the founder, CEO and Chairman of the board of a consumer-product and service-based public company for more than 30 years. The Board believes that Mr. McCann’s executive experience and service on other domestic and international company boards, combined with his substantial service as Non-Executive Chairman of the Board prior to and after completion of the $18 billion merger-of-equals between legacy Willis and legacy Towers Watson, provide significant insight into global corporate management, strategy and oversight.

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Proposal No. 1: Elect Directors (continued)

Independent Director; Corporate Governance & Nominating Committee Member

Director qualification highlights include:

● CEO/management experience

● International business experience

● Relevant board and committee experience

Brendan R. O’Neill

Brendan R. O’Neill, 69, has served on the Board since January 4, 2016, and prior to that, starting in January 2010, Dr. O’Neill served on the legacy Towers Watson board and as Chairman of the Nominating and Governance Committee and as a member of the Compensation Committee. Dr. O’Neill previously served as a director of Watson Wyatt from July 2006 to 2009.

In addition to serving on the Willis Towers Watson Board, Dr. O’Neill serves on the board of Willis Limited, the principal subsidiary of Willis Towers Watson regulated by the Financial Conduct Authority, the financial services industry regulator in the U.K. Dr. O’Neill serves on the Willis Limited Audit Committee and Enterprise Risk Management Committee.

Dr. O’Neill currently serves on the board of The Institute of Cancer Research and previously served on the public company boards of Tyco International Ltd., Informa plc, Aegis Group plc and Endurance Specialty Holdings Ltd, and on the private company board of Drambuie Ltd. In addition, from 2003 until 2006, Dr. O’Neill served as an independent director for a range of companies.

Dr. O’Neill served as CEO and Director of Imperial Chemical Industries PLC (“ICI”), a manufacturer of specialty products and paints, until April 2003. Dr. O’Neill joined ICI in 1998 as its COO and Director, and was promoted to CEO in 1999. Prior to Dr. O’Neill’s career at ICI, he held numerous positions at Guinness PLC, including Chief Executive of Guinness Brewing Worldwide Ltd, Managing Director International Region of United Distillers, and Director of Financial Control. Dr. O’Neill also held positions at HSBC Holdings PLC, BICC PLC and the Ford Motor Company. He holds an M.A. in Natural Sciences from the University of Cambridge and a Ph.D. in Chemistry from the University of East Anglia, and is a Fellow of the Chartered Institute of Management Accountants (U.K.).

The Board has concluded that Dr. O’Neill should continue to serve on the Board due to, among other things, his significant experience as CEO and as a senior executive of a number of U.K.-headquartered global businesses, including ICI, a former constituent of the FTSE 100 Index. The Board believes that Dr. O’Neill’s accounting and financial background and his service on international public company boards, including both Irish and U.K. companies, provide significant insight into international business management, strategy and oversight. In addition, Dr. O’Neill’s simultaneous Willis Towers Watson and Willis Limited board service is instrumental in facilitating communication between the boards of the two companies.

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Proposal No. 1: Elect Directors (continued)

Independent Director; Compensation Committee Member Director qualification highlights include: ● CEO/management experience ● International business experience ● Relevant board and committee experience

Jaymin B. Patel

Jaymin B. Patel, 50, has served on the Board since January 4, 2016, and prior to that, starting in July 2013, Mr. Patel served on the legacy Willis Group board and as a member of the Compensation Committee.

Mr. Patel currently serves as the CEO and director of Brightstar Corporation, a leading provider of services and distribution for the global wireless industry, and as a director of the Boy Scouts of America (Narragansett Council). Prior to joining Brightstar in 2015, Mr. Patel served as the President and CEO of GTECH Corporation, a division of GTECH S.p.A. (now International Game Technology PLC listed on the NYSE), a leading commercial operator and provider of technology in regulated worldwide gaming markets. Before becoming CEO of GTECH Corporation, then a subsidiary of Lottomatica Group S.p.A. in 2008, Mr. Patel held various executive positions at GTECH, including President and COO (2007), Senior Vice President and CFO (2000-2007), Vice President, Financial Planning and Business Evaluation (1998-2000) and Finance Director, European and African Operations (1995-1997). From August 2006 until April 2007, Mr. Patel also served as CFO of Lottomatica S.p.A. (now IGT PLC). Prior to joining GTECH, Mr. Patel worked at PricewaterhouseCoopers in London. Mr. Patel served as a member of the Board and the Executive Management Committee of GTECH S.p.A. (now IGT PLC) until March 2015. Mr. Patel holds a B.A. with honors from Birmingham Polytechnic in the United Kingdom and qualified as a Chartered Accountant with PricewaterhouseCoopers in London.

The Board has concluded that Mr. Patel should continue to serve on the Board due to, among other things, his significant experience as a CEO and a senior executive in other roles, including his various leadership roles at GTECH Corporation where he grew the company’s footprint as a global business in developing countries, including across the Latin America, Eastern Europe and Asia Pacific regions. Further, the Board believes that Mr. Patel’s experience as CFO of a public company and service on the board of an Italian public company provide significant insight into, among other things, financial and international business management, governance and compensation matters.

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Proposal No. 1: Elect Directors (continued)

Independent Director; Compensation Committee Member Director qualification highlights include: ● CEO/management experience ● Relevant board and committee experience ● Marketing experience

Linda D. Rabbitt

Linda D. Rabbitt, 69, has served on the Board since January 4, 2016. Prior to that, starting in July 2010, Ms. Rabbitt served on the legacy Towers Watson board and as the Lead Director and a member of the Compensation Committee and the Nominating and Governance Committee. She also previously served as a director of Watson Wyatt from 2002 to 2009.

Ms. Rabbitt is the founder and CEO of Rand Construction Corporation, a commercial construction company founded in 1989 that specializes in building renovation and tenant build-outs. Prior to founding Rand Construction Corporation, Ms. Rabbitt was the co-founder and co-owner of Hart Construction Company, Inc., a commercial tenant construction company. From 1981 to 1985, Ms. Rabbitt was with KPMG (formerly Peat Marwick), where she was Director of Marketing from 1982 to 1985. Ms. Rabbitt previously served as a director of Brookfield Properties, a commercial real estate company, and as a Class C director of the Federal Reserve Bank of Richmond and served as Chairman of the board from January 2013 through December 2014.

Ms. Rabbitt currently serves as a director of the Greater Washington Board of Trade and the Economic Club of Washington, D.C. She previously served as a director of Leadership Greater Washington and as a trustee of George Washington University, and is a past Chairman and the current Treasurer of the Federal City Council. Ms. Rabbitt holds a B.A. from the University of Michigan, Ann Arbor and an M.A. from George Washington University.

The Board has concluded that Ms. Rabbitt should continue to serve on the Board due to, among other things, her significant experience gained from being the founder and CEO of a prominent construction business and building and growing the company’s business. The Board believes that Ms. Rabbitt’s significant leadership and management experience, combined with her prior role at a global auditing/consulting firm, provides significant insight into business development, marketing, management and risk oversight.

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Proposal No. 1: Elect Directors (continued)

Independent Director; Audit & Risk Committee Member Director qualification highlights include: ● CEO/management experience ● Relevant board and committee experience ● Financial expertise

Paul Thomas

Paul Thomas, 61, has served on the Board since January 4, 2016, and prior to that, starting in January 2010, Mr. Thomas served on the legacy Towers Watson board and as a member of the Audit Committee and the Risk Committee.

Mr. Thomas currently serves as a Senior Advisor of ProAmpac, a leading global flexible packaging company. Mr. Thomas retired on March 31, 2016 from his role as senior executive with the Rank Group NA, a position he had held since January 2011. He was previously the CEO of Reynolds Packaging Group from February 2008 through January 2011, when Alcoa sold the Reynolds Packaging Group business to the Rank Group. Mr. Thomas joined Alcoa in 1978 and, prior to the sale of its packaging businesses, most recently served as Executive Vice President for Alcoa and Group President for its Packaging and Consumer businesses. His prior roles included Executive Vice President responsible for the Alcoa Rolled and Engineered Products Group and Executive Vice President for People and Culture. Mr. Thomas holds a B.S. in Metallurgical Engineering and Material Sciences from Lehigh University and an Executive M.B.A. from the University of Tennessee.

The Board has concluded that Mr. Thomas should continue to serve on the Board due to, among other things, his significant experience as CEO or a senior executive at various large global companies, including his service as senior executive of the Rank Group NA, CEO of Reynolds Packaging Group and Executive Vice President of Alcoa. The Board believes that Mr. Thomas’s relevant management and Committee experience provides significant insight into financial and risk management as well as global strategy and operations.

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Proposal No. 1: Elect Directors (continued)

Independent Director; Audit & Risk Committee Member Director qualification highlights include: ● CEO/management experience ● International business experience ● Financial expertise

Wilhelm Zeller

Wilhelm Zeller, 73, has served on the Board since January 4, 2016, and prior to that, starting in January 2010, Mr. Zeller served on the legacy Towers Watson board and as the Chairman of the Risk Committee and a member of the Compensation Committee.

Mr. Zeller is presently a consultant and corporate director, serving on the public company board of Axis Capital Holdings Limited, the private company board of EIS Group Limited and the not-for-profit boards of MHH Plus Foundation and Siegmund Seligmann Foundation. Mr. Zeller previously served as the CEO of Hannover Re Group from 1996 until his retirement in June 2009. Prior to joining Hannover Re, Mr. Zeller served as a member of the executive board of Cologne Re and then a member of the executive council of General Re Corporation, Cologne Re’s new principal shareholder. He holds a B.A. in Business Administration from the University of Applied Sciences in Cologne, Germany.

The Board has concluded that Mr. Zeller should continue to serve on the Board due to, among other things, his significant experience managing international reinsurance operations, including his 13-year service as the CEO of one of the largest global reinsurance companies. The Board believes that Mr. Zeller’s management and directorship experience in the international insurance and reinsurance industry provides significant insight into the insurance industry as well as global management, strategy and risk management.

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Corporate Governance (continued)

Corporate Governance

The Company believes good governance is a critical element to achieving long-term shareholder value. We are committed to governance policies and practices that serve the long-term interests of the Company and its shareholders.

Corporate Governance Highlights

●    Split CEO and Chairman roles; James McCann has served as the independent Non-Executive Chairman of the Company since July 2013.

●    Share ownership guidelines for directors and executive officers.

●    All employees prohibited from hedging Company shares.

●    Directors and executive officers prohibited from having margin accounts and pledging Company shares.

●    Majority voting for directors in uncontested elections; directors that do not receive a majority vote are not elected to the Board.

●    Active Board participation in succession and strategic planning.

●    Annual Board and Committee self-evaluations.

●    Director resignations required in materially changed circumstances.

●    Limit on the number of public boards on which directors may serve and assessment of a director’s continued service if he or she accepts membership on another public board.

●    Majority of directors required to be independent; the current slate is wholly comprised of independent directors (except the CEO).

●    Annual elections of directors.

●    Annual review of the slates of the Board Committees.

●    Regular executive sessions of independent directors.

●    Proxy access proactively implemented.

●    Onboarding and regular continuing director education.

Board and Committee Member Independence

Based on the recommendation of the Governance Committee, the Board has determined that, with the exception of Mr. Haley, (i) all of the current directors and director nominees shown above and (ii) the members of the Audit & Risk Committee, Compensation Committee and Governance Committee are independent under the relevant U.S. Securities and Exchange Commission (“SEC”) rules, NASDAQ listing standards and the Board’s Director Independence Standards. The Board’s Director Independence Standards are part of the Company’s Corporate Governance Guidelines, which were adopted by the Board and which comply with the requirements of NASDAQ listing standards.

As discussed above, each director has significant experience and affiliations with other organizations. Accordingly, in evaluating the independence of each director, the Governance Committee considered that, in the ordinary course of business, the Company provides services (such as insurance broking or consulting services) to, receives services from or provides charitable donations to organizations affiliated with the directors by virtue of their directorship, employment status or share ownership. In addition, in the ordinary course of business and on an arm’s-length basis, certain directors receive broking services from the Company on a personal basis. The Governance Committee determined that, in all of the above cases, the transactions do not impair the relevant director’s independence under the applicable SEC rules, NASDAQ listing standards or the Company’s Governance Guidelines.

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Board Meetings and Attendance

The Board met formally 4 times in 2017. Additionally, the Board met informally with management on several occasions during the course of the year. All directors attended at least 75% of the aggregate of the total number of Board meetings and of any committee on which they served in 2017.

The independent directors held separate executive sessions without management either before or after each of the Board’s regularly scheduled meetings in 2017. The non-executive Chairman of the Board chaired each executive session. Neither the CEO nor any member of management at any level attends the executive sessions of the independent directors unless invited to discuss a particular matter.

All directors are expected to make every effort to attend each Annual General Meeting of Shareholders. Nine out of the 10 directors standing for re-election participated in the 2017 Annual General Meeting of Shareholders.

Board Leadership Structure

As noted above, the members and chairs of each of the Board Committees are independent based on SEC, NASDAQ and governance standards. As a result, independent directors directly oversee such critical matters as the compensation policy for executive officers, nomination and corporate governance practices, and the integrity of financial statements and internal controls over financial reporting.

The Board has determined that the Company and its shareholders are currently best served by having the roles of Chairman and CEO undertaken by different individuals. In the event they are not, the Corporate Governance Guidelines provide for the appointment of a Presiding Independent Director.

Mr. McCann has served as the independent Non-Executive Chairman of the Board since July 8, 2013. From October 17, 2012 until his appointment as Non-Executive Chairman of the Board, Mr. McCann served as the Presiding Independent Director. Pursuant to the Company’s Corporate Governance Guidelines, Mr. McCann:

●	convenes and presides at executive sessions of the independent and non-management directors;
●	serves as principal liaison on Board-related issues between the independent and non-management directors and the CEO and provides the CEO with feedback from executive sessions;
●	prior to Board meetings, discusses with the CEO the information to be provided to directors and reviews and approves such information;
●

approves Board meeting agenda items and, with the CEO, proposes for Board approval the Board’s calendar, including the number and frequency of Board meetings, to ensure there is sufficient time for discussion of all agenda items;

●	recommends to the Board the retention of outside advisors and consultants who report directly to the Board on Board-related issues;
●	consults with the Governance Committee on the appointment of chairs and members for Board Committees;
●	is available for consultation and communication with shareholders in appropriate circumstances, as instructed by the Board; and
●	performs such other functions and responsibilities as requested by the Board from time to time.

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Corporate Governance (continued)

Director Orientation and Continuing Education

Director Orientation: Our robust orientation program familiarizes new directors with the Company’s businesses, strategies and policies, and assists new directors in developing company and industry knowledge to optimize their service on the Board. The orientation also provides new directors with an understanding of their fiduciary duties associated by being on the Board of an Irish-domiciled company. Since the Merger, we have maintained this robust orientation program to continue to educate the current slate of directors about the Company’s businesses.

Continuing Education: Regular continuing education programs enhance the skills and knowledge directors use to perform their responsibilities. These programs may include internally developed materials and presentations, programs presented by third parties, and financial and administrative support to attending qualifying academic or other independent programs.

Willis Towers Watson Board Committees

The current Board Committees, members and a description of each Committee’s function are set forth below in further detail.

Committee Membership
	Audit & Risk	Compensation	Corporate Governance & Nominating
Anna C. Catalano			X
Victor F. Ganzi	X*
John J. Haley
Wendy E. Lane	X	X*
James F. McCann			X*
Brendan R. O’Neill			X
Jaymin B. Patel		X
Linda D. Rabbitt		X
Paul Thomas	X
Wilhelm Zeller	X

*	Designates Committee Chairman.

The Audit & Risk Committee generally assists the Board with the following:

●	the selection and oversight (including compensation) of the independent auditors;
●	the integrity of the Company’s financial statements;
●	the Company’s compliance with financial, legal and regulatory requirements;
●	the independent auditors’ qualifications and independence;
●	the performance of the independent auditors and the Company’s internal audit function;
●	the establishment and maintenance of proper internal accounting controls and procedures;
●	the treatment of concerns regarding accounting or auditing matters as reported under the Company’s whistleblower policy; and

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Corporate Governance (continued)

●	the review of the Company’s corporate and tax arrangements and structures in connection with the Directors’ Compliance Statement contained in the Irish Statutory Accounts.

Additionally, the Audit & Risk Committee has the following risk-related responsibilities:

●	monitoring oversight of the Company’s enterprise risk management;
●

overseeing the development of plans for risk mitigation for the most significant risks to the Company and monitoring management’s implementation of such plans, and the effectiveness generally of risk mitigation strategies and activities;

●	reviewing the adequacy of the Company’s resources to perform its risk management responsibilities;
●	reviewing and making recommendations regarding the adequacy of the Company’s resources to perform its risk management responsibilities; and
●	conferring annually with the Company’s Compensation Committee concerning the risk assessment of the Company compensation programs as required by SEC regulations.

The Audit & Risk Committee provides an avenue for communication among internal audit, the independent auditors, management and the Board. The Audit & Risk Committee’s focus on risk includes, among other items, business, regulatory and major financial risk exposures and the steps management has taken to monitor and control such risks, including cybersecurity risks. If appropriate, the Audit & Risk Committee discusses with the independent auditors the guidelines and policies governing the process by which senior management and the relevant departments of the Company assess and manage the Company’s risk exposure. With respect to compliance, the Audit & Risk Committee discusses with the Chief Compliance Officer the compliance and regulatory risks of the Company, and receives a report outlining the main activities of the compliance function, material regulatory interactions review, progress against the annual compliance plan and the adequacy of resources.

The Audit & Risk Committee is currently composed of Victor F. Ganzi (Chairman), Wendy E. Lane, Paul Thomas and Wilhelm Zeller. The Willis Towers Watson Audit & Risk Committee Chairman is an audit committee financial expert, as defined by Regulation S-K, and all Audit & Risk Committee members are financially sophisticated under NASDAQ listing standards in light of their financial experience. In 2017, the Audit & Risk Committee met formally 6 times. In addition to holding formal meetings, the Committee members met informally during the course of the year to discuss and review financial matters related to the Company and its SEC filings. The Committee also frequently meets in executive sessions, including separate meetings with management, the internal auditors and external auditors.

The Compensation Committee generally assists the Board with the following:

●

establishing, in consultation with senior management, the Company’s general compensation philosophy and overseeing the development and implementation of compensation programs in accordance with the philosophy;

●

reviewing and approving annual corporate goals and objectives relevant to the compensation of the CEO, evaluating the performance of the CEO in light of those goals and objectives, and (either as a Committee or together with the other independent directors) determining and approving the CEO’s compensation based on this evaluation, which compensation shall be ratified by the Board;

●

with respect to the executive officers other than the CEO, after consideration of the CEO’s recommendations, reviewing and approving annual corporate goals and objectives relevant to their compensation, evaluate their performance in light of those goals and objectives and determining and approving their compensation;

●	reviewing and approving compensation policies applicable to the executive officers;
●	evaluating executive compensation competitive practices and trends;

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Corporate Governance (continued)

●	reviewing and approving incentive compensation plans for the executive officers, and equity-based plans, subject to any necessary shareholder approval;
●	in consultation with senior management, overseeing regulatory compliance with respect to compensation matters;
●	reviewing and discussing with senior management the Compensation Discussion and Analysis and approving its inclusion in the Company’s Proxy Statement and Annual Report on Form 10-K;
●	reviewing the results of the “say-on-pay” and “say-on-frequency” proposals included in this Proxy Statement and the appropriate response;
●	making recommendations to the Board on the compensation for non-employee directors, committee chairpersons and committee members;
●	making recommendations to the Board on Board and executive officer share ownership guidelines;
●

annually evaluating the independence of its compensation consultants, legal counsel and/or other advisors taking into consideration the factors enumerated in NASDAQ listing standards and evaluating whether any conflict of interest exists with respect to its compensation consultant;

●

reviewing an assessment of compensation risk to determine whether any material risks were deemed to be likely to arise from the Company’s compensation policies and talent development programs, what mitigating factors are in place, and whether these risks would be reasonably likely to have a material adverse effect on its business; and

●	providing input and advice on the implementation of the Company’s talent strategy, including recruiting and development strategies, and the development of senior leaders.

The Compensation Committee is currently composed of Wendy E. Lane (Chairman), Jaymin B. Patel and Linda D. Rabbitt. In 2017, the Committee met formally 7 times. In addition to holding formal meetings, the Committee members met informally during the course of the year to discuss compensation-related matters and acted from time to time by unanimous written consent. After regularly scheduled meetings, the Committee also met in executive session, which included meetings with the compensation consultant.

The Corporate Governance and Nominating Committee generally assists the Board with the following:

●

recommending to the Board the nominees to stand for election as directors at the next annual shareholder meeting and in the event of director vacancies in light of the Board’s qualifications and the Company’s strategy;

●	evaluating the independence of the non-employee directors;
●

developing and recommending to the Board the director selection process for identifying, considering and recommending candidates to the Board and director qualification standards for use in selecting new nominees and periodically reviewing the process and standards;

●	developing and recommending director independence standards to the Board and periodically reviewing those standards;
●

reviewing the appropriateness of continued service on the Board of members whose circumstances have changed, including if members contemplate accepting a directorship at another company or an appointment to an audit committee of another company;

●	making recommendations to the Board on matters relating to director tenure, which may include the retirement of Board members, term limits or a mandatory retirement age;
●	establishing, overseeing and recommending the purpose, structure and operations of the various Committees, and the qualifications and criteria for membership on each Committee;
●	recommending to the Board, from time to time, changes the Committee believes is desirable to the size of the Board or any Committee thereof;

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Corporate Governance (continued)

●	recommending to the independent and non-management directors a nominee for Chairman and recommending to the Board the nominees and the chairman for each Board Committee;
●	reviewing periodically and recommending changes to the Board, from time to time, to the Company’s Corporate Governance Guidelines;
●	reviewing the orientation process for all new directors and a continuing education program for all directors;
●

developing a policy with regards to the Committee’s consideration of any director candidates recommended by the Company’s shareholders and consider director candidates recommended by the Company’s shareholders in accordance with such policy;

●

administering and overseeing, on behalf of the Board, the evaluation process for the overall effectiveness of the Board (including the effectiveness of the Committees and the Board’s performance of its governance responsibilities); and

●	reviewing succession plans prepared by management for all senior management.

The Governance Committee believes in fostering strong governance practices and principles. We believe that we satisfy the applicable principles set forth by a group of leading executives and investors in the 2016 “Commonsense Principles of Corporate Governance” as well as the “Investor Stewardship Corporate Governance Principles.”

The Governance Committee identifies potential director nominees by preparing a candidate profile based upon the current Board’s strengths and needs and through a variety of sources, including by engaging search firms or utilizing business contacts of the Board and senior management. Nominees must meet minimum qualification standards with respect to a variety of criteria including integrity, reputation, judgment, knowledge, experience, maturity, skills and personality, commitment and independence. The Governance Committee may also take into consideration additional factors it deems appropriate, which may include diversity, experience with business and other organizations, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committee thereof.

With feedback from the Board members, members of the Governance Committee initiate contact with preferred candidates and, following feedback from interviews conducted by Governance Committee and Board members, recommend candidates to join the Board. The Governance Committee has the authority to retain a search firm to assist with this process. The Governance Committee considers candidates nominated by shareholders and ensures that such nominees are given appropriate consideration in the same manner as other candidates. Recommendations may be submitted to any member of the Governance Committee pursuant to the procedures set forth below under “Communications with Shareholders and Other Constituencies” by writing to the Company Secretary, c/o Office of the General Counsel, Willis Towers Watson Public Limited Company, 200 Liberty Street, New York, NY 10281.

The Governance Committee is currently composed of James F. McCann (Chairman), Anna C. Catalano and Brendan R. O’Neill. In 2017, the Governance Committee met formally 4 times. After regularly scheduled meetings, the Governance Committee also met in executive session. In addition to holding formal meetings, the Committee members met informally during the course of the year to discuss governance-related matters.

Our Corporate Governance Guidelines and all Board Committee Charters can be found in the “Investor Relations — Corporate Governance” section of our website at www.willistowerswatson.com. Copies are also available free of charge on request from the Company Secretary.

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Corporate Governance (continued)

Non-Employee Director Compensation

In 2017, the Board revised the non-employee director compensation after taking into account, among other things, the Company’s significantly increased size and complexity as a result of the Merger as well as the compensation paid by its peer companies and other similarly situated Irish-domiciled, U.S.-listed companies. As part of this change, the Board rebalanced compensation by increasing the cash and equity retainers for Board service and eliminating any tax reimbursements relating to the Company’s Irish domicile for the 2017 fiscal year and beyond. As part of the rebalancing of pay, the Board also reduced Committee Chairman retainers to be more consistent with peer practices. The Board uses advice from its independent compensation consultant in determining the appropriate levels of director pay.

The below table outlines the fees paid to the non-employee directors for each term of service, with any changes taking effect on April 1, 2017.

All Non-Employee Directors	● $125,000 cash fee (increased from $100,000) and time-based restricted share units equal to $150,000 (increased from $130,000) that vest in full on the 1-year anniversary of the grant date.
Non-Executive Chairman of the Board	● $200,000, payable 50% in equity and 50% in cash, provided that the Non-Executive Chairman may elect to receive the fee 100% in equity
Audit & Risk Committee Chairman	● $25,000† cash fee (decreased from $35,000)
All Other Audit & Risk Committee Members	● $15,000 cash fee
Compensation Committee Chairman	● $20,000† cash fee (decreased from $32,500)
All Other Compensation Committee Members	● $12,500 cash fee
Governance Committee Chairman	● $15,000† cash fee (decreased from $28,000)
All Other Governance Committee Members	● $8,000 cash fee

†	Includes Committee membership fee.

A term of service runs from the date of the Annual General Meeting of Shareholders to the date of the meeting the subsequent year.

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Corporate Governance (continued)

The following table sets forth cash and other compensation paid or accrued to the non-employee directors of Willis Towers Watson during 2017.

	Fees Earned	Share	All Other
Willis Towers Watson	or Paid in Cash	Awards	Compensation	Total
Non-Employee Director	($)	($)(1)	($)(2)	($)
Anna C. Catalano	126,750	150,000	—	276,750
Victor F. Ganzi(3)	146,250	150,000	—	296,250
Wendy E. Lane(4)	156,875	150,000	—	306,875
James F. McCann(5)	191,658	250,000	—	441,658
Brendan R. O’Neill(6)	126,750	150,000	—	276,750
Jaymin B. Patel	131,250	150,000	—	281,250
Linda D. Rabbitt	131,250	150,000	—	281,250
Paul Thomas	133,750	150,000	—	283,750
Jeffrey W. Ubben*	114,063	150,000	—	264,063
Wilhelm Zeller	133,750	150,000	—	283,750

*	Resigned from the Board, effective November 15, 2017.

(1)

On August 14, 2017, each of the non-employee directors received 991 restricted share units (“RSUs”), except for Mr. McCann who received 1,652 RSUs in connection with his Non-Executive Chairman fee. The RSUs vest on August 14, 2018, with the exception of Mr. Ubben’s RSUs which were forfeited in connection with his resignation from the Board. The share award value shown is the full fair value as of the date of grant.

(2)

In connection with the Company’s redomicile to Ireland, the Company agreed to indemnify the directors in the event they may need to pay additional taxes as a result of the redomicile. As discussed above, the Board agreed to eliminate tax reimbursements for the 2017 fiscal year and beyond. In 2017, the Company did not pay any tax reimbursements to directors.

The Company reimburses directors for reasonable travel and related expenses incurred in connection with their participation in Board or Board committee meetings. The Company also hired auditors in Dublin, Ireland to prepare the directors’ Irish 2017 tax returns, whose fees are expected to be less than $50,000 in the aggregate.

(3)	The above fees reflect Mr. Ganzi’s role as the Chairman of the Audit & Risk Committee.
(4)	The above fees reflect Ms. Lane’s role as the Chairman of the Compensation Committee and a member of the Audit & Risk Committee.
(5)	The above fees reflect Mr. McCann’s role as Non-Executive Chairman of the Board and Chairman of the Governance Committee.
(6)

Effective June 7, 2017, Mr. O’Neill served as a board member of Willis Limited, the Company’s principal insurance brokerage subsidiary outside of the United States, pursuant to which he will receive an annual cash fee of £65,000 the first year of his directorship and £50,000 each year thereafter.

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Corporate Governance (continued)

Share Ownership Guidelines

Under our share ownership guidelines, non-employee directors are required to accumulate Willis Towers Watson shares equal to 5 times the directors’ annual cash retainer of $125,000 (i.e., $625,000) within 8 years of (i) their appointment to the board of their respective legacy company (for legacy Willis Group or legacy Towers Watson directors who serve on the Board) or (ii) their appointment to the Board (for all other directors who join the Willis Towers Watson Board after the consummation of the Merger). The threshold dollar amount is intended to ensure alignment with the Company’s long-term strategy and the time period is intended to attract and retain qualified new board members and candidates. Ordinary shares, deferred shares, share equivalents, RSUs and restricted shares count toward satisfying the guidelines, but options to purchase shares do not. Each director is prohibited from transferring these shares until 6 months after he or she leaves Board service (other than to satisfy tax obligations on the vesting/distribution of existing equity awards), but is permitted to transfer any shares in excess of this amount. In the event a non-employee director has not acquired this threshold of shares, he or she is prohibited from transferring any Willis Towers Watson shares (other than to satisfy tax obligations on the vesting/distribution of existing equity awards). In the case of financial hardship, the ownership guidelines may be waived in the discretion of the Compensation Committee until the hardship no longer applies or such other appropriate time as the Compensation Committee determines. Non-employee directors who have served on either of the legacy Willis Group or legacy Towers Watson Board for at least 8 years have satisfied the share ownership guidelines.

The following table sets forth the non-employee directors’ equity ownership as of December 31, 2017.

Non-Employee Director	Shares	RSUs
Anna C. Catalano	4,842	991
Victor F. Ganzi	15,966	991
Wendy E. Lane	5,404	991
James F. McCann	10,645	1,652
Brendan R. O’Neill	10,797	991
Jaymin B. Patel	3,185	991
Linda D. Rabbitt	11,484	991
Paul Thomas	11,060	991
Wilhelm Zeller	6,214	991

For more information regarding the number of shares beneficially owned by each director as of March 27, 2018, see the section entitled “Additional Information — Security Ownership of Certain Beneficial Owners and Management — Directors, Director Nominees, Named Executive Officers and Other Executive Officers.”

The Board’s Role in Risk Oversight

The Company’s management is responsible for the day-to-day management of risks. The Board has delegated to the Audit & Risk Committee through its charter the primary responsibility for the oversight of risks facing the Company. The Audit & Risk Committee’s charter provides that the Committee “shall oversee the Company’s management of material enterprise risks” and provides for, among other things, discussions with management of efforts and strategy to evaluate and manage the Company’s business from a risk perspective, oversight of plans for risk mitigation, and review and recommendations regarding the adequacy of resources for risk management. While the Board’s oversight of risk management primarily is performed by the Audit & Risk Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, the Compensation Committee oversees risks associated with the Company’s compensation practice. The Governance Committee oversees risks associated with the Company’s overall governance and its succession planning process. In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. The Board’s role in risk oversight of the Company is

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Corporate Governance (continued)

consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with those efforts.

Review and Approval of Related Person Transactions

The Company has adopted written policies and procedures governing the review and approval of transactions between the Company and any of its directors or executive officers, director nominees, any security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities or their immediate family members (each, a “Related Person”) to determine whether such persons have a direct or indirect material interest. The Company’s directors, director nominees and executive officers complete an annual director and officer questionnaire, which requires the disclosure of Related Person transactions. In addition, directors, director nominees and executive officers are obligated to advise the Audit & Risk Committee of any Related Person transaction of which they are aware, or become aware, and, in the event that any such transactions involve difficult or complex issues, the directors and executive officers are obligated to advise the General Counsel. Further, transactions that are determined to be directly or indirectly material to a Related Person are disclosed in the Company’s Proxy Statement or Annual Report on Form 10-K in accordance with SEC rules. The Audit & Risk Committee reviews and approves or ratifies any Related Person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the Audit & Risk Committee considers, among other factors it deems appropriate:

●	the position within or relationship of the Related Person with the Company;
●	the materiality of the transaction to the Related Person and the Company, including the dollar value of the transaction, without regard to profit or loss;
●

the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;

●	whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the Company offers generally to persons who are not Related Persons;
●	whether the transaction is in the ordinary course of the Company’s business and was proposed and considered in the ordinary course of business; and
●

the effect of the transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

Any member of the Audit & Risk Committee who is a Related Person with respect to a transaction under review may not participate in the deliberations or vote regarding the approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting at which the Audit & Risk Committee considers the transaction.

2017 Related Person Transactions under Item 404 of Regulation S-K

No transactions are required to be disclosed under Item 404 of Regulation S-K.

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Corporate Governance (continued)

Environmental, Social and Governance Commitments

Our clients, colleagues and other stakeholders expect us to conduct our business with integrity and in an environmentally and socially responsible manner with the highest ethical standards. We take these expectations seriously and have embraced principles that are aligned with our business priorities, are consistent with our commitment to ethical and sustainable practices and demonstrate our respect for those communities in which we operate across the globe. Accordingly, we are committed to:

•

Demonstrating that we are a responsible and ethical business partner by conducting our business based on our Code of Conduct and our Company values, which emphasize managing all relationships with fairness, decency and good citizenship.

•

Partnering with our clients and communities to help address their social and economic challenges. For example, we participate in the Insurance Development Forum, a public/private partnership led by the insurance industry and international organizations (such as the United Nations and the World Bank) that aims to optimize and extend the use of insurance and its related risk management capabilities to build greater resilience and protection for people, communities, business, and public institutions that are vulnerable to disasters and their associated economic shocks.

•

Enabling our colleagues to reach their full potential by fostering a culture of mutual respect and security, an inclusive and diverse work environment, an array of professional development opportunities, safe working conditions and fair hiring and labor standards. Each year our leaders cascade diversity and inclusion-focused objectives through the organization, and we continue to look for ways to ensure an objective and fair process that mitigates human biases in all of our talent programs and processes. Highlights of our inclusion and diversity activities include:

o

Globally: Our Inclusion and Diversity team, Multicultural Inclusion Network and Talent Acquisition teams partner with the International Association of Black Actuaries and other organizations to source diverse talent.

o

In the U.S: Talent Management magazine acknowledged our Developing Inclusive Behaviors learning framework for being “exceptional” and a “best practice” and we have been recognized by the Human Rights Campaign Foundation as a “Best Place to Work” for LGBT+ equality.

o	In the U.K.: Willis Towers Watson is a member of Stonewall’s Diversity Champions program, an employers' forum for sexual orientation and gender identity equality.
•

Strengthening our communities through philanthropic activities, including Matching Gifts and Volunteer Day Programs that provide our colleagues with paid opportunities to volunteer their time and amplify their charitable giving through gift matching.

•

Minimizing our environmental impact and carbon emissions through improvements to energy efficiency in our operations, reducing our need for business travel, promoting recycling, minimizing the waste we send to landfill, purchasing environmentally-responsible office supplies and encouraging our colleagues to adopt environmentally-responsible habits.

•

We have also participated in resilience and sustainability initiatives, including Climate Bonds Partners Program, ClimateWise, United Nations Environment Programme Finance Initiative North American Task Force, UNEP Enquiry into a Sustainable Financial System, U.K. Government’s Green Finance Task Force, Global Innovation Lab for Climate Finance, Natural Environmental Research Council in the U.K., Royal Society Working Group on Resilience to Climate and Extreme Events, Initiative for Global Environmental Leadership, and The Nature Conservancy and Sustainability Leadership Forum.

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Corporate Governance (continued)

Code of Conduct

We have adopted a Code of Conduct applicable to all our directors, officers and employees, including our CEO, the CFO, the Principal Accounting Officer and all those involved in the Company’s accounting functions. Our Code of Conduct can be found in the Investor Relations — Corporate Governance section of our website at www.willistowerswatson.com. It is also available free of charge on request from the Company Secretary, c/o Office of the General Counsel, Willis Towers Watson Public Limited Company, 200 Liberty Street, New York, NY 10281. We intend to post on our website any amendments to, or waivers of, a provision of its Code of Conduct in accordance with Item 406 of Regulation S-K.

Communications with Shareholders and Other Constituencies

The CEO is responsible for establishing effective communications with the Company’s stakeholder groups, including shareholders, the press, analysts, clients, suppliers, governments and representatives of the communities in which it operates. It is the policy of the Company for the CEO to appoint individuals to communicate and interact fully with these stakeholders. The Chairman or another spokesperson chosen by the Board will speak for the Board when the Board determines it is appropriate for the Board to have a distinct and separate spokesperson. Often the Board will look to senior management to speak for the Company; however, the Board is also committed to engaging with shareholders to promote open and sustained dialogue in a manner consistent with the Company’s communications policies and procedures.

The Company frequently engages with shareholders regarding the Company’s business and governance matters. Our shareholder outreach program is designed to foster communication channels for both governance and compensation-related issues and to discuss any questions or concerns our shareholder may have. During the spring and fall of each year, we reach out to many of our shareholders. Over the course of the 2017 proxy season, we reached out to shareholders representing approximately 70% of our outstanding shares, with shareholders holding over 60% responding in some manner to the outreach. In the off-season, we reached out to shareholders representing approximately 60% of our outstanding shares, with shareholders representing approximately 40% responding in some manner to the outreach. The Governance and Compensation Committees are both involved in the outreach program, in some instances with directors joining the conversations, and discuss any significant feedback. For further information regarding the Company’s shareholder engagement, see “Executive Compensation: Compensation Discussion and Analysis — Executive Summary — Shareholder Outreach and Say-on-Pay Vote.”

Non-employee directors are not precluded from communicating directly with shareholders or other constituencies about Company matters, although directors are expected to coordinate with the Chairman and senior management before doing so. An interested person may communicate with independent directors or the non-management directors as a group by writing to the Company Secretary who will forward the communication to the director(s) to which it is addressed:

The Company Secretary

c/o Office of General Counsel

Willis Towers Watson Public Limited Company

200 Liberty Street, New York, NY 10281

All communications should include the following information:

●	if the person submitting the communication is a security holder, a statement of the type and amount of the securities of the Company that the person holds;
●	if the person submitting the communication is not a security holder and is submitting the communication as an interested party, the nature of the person’s interest; and

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Corporate Governance (continued)

●	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Please note that communications may be shared with Company management.

Please see the section “Additional Information — Shareholder and Other Proposals for the 2019 Annual General Meeting” at the end of this Proxy Statement for shareholders seeking to present a proposal for inclusion in the Company’s proxy materials for the 2018 Annual General Meeting of Shareholders.

Vote Required for Special Meetings

Shareholders holding 10% of the Company’s share capital have the ability to convene a special meeting.

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Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit & Risk Committee, to Fix the Independent Auditors’ Remuneration

For the fiscal year ending December 31, 2018, the Willis Towers Watson Audit & Risk Committee approved, and the Board ratified, the appointment of (i) Deloitte & Touche LLP, Independent Registered Public Accounting Firm, to audit the financial statements of Willis Towers Watson and (ii) Deloitte LLP, Statutory Auditor, to audit the Irish Statutory Accounts of Willis Towers Watson. Deloitte & Touche LLP and Deloitte LLP are the respective U.S. and U.K. member firms of the Deloitte Touche Tohmatsu Limited network.

We are seeking ratification of both of these appointments in a non-binding advisory vote from our shareholders at the 2018 Annual General Meeting of Shareholders. We are not required to have our shareholders ratify the appointments of our independent auditors, but we are nonetheless doing so because we believe it to be a matter of good corporate practice. If our shareholders do not ratify the appointments, it will be regarded as notice to the Board and the Audit & Risk Committee to consider selecting different firms. Even if the appointments are ratified, the Audit & Risk Committee may select different independent auditors at any time if it determines that such selections would be in the best interest of Willis Towers Watson and our shareholders.

The Board unanimously recommends that you vote, on a non-binding advisory basis, “FOR” the ratification of the appointment of (i) Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm and (ii) Deloitte LLP as the Company’s Statutory Auditor for the Irish Statutory Accounts; and, on a binding basis, the authorization of the Board, acting through the Audit & Risk Committee, to fix the independent auditors’ remuneration.

A majority of the votes cast by shareholders at the 2018 Annual General Meeting of Shareholders is required for the proposals. We expect that one or more representatives of Deloitte & Touche LLP and Deloitte LLP will be present at the 2018 Annual General Meeting of Shareholders. Each of these representatives will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to appropriate questions.

The Audit & Risk Committee reviews the auditors’ independence and performance in deciding whether to retain them or engage different independent auditors. In the course of this review, the Committee considers, among other things, the auditors’:

●	independence;
●	historical and recent performance on the audit;
●	capability and expertise in handling the breadth and complexity of our worldwide operations; and
●	the appropriateness of fees for audit and non-audit services.

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Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit & Risk Committee, to Fix the Independent Auditors’ Remuneration (continued)

Fees Paid to the Independent Auditors

The following fees have been, or will be, billed by Deloitte & Touche LLP or its respective affiliates for professional services rendered to Willis Towers Watson for the fiscal years ended December 31, 2017 and December 31, 2016 ($ in thousands).

	2017	2016
Audit fees(1)	$15,294	$17,180
Audit-related fees(2)	2,301	1,445
Tax fees(3)	231	353
All other fees(4)	9	120
Total fees	$17,835	$19,099

(1)

Fees for the audits of annual financial statements of Willis Towers Watson, reviews of the financial statements included in the quarterly reports for that fiscal year and statutory audits for subsidiary undertakings.

(2)

Fees for assurance and audit-related services that are traditionally performed by the Company’s independent auditor, such as employee benefit plan audits, review of SEC filings and attest services not required by statute or regulation.

(3)	Tax fees comprise fees for various tax compliance, consultation and planning services.
(4)	All other fees includes other permitted services, which in 2017 primarily consisted of research subscription-based fees and presentations, and in 2016, related to other regulatory reviews.

Audit & Risk Committee Pre-approval Process

The Audit & Risk Committee has adopted a policy regarding the pre-approval of services provided by the Company’s independent auditors, which can be found in the Investor Relations — Corporate Governance section of the Company’s website at www.willistowerswatson.com. This policy requires all services provided by the Company’s independent auditors, both audit and permitted non-audit services, to be pre-approved by the Audit & Risk Committee or the Chairman of the Audit & Risk Committee or, in his absence, any other member of the Committee. The pre-approval of audit and permitted non-audit services may be given at any time before the commencement of the specified service. The decisions of a designated member of the Audit & Risk Committee shall be reported to the Audit & Risk Committee at each of its regularly scheduled meetings.

The Audit & Risk Committee approved all services described in the “Fees Paid to the Independent Auditors” section above in accordance with this policy.

Audit & Risk Committee Report

The Audit & Risk Committee is composed of 4 non-executive directors: Victor F. Ganzi (Chairman), Wendy E. Lane, Paul Thomas and Wilhelm Zeller. The Audit & Risk Committee Chairman is an independent audit committee financial expert, as defined by Regulation S-K, and all Audit & Risk Committee members are considered to be financially sophisticated under NASDAQ listing standards in view of their respective financial expertise. The Audit & Risk Committee operates under a Charter, which is described in detail under “Corporate Governance — Willis Towers Watson Board Committees.”

Among its other responsibilities described in its Charter referenced above, the Audit & Risk Committee assists the Board in its oversight of the quality and integrity of the Company’s financial reporting, internal

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Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit & Risk Committee, to Fix the Independent Auditors’ Remuneration (continued)

controls, financial management processes and risk management at the Company and subsidiary level. The Audit & Risk Committee’s focus on risk includes, among other items, business, regulatory and major financial risk exposures and the steps management has taken to monitor and control such risks. Executive management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with U.S. generally accepted accounting principles (“GAAP”). With respect to compliance, the Audit & Risk Committee discusses with the Chief Compliance Officer the compliance and regulatory risks of the Company, and receives a report outlining the main activities of the compliance function, material regulatory interactions review, progress against the annual compliance plan and the adequacy of resources.

In the performance of its oversight function, the Audit & Risk Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2017, with management and the independent auditors. These discussions included the quality, the clarity of the disclosures and the appropriateness of the accounting principles and underlying estimates and other communications required to be discussed under Public Company Accounting Oversight Board standards. The Audit & Risk Committee has also discussed with the auditors, the auditors’ independence from Willis Towers Watson and its management, including the written disclosures and the report received from the auditors regarding the auditors’ communications with the Audit & Risk Committee concerning independence as required by the Public Company Accounting Oversight Board in Rule 3526, Communication with Audit & Risk Committees Concerning Independence. The independent auditors and the Company’s internal auditors had full access to the Audit & Risk Committee, including at regular meetings without management present.

It is not the duty or responsibility of the Audit & Risk Committee to conduct auditing or accounting reviews or procedures. In performing their oversight function, members of the Audit & Risk Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit & Risk Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with GAAP or that the financial statements are presented in accordance with GAAP.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities referred to above, the Audit & Risk Committee agreed that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC.

Submitted by the Audit & Risk Committee of the Board of Directors of Willis Towers Watson
Victor F. Ganzi (Chairman), Wendy E. Lane, Paul Thomas and Wilhelm Zeller

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Proposal No. 3: Advisory (Non-binding) Vote on Named Executive Officer Compensation

Recognizing that executive compensation is an important matter for our shareholders, and in accordance with SEC rules, we are asking our shareholders to approve an advisory resolution on the compensation of our named executive officers as disclosed in this Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, policies and practices as described in this Proxy Statement. Although the voting results are not binding, the Board and the Compensation Committee will take into account the results of the vote when considering future executive compensation arrangements.

We encourage our shareholders to read the Compensation Discussion and Analysis, which immediately follows this proposal. The Compensation Discussion and Analysis describes in more detail our executive compensation program and related policies and practices and explains the decisions the Compensation Committee has made under this program and the factors considered in making those decisions. We also encourage our shareholders to review the 2017 Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers.

Accordingly, we ask our shareholders to vote “FOR” the following resolution, which requires the affirmative vote of a majority of the votes cast:

“RESOLVED, that the shareholders of Willis Towers Watson Public Limited Company approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2018 Annual General Meeting of Shareholders in accordance with the SEC’s rules, including in ‘Executive Compensation: Compensation Discussion and Analysis,’ ‘Compensation Tables — Summary Compensation Table’ and related tables and disclosure.”

The Board of Directors unanimously recommends a vote “FOR” the advisory (non-binding) resolution approving the overall executive compensation of Willis Towers Watson’s named executive officers, described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

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Executive Compensation: Compensation Discussion and Analysis

Executive Summary

Overview

The Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy and provides an overview and analysis of (i) our compensation programs and policies for our named executive officers (or “NEOs”); (ii) the material compensation decisions made by the Compensation Committee under those programs and policies as reflected in the executive compensation tables that appear following this CD&A; and (iii) the material factors that the Compensation Committee considered and the process it utilized in making those decisions.

The 2017 NEOs, as defined under applicable SEC rules, include:

•	John Haley (CEO)
•	Michael Burwell (CFO)
•	Roger Millay (Former CFO)
•	Todd Jones (Head of Corporate Risk & Broking)
•	Gene Wickes (Head of Benefits Delivery & Administration)
•	Julie Gebauer (Head of Human Capital & Benefits)

The Merger between legacy Willis Group and legacy Towers Watson created a leading global advisory, broking and solutions company with nearly double the revenue and number of employees compared to the prior legacy companies. For 2016, the Compensation Committee focused on the CEO’s compensation, completing a detailed assessment and providing a three-year employment agreement (as discussed below), because the Board believes that Mr. Haley’s services were critical to achieving the effective integration of the two legacy companies and effecting the Merger’s intended benefits. With respect to the other NEOs and executive officers, the Committee determined that the 2016 fiscal year would be treated mainly as a transitional period and largely maintained legacy company target total compensation levels, but with annual short-term incentive (“STI”) awards and long-term incentive (“LTI”) awards with performance goals similar to Mr. Haley’s.

In 2017, the Compensation Committee focused on aligning the other NEOs’ total compensation levels among each other as well as in the Company’s peer group. In addition, the Compensation Committee sought to continue to align the NEOs’ interests with the business strategy and shareholder interests to achieve the Merger objectives established in 2016. Accordingly, the Committee adjusted certain performance metrics for the 2017 STI awards.

2017 Business Highlights

At the close of the second year since the completion of the Merger, the Company remained focused on implementing its three-year integration plan and has continued to progress toward those goals with strong performance in all businesses.

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Executive Compensation: Compensation Discussion and Analysis (continued)

During 2017, the Company:1

•

generated annualized total shareholder return (assuming dividend reinvestment) of 25.0% over the prior year and 11.2% over the prior two years since the Merger (beginning on January 5, 2016, the first day of trading of Willis Towers Watson shares);

•

generated revenues of $8.2 billion - or an increase of 4% (4% increase constant currency, 5% increase organic) - as compared to revenues for the same period in the prior year; generated adjusted revenues of $8.2 billion - or an increase of 3% (4% increase constant currency, 4% increase organic), as compared to adjusted revenues for the same period in the prior year;

•	produced net income of $592 million or 7.2% of revenues, versus net income of $438 million or 5.6% of revenues for the same period in the prior year;
•	achieved adjusted EBITDA of $1.9 billion or 23.2% of total revenues, versus adjusted EBITDA of $1.8 billion or 22.3% of adjusted revenues for the same period in the prior year;
•

reported diluted earnings per share (“EPS”) of $4.18, representing a 38% increase from the prior year, attributable, in part, to a tax benefit resulting from the Tax Cuts and Jobs Act (“U.S. Tax  Reform”), and adjusted diluted EPS of $8.51, representing a 7% increase from the prior year; and

•

returned $986 million cash to shareholders (representing an increase of 66% over 2016) through cash dividends of $277 million and share repurchases of $709 million (which also mitigate the potential dilutive effect of equity-based awards), taking into account the $177 million relating to the share cancellation resulting from the shareholder appraisal litigation settlement.

The actual results for 2017 nearly achieved the stretch performance objectives established for our NEOs for the year. As a result, the enterprise component of our NEOs’ STI awards paid out at 99.2% of target for the year and our NEOs’ overall awards ranged from 96.1% to 110.4% of the target award when also taking into account business segment, functional and individual performance factors.

2017 NEO Pay at a Glance

Total direct compensation for our NEOs consists of base salary, STI awards and LTI awards based on performance.

NEO	2017 Base Salary	2017 STI Award (3)	2017 LTI Award (4)	2017 Total Direct Compensation
Mr. Haley (1)	$1,200,000	$2,480,640	‒ (1)	$3,680,640 (1)
Mr. Burwell (2)	$187,500	$946,875	$1,500,000	$2,634,375
Mr. Jones	$725,000	$871,088	$1,087,500	$2,683,588
Mr. Wickes	$650,000	$574,288	$975,000	$2,199,288
Ms. Gebauer	$650,000	$598,689	$975,000	$2,223,689
Mr. Millay (Former CFO) (5)	$497,500	‒	$1,170,000	$1,667,500
(1)	In connection with the Merger, in 2016, Mr. Haley received a front-loaded equity award with an annualized value of approximately $8.2 million, which would result in an annualized total direct

[1]

Adjusted constant currency and organic measures set forth above are not prepared in accordance with GAAP. See pages 62-70 of our Annual Report on Form 10-K, filed with the SEC on February 28, 2018, for a reconciliation of GAAP to non-GAAP figures.

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Executive Compensation: Compensation Discussion and Analysis (continued)

compensation amount of approximately $11.9 million; the award was designed to create strong incentives in support of the integration and related business goals. As a result, Mr. Haley did not receive a 2017 LTI award and will not receive a 2018 LTI award.

(2)

Mr. Burwell joined the Company in October 2017. His annual base salary is $750,000. As an inducement to join the Company, he was entitled to receive a minimum of the full-year target amount for his 2017 STI award and his 2017 LTI award. He also received a sign-on bonus of $1,450,000 (not reflected in the table above), which is subject to repayment if he voluntarily leaves the Company’s employ or is terminated with cause within the first 12 months. The sign-on bonus and a portion of his 2017 incentive awards were to partially offset significant foregone retirement benefits from his over-30-year tenure at his prior company and were determined in relation to his prior compensation package and competitive market data.

(3)	For all NEOs other than Mr. Millay, the 2017 STI awards above reflect payouts ranging from 96.1% to 110.4% of 2017 STI award target.
(4)

All of the NEOs’ 2017 LTI awards are 100% performance-based equity and range from 150% to 200% of their 2017 base salaries. The LTI award values above reflect the grant date target value of the awards. For LTI award grant date fair values reflecting probable performance, see “Compensation Tables — Summary Compensation Table.”

(5)	Mr. Millay did not receive a 2017 STI award and forfeited his 2017 LTI award upon his departure from the Company on October 2, 2017.

For information regarding NEO pension benefits, see the section entitled “Executive Compensation: Compensation Discussion and Analysis ― Our Executive Compensation Program in Detail ― Retirement and Savings Plans.”

CEO Compensation

Mr. Haley is in the second year of a three-year employment agreement entered into in 2016 following the Merger, which agreement resulted from the Compensation Committee’s detailed assessment of Mr. Haley’s compensation and their approval of the package, which was also ratified by the Board. Mr. Haley’s employment agreement, which was designed to retain his services through a meaningful period post-Merger, set his compensation for the three-year period to create strong incentives for Mr. Haley to deliver on the revenue and earnings growth and shareholder value creation opportunities created by the Merger. No changes to his compensation were made in 2017. Key terms of Mr. Haley’s 2016 employment agreement include:

•	an annual base salary of $1.2 million;
•	a target annual cash STI award of 200% annual base salary with a maximum opportunity equal to 350% annual base salary; and
•

a three-year front-loaded 100% performance-based equity incentive compensation award in 2016 with a grant date target value of approximately $24.6 million (or approximately $8.2 million annualized), consisting of a performance-based restricted share unit award (“PSU Award”) and a supplemental performance-based restricted share unit award (“Supplemental Award”) intended to constitute a single award and be viewed in tandem, as follows:

o

the PSU Award with a target amount of 225,000 performance-based restricted share units (“PSUs”) plus reinvested dividend equivalents (with a maximum opportunity equal to 200% of such units) based on the satisfaction of certain performance goals over a three-year period, ending December 31, 2018; and

o

the Supplemental Award which was also made to provide additional upside on the PSU Award for extraordinary performance warranting payouts greater than 200% of target and up to an aggregate 350% maximum payout, based on achieving significantly higher

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Executive Compensation: Compensation Discussion and Analysis (continued)

performance goals than the PSU Award. At the time the PSU Award was granted, the Board intended to grant the Supplemental Award to Mr. Haley, but it was made at a subsequent time based on share availability under the Company’s equity plans and for Company tax planning purposes. The Supplemental Award was granted under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), which was approved by the Company’s shareholders at the 2016 Annual General Meeting of Shareholders. Shareholders were informed at the 2016 Annual General Meeting that the grant of the Supplemental Award was subject to their approval of the amendment to the 2012 Plan.

As stated above, Mr. Haley did not receive a 2017 LTI award. His 2016 front-loaded award is the only equity compensation that will be awarded to him for fiscal years 2016, 2017 and 2018. The Compensation Committee decided upon a front-loaded award to emphasize the critical importance of executing on the consolidation and synergy plan over the initial three-year period following the Merger. The front-loaded equity award cliff-vests at the end of the thee-year performance period and is tied to challenging adjusted diluted EPS and total shareholder return (“TSR”) objectives. The EPS goal in Mr. Haley’s equity awards is consistent with what the Company expressed in 2016 as its EPS goal at the end of the three-year Merger integration period.

Based on his compensation package, his target total direct compensation (including the annualized value of his front-loaded equity award) is nearly 90% performance-based, reflecting the strong pay-for-performance orientation of the Committee. The Committee continues to believe that a front-loaded award with a strong upside potential tied to performance will motivate and retain Mr. Haley during his initial three-year employment period to achieve the Merger goals within that period.

In connection with the design of Mr. Haley’s compensation package post-Merger, the Committee targeted the 75th percentile pay positioning relative to the peer group, based on the significant “at-risk” structure of Mr. Haley’s compensation and the Committee’s belief that this positioning is appropriate for the size and scope of the organization and Mr. Haley’s long experience and prior track record as CEO. In particular, the Committee referenced the target pay levels for the CEOs of Aon plc and Marsh & McLennan Companies, Inc. (based on prior year publicly disclosed compensation data), as these two companies represent our most direct competitors. At the time of the grant and when assessed again by the Committee in 2017, Mr. Haley’s target total direct compensation (including the annualized portion of his LTI award) was significantly less than the target total direct compensation of the CEOs of Aon plc and Marsh & McLennan Companies, Inc. Moreover, the compensation is not “locked in” to the 75th percentile of compensation. Ultimately, payouts will depend on share price and performance thresholds being met and, further, peer group pay levels may also increase over time.

Shareholder Outreach and Say-on-Pay Vote

The Company values the input of shareholders and frequently engages with shareholders regarding the Company’s business, compensation and governance matters. We reach out to our largest shareholders throughout the year. The purpose of our outreach is to enhance communication on governance and compensation-related issues and discuss any concerns or questions shareholders may have.

Over the course of the 2017 proxy season, we reached out to shareholders holding approximately 70% of the outstanding shares, with shareholders holding over 60% of the outstanding shares responding to the outreach. The focus of our proxy season outreach was to discuss Mr. Haley’s $24.6 million front-loaded performance-based equity award (or approximately $8.2 million on an annualized basis) granted in 2016. Among other things, we discussed with shareholders the valuation and front-loaded nature of Mr. Haley’s equity award, that the Supplemental Award grant is strictly additional upside on the original grant and should not be valued “in addition to” the base grant, our strong pay-for performance philosophy and that Mr. Haley would not receive another equity award for 2017 or 2018. Shareholders were familiar with Mr. Haley’s employment contract as a result of our public disclosure and previous shareholder outreach and in general were either supportive of the Company’s compensation package or did not raise significant concerns. They

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Executive Compensation: Compensation Discussion and Analysis (continued)

understood that the equity award is 100% performance-based with a three-year cliff-vesting, and that it is directly linked to the Merger’s success, reflecting the scope and complexity of our post-Merger objectives. None of the equity will vest if there is below threshold performance.

Our Say-on-Pay proposal to approve the NEOs’ compensation received approximately 85.6% of the votes cast in favor.

During the fall of 2017, we reached out to shareholders holding approximately 60% of the outstanding shares, with shareholders holding over 40% of the outstanding shares responding to the outreach. Again, our shareholders generally did not raise any fundamental concerns with our governance practices or compensation program.

We review the results of our outreach efforts with both the Governance Committee and the Compensation Committee. As a result of our strong shareholder support for our compensation plans and following our outreach discussions, the Compensation Committee did not make material changes to the compensation structure. The Committee will continue to consider shareholder feedback, among other factors, as it evaluates compensation programs in the future.

Summary of Our Executive Compensation Practices

The Company developed and maintains the comprehensive compensation and governance framework that is shown below and that we believe is aligned with market practices and standards.

What We Do:

✓	Annual “say-on-pay” vote (as recommended by the Board and management and as supported by a majority of shareholders).
✓	Independent compensation consultant selected and overseen by the Compensation Committee.
✓	A substantial majority of total compensation for executives tied to performance.
✓	All equity awards for executive officers are subject to performance-based vesting requirements.
✓	Dividend equivalents accrued on PSUs are only paid if and when the underlying shares vest.
✓	Compensation recoupment policy applicable to executive officers’ cash and equity incentive awards, significantly expanded in 2017.
✓	All LTI awards subject to double-trigger vesting upon change of control.
✓	Minimal perquisites for executives.
✓	Significant share ownership guidelines enhanced in 2017 for executive officers and non-employee directors.
✓	Compensation Committee oversight of risks associated with compensation policies and practices.
✓	Additional time-based vesting requirement after performance under LTI award is achieved.

What We Don’t Do:

x	No backdating of share options and no option repricing without shareholder approval.
x	No excise tax gross-ups.
x	No share reserve automatic replenishment (evergreen) provision in any share-based plans.
x	No hedging or pledging of Company shares.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Our Executive Compensation Program in Detail

Our Pay Philosophy

The main objectives of the Company’s executive compensation program are to attract, motivate and retain highly qualified executives and align their interests with our strategy of maximizing shareholder value. In addition, the Compensation Committee believes it is important for the Company’s executive officers’ interests to be aligned with each other to drive profitable growth and realize cost and revenue synergies from the Merger. The Committee continues to consider all relevant external and internal factors in determining NEO compensation, including the two legacy companies’ historical pay practices which substantially differed from one another.

The Committee has placed an emphasis on variable pay; 90% of Mr. Haley’s target total direct compensation is performance-based and, on average, 73% of the other NEOs’ target total direct compensation is variable. The Committee does not have an explicit pay positioning strategy relative to market, but rather evaluates a number of factors, including role, tenure, experience, contribution and performance, among other factors, in determining appropriate target pay opportunities.

Components of the Named Executive Officers’ 2017 Compensation

Type	Component	Objective	Additional Detail
Variable Compensation	Short-Term Incentive Awards

●  Incent and reward the NEOs for their contribution in generating exceptional performance, both financially and strategically at the (i) enterprise level, (ii) business segment or corporate function level (as applicable) and (iii) individual level

●  Reward high-performing executives for successful execution of performance objectives

●  Provide annual performance-driven compensation

●  Enterprise and business segment performance is measured against budgeted revenue and profit metrics which the Committee believes are key drivers of shareholder value creation:

–     Total Adjusted Revenues

–     Adjusted Net Income

–     Adjusted Operating Income

●  Payouts determined using STI sliding scales that correlate performance and payout

●  Paid entirely in cash

Long-Term Incentive Awards

●  Align NEOs’ interests with those of our shareholders while including an enterprise line-of-sight metric

●  Incent long-term decision making and meaningful value creation

●  Reward exceptional performance for executive officers

●  Retain high-performing executives

●  Grants under the 2017 LTI Program made 100% in the form of PSUs

●  The 2017 LTI Program includes a multi- year performance period to better align pay with long-term performance

●  Earned PSUs will be determined based on:

–     Adjusted Diluted EPS

–     TSR

●  Dividends accrue on PSUs in the form of additional shares but are only payable to the same extent and at the same time the underlying shares vest

	Base Salary	● Provide market-competitive fixed pay reflective of an executive’s role, responsibilities, and individual performance ● Attract and retain highly talented executives	● Salary adjustments made only to reflect changes in responsibilities or when market or internal conditions warrant
Fixed Compensation	Pension Benefits	● For NEOs in the U.S., encourages sustained service and retention and provides future retirement security ● Qualified and non-qualified defined benefit plans utilizing stable value plan formula

●  Applies primarily to executive officers in the U.S.

●  In 2017, a new non-qualified plan was adopted that allows for participation by U.S. employees of both legacy companies and provides an opportunity for participants to receive equity

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Executive Compensation: Compensation Discussion and Analysis (continued)

Base Salary

The Compensation Committee strived to set base salary at a competitive level in the relevant markets in which its executive officers operate. The Committee does not normally grant annual merit increases to executives. In line with the Committee’s compensation philosophy, exceptional performance by the executive officers is generally rewarded through STI and/or LTI awards and not through base salaries. Adjustments to base salaries are made by the Compensation Committee to reflect changes in responsibilities or when competitive market or internal conditions warrant. In 2017, none of the NEOs received an increase to their base salary.

Short-Term Incentive Compensation

STI awards are an integral component of the NEOs’ total compensation and are based on specific enterprise financial results, business segment financial results or corporate function performance, and individual executive officer performance against strategic objectives. They are intended to deliver exceptional pay for exceptional performance and provide a well-timed link between recent performance and individual compensation.

Each NEO is eligible to receive an annual STI award expressed as a percentage of his or her base salary. In 2017, the Compensation Committee established STI target ranges for each executive officer role within the Company which, as described below, generally reflects pre-existing STI targets. The Committee permitted certain executives, such as Mr. Jones, to maintain STI targets outside of the ranges as a result of any pre-existing arrangement or applicable legal restriction.

Executive Officer Role	Target STI (% of Base Salary)
CFO	125%
Business Segment Heads	80-90%
Geography Heads	80-100%
Function Heads (excluding CFO)	80%

In 2017, the Committee reviewed the executive officers’ total compensation after reviewing external market data and internal equity comparisons and adjusted the overall pay mix for certain individuals. For the following NEOs, the Committee adjusted the overall pay mix as follows:

•	decreased Mr. Jones’ STI target from 175% to 125% of his base salary and increased his LTI target from 140% to 150% of his base salary;
•	maintained Mr. Wickes’ STI target of 80% and increased his LTI target from 140% to 150% of his base salary;
•	increased Ms. Gebauer’s STI target from 80% to 90% of her base salary and her LTI target from 140% to 150% of her base salary; and
•	increased Mr. Millay’s STI target from 80% to 100% of his base salary and his LTI target from 160% to 180% of his base salary (both 2017 awards were forfeited upon his departure).

STI compensation is granted under the Senior Management Incentive Plan (the “SMIP”) to the extent NEOs are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Generally, STI awards to the NEOs are approved and, for NEOs who are “covered employees” under Section 162(m), certified by the Compensation Committee.

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Executive Compensation: Compensation Discussion and Analysis (continued)

The following table sets forth the STI awards paid in cash to the NEOs for the fiscal year ended December 31, 2017. The criteria upon which these awards were determined by the Committee are discussed in the sections following the table.

Summary of 2017 STI Awards for NEOs (1)
NEO	2017 Base Salary ($)	STI Target as % of Base Salary	Enterprise Component Blended Performance Result	Business Segment Component Blended Performance Result	Functional Component Performance Result	Individual Component Performance Result	Total 2017 STI Award ($)	Total 2017 STI Award as % of STI Target
Mr. Haley (2)	$1,200,000	200%	99.2%	N/A	N/A	120.0%	$2,480,640	103.4%
Mr. Burwell (3)	$750,000	125%	100.0%	N/A	100.0%	105.0%	$946,875	101.0%
Mr. Jones	$725,000	125%	99.2%	93.8%	N/A	100.0%	$871,088	96.1%
Mr. Wickes	$650,000	80%	99.2%	116.0%	N/A	105.0%	$574,288	110.4%
Ms. Gebauer	$650,000	90%	99.2%	97.5%	N/A	120.0%	$598,689	102.3%

(1)	Mr. Millay left the Company in October 2017. He did not receive a 2017 STI award and forfeited his 2017 LTI award upon his departure.
(2)	Pursuant to Mr. Haley’s employment agreement, he had a maximum payout opportunity of 350% of his base salary.
(3)

Mr. Burwell joined the Company in October 2017. His annual base salary is $750,000. As an inducement to join the Company, he was entitled to receive a minimum of the full year target amount for his 2017 STI award.

2017 NEO Short-Term Incentive Compensation Award Structure

2017 STI Component Weightings

  2017 STI Component Performance Measures

Enterprise Component Financial Performance	Business Segment Component Financial Performance	Functional Component Performance	Individual Component Performance
● 33% Total Adjusted Revenues ● 67% Adjusted Net Income	● 33% Total Adjusted Revenues ● 67% Adjusted Operating Income	Function objectives related to key performance areas	Individual objectives related to key enterprise performance areas

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Executive Compensation: Compensation Discussion and Analysis (continued)

Enterprise Component & Business Segment Component - The financial performance metrics are defined below:

•

Total Adjusted Revenues: Total Revenues adjusted for the fair value adjustment for deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of these transactions. GAAP accounting requires the elimination of this revenue.

•

Adjusted Net Income: Net Income Attributable to Willis Towers Watson adjusted for amortization, restructuring costs, transaction and integration expenses, the fair value adjustment of deferred revenue, gain/loss on disposal of operations, provision for Stanford and other significant litigation, significant pension settlement and curtailment gains and losses, Venezuela currency devaluation, related tax effects of the foregoing, tax effects of internal reorganizations and U.S. Tax Reform, and deferred tax valuation allowance.

•

Adjusted Operating Income: Income from operations adjusted for amortization, transaction and integration expenses, the fair value adjustment of deferred revenue, restructuring costs, provision for Stanford and other significant litigation, and significant pension settlement and curtailment gains and losses. This measure is calculated pre-bonus.

•

These metrics are determined in the same manner for NEOs as those presented in the Company’s Forms 10-Q and 10-K, other than with respect to Adjusted Operating Income, which for compensation purposes is calculated pre-bonus. All STI performance metrics are presented on a “Constant Currency” basis, which represents the year over year change in revenues excluding the impact of foreign currency fluctuations.

The Compensation Committee and management conduct an annual review of the appropriateness of the financial metrics for the STI awards. The Committee selected the above metrics because they believe they are key drivers of increasing cash flow and, therefore, are important constituents of shareholder value creation. The Committee believes adjusted operating income is an appropriate short-term metric because it measures cash-based operating income and encourages appropriate management of expenses. In 2016, the Committee placed a greater emphasis on the short-term profitability metric as the Company and management believed that cost management and profitable growth were the more important factors in the first year of integration following the Merger. In 2017, as the Company was entering its second year of post-Merger integration, the Committee placed an overall greater emphasis on revenue generation as compared to 2016 (increasing the weighting from 20% to 33%) and changed the adjusted operating income metric of the enterprise component to adjusted net income, which the Committee believes more closely aligns to the Company’s Merger-related objectives as it includes financing and tax charges.

In determining performance targets for 2017, the Committee considered the Company’s Merger-related objectives and set challenging but achievable stretch target levels at 100% payout to incent strong financial performance. The financial targets are based on the budget agreed upon by the Board with management. The Committee then sets the financial metric weightings by component and approves the payout grids and individual STI targets. Actual performance for each metric is measured against target performance for the enterprise and business segments and the resulting payout percentage determined using the applicable payout grid is applied to the corresponding portion of each officer’s target annual STI award.

Each component of the annual STI award allows for potential payout opportunity of 0% - 175% of target for NEOs.

The below sections discuss the results for each of the 2017 STI components that were used to determine the NEO 2017 STI awards.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Enterprise Component

For compensation purposes, the total adjusted revenues target was $8,202.7 million (which represented 4% growth over the Company’s 2016 total adjusted revenues) and the adjusted net income target was $1,162.0 million (which represented 7% growth over the Company’s 2016 adjusted net income). In addition, the Committee believed it set very aggressive metrics for the maximum level of financial performance, which would be extremely difficult to obtain but which, if attained, would have resulted in the creation of substantial long-term value.

For compensation purposes, the Company achieved total adjusted revenues of $8,202.2 million. Based on the interpolation of the below total adjusted revenues sliding scale, this produced a performance result of 100.0% for this portion of each of the NEOs’ STI awards. For compensation purposes, the Company achieved adjusted net income of $1,154.7 million. Based on the interpolation of the below adjusted net income sliding scale, this produced a performance result of 98.8% for this portion of each of the NEOs’ STI awards.

Total Adjusted Revenues (33% of Enterprise Component Results)			Adjusted Net Income (67% of Enterprise Component Results)
Total Adjusted Revenues Performance % of Budget	Total Adjusted Revenues ($M)	Performance Result	Adjusted Net Income Performance % of Budget	Adjusted Net Income ($M)	Performance Result
≥ 102.9%	≥ $8,440.6	175%	≥ 115.0%	≥ $1,336.3	175%
100.0%	$8,202.7	100%	100.0%	$1,162.0	100%
97.1%	$7,964.8	90%	92.0%	$1,069.1	85%
94.0%	$7,710.5	50%	85.0%	$987.7	50%
< 94.0%	< $7,710.5	0%	< 85.0%	< $987.7	0%

Based on the application of the above two scales, the blended performance result for the enterprise component performance against the total adjusted revenues and adjusted net income targets was 99.2% of target. For Mr. Burwell, this component was calculated at 100% as a result of his offer letter.

Business Segment Component

The Compensation Committee then reviewed the business segment financial targets established at the beginning of 2017 versus the actual performance against those objectives. The following scales for total adjusted revenues and adjusted operating income were populated with the applicable business segment financial targets.

Total Adjusted Revenues (33% of Business Segment Component Results)		Adjusted Operating Income (67% of Business Segment Component Results)
Total Adjusted Revenues Performance % of Budget	Performance Result	Adjusted Operating Income Performance % of Budget	Performance Result
≥ 102.9%	175%	≥ 115.0%	175%
100.0%	100%	100.0%	100%
97.1%	90%	92.0%	85%
94.0%	50%	85.0%	50%
< 94.0%	0%	< 85.0%	0%

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Executive Compensation: Compensation Discussion and Analysis (continued)

Actual achievement and resulting blended performance results for the NEOs who were business segment leaders in 2017 (Messrs. Jones and Wickes and Ms. Gebauer) were as follows:

Todd Jones, Head of Corporate Risk & Broking
	Budget ($M)	Actual ($M)	Actual as % of Budget	Performance Result
Total Adjusted Revenues	$2,650.0	$2,648.5	99.9%	99.8%
Adjusted Operating Income	$593.2	$564.1	95.1%	90.8%
Corporate Risk & Broking Blended Performance Result:				93.8%

Gene Wickes, Head of Benefits Delivery & Administration
	Budget ($M)	Actual ($M)	Actual as % of Budget	Performance Result
Total Adjusted Revenues	$719.9	$728.6	101.2%	131.1%
Adjusted Operating Income	$174.7	$177.7	101.7%	108.6%
Benefits Delivery & Administration Blended Performance Result:				116.0%

Julie Gebauer, Head of Human Capital & Benefits
	Budget ($M)	Actual ($M)	Actual as % of Budget	Performance Result
Total Adjusted Revenues	$3,217.4	$3,191.8	99.2%	97.3%
Adjusted Operating Income	$993.9	$981.6	98.8%	97.7%
Human Capital & Benefits Blended Performance Result:				97.5%

Functional & Individual Components

The Compensation Committee then considered performance against functional strategic objectives for Mr. Burwell and individual performance against strategic objectives for all of the NEOs. As reflected above, a greater emphasis was placed on financial performance than individual objectives in the design of the NEOs’ STI awards. For the individual and functional component areas, the Committee and Mr. Haley (and, in the case of Mr. Haley, solely the Committee) assessed each of the active NEO’s 2017 strategic performance to be generally at or above target and determined the component payout percentage accordingly. The Committee considered the achievements made by each NEO as follows:

•

Mr. Haley’s successful leadership of the Company through its second year of its three-year integration plan by forming a strong operating management team. Under Mr. Haley’s leadership, the Company executed integration and synergy plans (which included, among other things, restructuring the Corporate Risk & Broking business, achieving the multi-year goal under the Operational Improvement Program, continuing the integration of Gras Savoye, and divesting a number of businesses), and innovated and introduced new products and client solutions and analytics, such as the Company’s Asset Management Exchange.

•

After joining in the fourth quarter of 2017, Mr. Burwell’s rapid acclimation into his new role, developing a strong understanding of the financial drivers of the Company’s businesses, preparing the upcoming annual budget with a more disciplined approach through deep engagement with the business units, and enhancing communication with respect to business performance.

•

Mr. Jones’ focused efforts on client and top talent development and retention, and personal leadership in reinforcing a sales culture, while ensuring continued execution of operational efficiency programs.

•

Mr. Wickes’ significant focus on improving client service and retention, leading the Benefits Delivery & Administration segment to 12% revenue growth from the prior year financial results and achieving segment operating income of $152 million, an increase of 28% over the prior year; and

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Executive Compensation: Compensation Discussion and Analysis (continued)

•

Ms. Gebauer’s strong efforts in building market share and sales, establishing a solid strategy for profitable growth in the health and benefits business and identifying and implementing operating model efficiencies, combined with a strong focus on talent retention and development.

Long-Term Incentive Compensation

LTI compensation is a significant element of our executive officer compensation and is granted in the form of equity awards under the 2012 Plan.

2017 LTI Program for All NEOs other than Mr. Haley

As stated above in the section entitled “Short-Term Incentive Compensation”, the Committee reviewed the NEOs’ total compensation and in the context of external market data and internal equity comparisons, and adjusted the overall pay mix for certain executive officers. As a result, the Committee adjusted the STI targets and/or LTI targets of Mr. Jones, Mr. Wickes, Ms. Gebauer and Mr. Millay. Mr. Jones, Mr. Wickes and Ms. Gebauer had a 2017 LTI target of 150% of his or her respective annual base salary, and Mr. Burwell’s was 200% of his respective annual base salary. Mr. Millay’s 2017 LTI award was forfeited when he left the Company in October 2017.

The 2017 LTI awards were granted to Mr. Jones, Mr. Wickes and Ms. Gebauer on July 20, 2017, and to Mr. Burwell on October 2, 2017. To align management’s and shareholders’ interests, the awards were 100% performance-based in the form of PSUs and were structured similarly to the awards granted under the 2016 LTI Program, including the same adjusted diluted EPS and TSR performance metrics adjusted to reflect the new three-year performance period. The Committee and management conduct an annual review of the appropriateness of the financial metrics for the LTI awards. They determined that, in the second year of integration after the Merger, maintaining adjusted diluted EPS and TSR metrics would keep management’s interests aligned, including with respect to the CEO’s front-loaded equity award.

Earned PSUs will vest on July 20, 2020 after a three-year performance period that runs from January 1, 2017 to December 31, 2019, subject to the continued employment of the NEO during the vesting period. Vested PSUs are payable in Company shares and dividend equivalents will accrue on the PSUs, but are only paid to the same extent and at the same time as the underlying shares vest.

The number of shares that will vest under the award is based on a sliding scale on the achievement of applicable performance targets relating to the Company’s (i) 2019 adjusted diluted EPS (as reported in the Company’s 2019 Form 10-K) and (ii) TSR over the three-year performance period (as defined as (x) the adjusted ending share value minus the beginning share value, divided by (y) the beginning share value determined on a compound annual basis), as set forth in the table below. The adjusted diluted EPS target was set at a level to reflect a significant improvement over performance levels then-projected to be attained in fiscal year 2017 and that were deemed to be difficult to attain assuming strong performance and anticipated economic conditions. The Company has determined that disclosure of the target performance would result in competitive harm.

3-Year Annualized TSR	EPS < Target Performance	EPS = Target Performance	EPS = Maximum Performance
< 8%	0%	50%	100%
8%	25%	75%	125%
10%	50%	100%	150%
20%	200%	200%	200%

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Executive Compensation: Compensation Discussion and Analysis (continued)

Recap of Mr. Haley’s 2016 LTI Award

Mr. Haley did not receive an LTI award in 2017 and will not receive an award in 2018. In 2016, he received a three-year front-loaded 100% performance-based equity incentive award with a target value of approximately $24.6 million (or approximately $8.2 million annualized), consisting of the PSU Award and the Supplemental Award intended to constitute a single award and be viewed in tandem. At the time the PSU Award was granted, the Company intended to grant the Supplemental Award to Mr. Haley with terms and conditions substantially similar to the PSU Award in order to provide a higher maximum payout on the PSU Award, but only upon exceptional Company performance.

Effective February 26, 2016, the Company granted Mr. Haley the PSU Award with a target amount of 225,000 performance-based restricted share units plus reinvested dividend equivalents (with a maximum opportunity equal to 200% of such units). The number of shares that cliff-vest under the award will be based on the achievement of applicable performance targets in the table further below relating to the Company’s (i) 2018 adjusted diluted EPS and (ii) TSR over the period from the grant date (on which the closing price was $112.75) through December 31, 2018.

Effective June 14, 2016, the Company granted the Supplemental Award to Mr. Haley under the 2012 Plan approved by the Company’s shareholders at the 2016 Annual General Meeting of Shareholders. Shareholders were informed at the 2016 Meeting that the grant of the Supplemental Award was subject to their approval of the 2012 Plan. It was made at a subsequent time because the 2012 Plan did not have sufficient share availability at the time the original PSU Award was granted as well as for Company tax planning purposes.

The original PSU Award and the Supplemental Award should be viewed as a single grant. As shown in the table further below, because the Supplemental Award grant is strictly additional upside on the original grant (from 200% to 350% of target), the Committee believes that the Supplemental Award should not be valued in a manner that duplicates the base grant award. The Supplemental Award only vests if the 200% maximum payout (i.e., 450,000 shares) under the original PSU Award is exceeded. The minimum performance hurdle required to begin vesting in the Supplemental Award is a 20% three-year annualized TSR. As the Supplemental Award provides for vesting and payment of shares only upon achievement of superior goals that exceed those for the maximum payout under the original PSU Award, the awards should be viewed as a single grant of 225,000 shares at target with an opportunity to earn in the aggregate up to a 350% maximum payout (i.e., an additional 337,500 shares, for a total of 787,500 shares), upon the achievement of challenging objectives, rather than viewed as two separate awards totaling 450,000 shares.

To further illustrate this concept, below are the tables for the PSU Award (0% - 200% payout) and the Supplemental Award (>200% - 350% payout), which have been combined into a single table to show the number of shares that will vest under Mr. Haley’s 2016 front-loaded equity award (with a target of 225,000 shares) based on the achievement of the adjusted diluted EPS and TSR performance targets.

3-Year Annualized TSR 2018 EPS < $10.10 2018 EPS = $10.10 2018 EPS = $11.50 < 8% 0% 50% 100% 8% 25% 75% 125% 10% 50% 100% 125% 20% 200% 200% 200% 30% 300% 300% 300% 34% 350% 350% 350% Potential Opportunity under PSU Award Potential Opportunity under Supplemental Award

Finally, the actual economics of the award is consistent with a single grant, as is demonstrated both by the nature of the performance hurdles applied to the Supplemental Award and the significant accounting discount (over 90% of face value) applied to the Supplemental Award relative to the share price on the date of grant.

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Executive Compensation: Compensation Discussion and Analysis (continued)

CEO 2016 Front-Loaded Performance-Based Equity Grant Value

	Grant Date	# of Shares Vested at Target Performance	Performance Payout Range (% of Target)	Share Price on Grant Date	Amounts Reported in 2016 Proxy Statement Summary Compensation Table
PSU Award	26-Feb-2016	225,000	0% - 200%	$112.75	$22,251,678
Supplemental Award	14-Jun-2016	0	>200% - 350%	$124.96	$2,389,754
			Total Equity Value:		$24,641,432
			Total Annualized Equity Value:		$8,213,811

In order to further ensure sustainable, continued operational results and to mitigate any risk that the structure of the performance periods would drive performance too narrowly, generally, 50% of any vested shares under the PSU Award and Supplemental Award will be settled on the later of March 15, 2019 and the date Mr. Haley’s employment is terminated, and the other 50% will be settled on the later of March 15, 2020 and the date Mr. Haley’s employment is terminated. This provision requires Mr. Haley to retain a significant portion of the shares earned well beyond the vesting date.

Retirement and Savings Plans

In 2017, Messrs. Haley, Jones, Wickes and Millay and Ms. Gebauer participated in qualified and supplemental non-qualified defined benefit plans sponsored by the Company in the United States. Mr. Burwell was not yet eligible to participate in such plans. The Company’s sponsorship of such plans is consistent with its belief that defined benefit plans continue to represent a crucial and viable means to encourage sustained service with the Company and to provide for the future retirement security of our associates. When the Committee assesses the competitiveness of executive compensation for the Company’s executives, it takes into account the impact of changes in pension value to positioning of total compensation.

Effective July 1, 2017, changes became effective for the Willis Towers Watson Pension Plan for U.S. Employees (“Willis Towers Watson Pension Plan”) (previously named the Towers Watson Pension Plan) and Towers Watson Supplemental Executive Retirement Plan (“Towers Watson SERP”). The Towers Watson SERP was frozen effective July 1, 2017. Eligible employees, including those who were earning benefits under the Willis Towers Watson Pension Plan and Towers Watson SERP as of December 31, 2016, began earning benefits under the Willis Towers Watson Non-Qualified Stable Value Excess Plan for U.S. Employees (“WTW Stable Value Excess Plan”) as of July 1, 2017. This excess plan is a share plan rather than a pension plan.

Legacy Towers Watson employees earning a benefit in the Willis Towers Watson Pension Plan as of December 31, 2016 (i.e., Messrs. Haley, Wickes and Millay and Ms. Gebauer) began earning benefits under a new stable value formula with a lump sum benefit payable at 65 based upon a formula ranging from 11.5% to 15% (depending on credited service) of each year’s covered pay up to the Social Security wage base and from 16.5% to 20% (depending on credited service) of each year’s covered pay in excess of the wage base. Other U.S. employees not earning a benefit in the Willis Towers Watson Pension Plan as of December 31, 2016 (i.e., Mr. Jones) also became eligible to participate in the plan under a separate stable value formula within the Willis Towers Watson Pension Plan. These employees will be eligible for a lump sum benefit payable at age 65 based on a stable value formula with benefits ranging from 9.5% to 12.5% (depending on credited service after January 1, 2017) of covered pay up to the Social Security wage base and ranging from 14.5% to 17.5% of covered pay in excess of the Social Security wage base. Employees not earning a benefit in the plan as of December 31, 2016 are required to make employee contributions of 2% of covered pay to the plan in order to be eligible to participate beginning July 1, 2017.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Prior to the changes above, the Company’s defined benefit plans provided benefits using a stable value formula for service rendered on or after January 1, 2012. Under this formula, the qualified and supplemental non-qualified plans provided each eligible participant with a lump sum benefit payable equal to 15% of each covered year’s pay up to the Social Security wage base, and 20% of each covered year’s pay in excess of the wage base, with pay for these purposes consisting of salary, bonuses and, for non-executives, any overtime wages. The lump sum will be reduced for benefit commencement prior to age 62. Participants in the qualified pension plan may, in most instances, choose to receive the value of their lump sum benefit as an annuity at the time of retirement.

Mr. Burwell will be eligible to participate in the Company’s retirement program, valued at approximately $165,000 annually. In his first year of employment, approximately $106,000 of the value will be provided through RSUs of the Company to reflect the benefits Mr. Burwell will not be eligible to receive due to a required waiting period as defined in the retirement program. In addition, consistent with his qualified pension plan benefits, the Company will vest his non-qualified pension benefits after he has attained five years of service.

For U.S. employees, a 401(k) Plan is available for saving towards retirement pursuant to which matching contributions were made. For U.K. employees, a defined contribution plan is available for new employees: the Willis Stakeholder Pension Scheme was replaced from February 1, 2015 with the Willis Group Personal Pension Plan.

For details of the NEOs’ retirement benefits, see “Compensation Tables — Pension Benefits at 2017 Fiscal Year-End.”

Other Benefits for Named Executive Officers

Non-Qualified Deferred Savings Plan for U.S. Employees

Effective January 1, 2017, the Towers Watson Non-Qualified Deferred Savings Plan was changed to the Willis Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees (the “WTW Deferred Savings Plan”) and was amended to allow for participation by certain colleagues from legacy Willis Group. Messrs. Haley, Jones, Wickes and Millay and Ms. Gebauer all participated in the WTW Deferred Savings Plan in 2017. It is an unfunded deferred compensation plan for select management and other highly compensated associates. The purpose of the WTW Deferred Savings Plan is to provide a select group of associates who contribute significantly to the future success of the Company with a means to defer receipt of a portion of their compensation, and potentially to receive a discretionary matching contribution from the Company. All associate deferrals, and all Company matches, are credited in the form of Company share units and will be paid in Company shares under the 2012 Plan. As a result, the value of the notional account is aligned with the value of the Company’s shares. Payments will be made on the first business day of the month following the date that is six months after the participant’s separation from service.

Employee Welfare Benefit Plans

Our NEOs are eligible to participate in the medical, life insurance and other welfare benefits available to all other associates. There are no special medical plans or other welfare plans for our named executives.

Perquisites

The Company’s Compensation Committee does not believe that providing generous executive perquisites is either necessary to attract and retain executive talent or consistent with its pay-for-performance philosophy. Therefore, other than the benefits described in the “Summary Compensation” table, it did not provide perquisites such as personal use of aircraft, excise tax gross-ups, financial planning services, club memberships or vacation homes to the NEOs.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Compensation Recoupment Policy

Effective November 15, 2017, the Board expanded the existing compensation recoupment policy beyond certain financial restatement situations to cover certain types of detrimental conduct. Under the revised compensation recoupment policy, the Board, or if delegated by the Board, any of its committees or sub-committees, may to the extent permitted by applicable law, recoup any incentive compensation received by a Section 16 officer, as designated by the Company, in the event of a financial restatement or due to detrimental conduct, as described below.

In the case of a financial restatement, the Board may recover up to the amount by which the incentive compensation received exceeds the amount that would have been received if the error had not been made within the three years preceding the date on which the Board determines a financial restatement is required if, in the Board’s judgment and determination, the person engaged in fraud, negligence or other misconduct that contributed to the need for the financial restatement.

In the case of detrimental conduct that, in the sole discretion of the Board, is likely to cause or has caused material financial, operational, or reputational harm to the Company, the Board may recover incentive compensation received by the person during and after the period in which such detrimental conduct occurred. Detrimental conduct consists of:

i.	the commission of an act of fraud, misappropriation or embezzlement in the course of employment;
ii.

the commission of a criminal act, whether or not in the workplace, that in the Board’s sole discretion, constitutes a felony or crime of comparable magnitude that could subject the Company to reputational harm;

iii.	the material violation of a non-compete, non-solicitation, or confidentiality agreement;
iv.

the willful and material breach of a covered person’s obligations under the Company’s Code of Conduct relating to compliance with law or regulations that would give rise to dismissal under the Code of Conduct or termination for cause; or

v.	any act or omission involving willful misconduct that resulted in such covered person’s termination for cause.

The Company will comply with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act once the SEC’s rules are finalized. The current version of the recoupment policy is posted on the Company’s website under “Investor Relations - Corporate Governance – Highlights.”

Executive Officer Share Ownership Guidelines

Effective February 7, 2017, the Committee adopted revised executive share ownership guidelines that replaced the legacy company guidelines:

Position	Multiple
CEO	6.0x Base Salary
Other Executive Officers	3.0x Base Salary

For purposes of meeting the executive officer share ownership guidelines, the related value, based on the average daily share price over the last 30 business days of the Company’s fiscal year of the following shares will be counted: shares owned outright or in a trust for benefit (including shares acquired from equity awards or from share market purchases); shares or units held in broad-based share purchase plans (i.e., the Employee Stock Purchase Plan, U.K. Sharesave); shares held in a 401(k) self-directed brokerage account; shares deemed held in the WTW Deferred Savings Plan; unvested and vested restricted shares or RSUs that are subject to time-based vesting; and unvested earned PSUs. Unvested or vested/unexercised

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Executive Compensation: Compensation Discussion and Analysis (continued)

share options and unvested/unearned PSUs are not counted as shares owned for purposes of the guidelines. Executives are required to retain at least 50% of the net shares received under equity award programs granted following adoption of the policy until the ownership guidelines are met.

Under the guidelines, executives are encouraged to comply with their applicable guideline as soon as practical given their individual circumstances and within five years from the later of (i) February 7, 2017 (the date of adoption of the policy) or (ii) the date of the executive’s hiring or promotion. The failure to comply with or make reasonable progress towards meeting the share ownership guidelines in a timely fashion would result in the executive being required to retain all of the net shares received upon (i) the exercise of options to purchase Willis Towers Watson shares; (ii) the vesting of RSUs; and (iii) the vesting of PSUs, and may impact future grants. The Compensation Committee has interpreted “reasonable progress” for purposes of measuring compliance as looking at an executive’s ownership levels (calculated under the guidelines) compared to ownership levels that would be expected at the relevant stage of the five-year transition period (e.g., 1/5 after the first year).

The NEOs have either satisfied the minimum required share ownership requirements or have made reasonable progress to achieve the ownership guidelines within the prescribed time period.

Anti-Hedging and Anti-Pledging Policies

The Company prohibits directors and executive officers from pledging any Company shares, including by entering into margin accounts, and prohibits all employees from engaging in hedging transactions, including short selling any Company shares, selling shares “against the box” and buying or selling puts or calls relating to Company shares.

Share Award Policy

The Board has a policy governing the granting of options and other share-based awards under the Company’s equity plans.

It is the Company’s policy to neither backdate option grants or other share-based awards to take advantage of a lower share price nor to schedule grants of options or other share-based awards before or after specific events to take advantage of anticipated movements in the price of our shares.

It is also the Company’s policy to grant options with an exercise price no less than the closing sales price as quoted on the NASDAQ on the date of grant, except in the case of any sharesave sub-plans adopted by the Company for non-U.S. employees, for which the exercise price of the option was set at a 5% or 10% discount off the closing sales price on the date before employees are invited to participate. In addition, none of the Company’s share-based plans permit the re-pricing of options without obtaining shareholder approval.

Under this policy, annual share-based awards for executive officers are authorized by the Compensation Committee and the grant date is on the date of that meeting or a date specified by the Compensation Committee no later than 30 days following that meeting. Except as directed by the Compensation Committee, share-based awards granted in connection with a new hire, a promotion or the assignment of additional responsibilities to an existing employee or for retention purposes will be considered granted on March 3rd, May 13th, August 13th, November 13th or December 1st (or if the applicable grant date was not a trading day, the next trading day) on the date most closely following the date on which such recipient’s employment or promotion or assignment of new responsibilities commenced and such award was approved.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Tax Implications

The Compensation Committee considered the anticipated tax treatment to the Company and to the executive officers in its review and establishment of compensation programs and payments. Section 162(m) of the Internal Revenue Code (“IRC”) imposes a limit on the amount a company may deduct for U.S. tax purposes for compensation paid to executive officers covered by Section 162(m). For taxable years beginning prior to December 31, 2017, a company's CEO and its three most highly compensated executive officers employed at the end of the year (other than the CFO) were covered by Section 162(m). For taxable years beginning after December 31, 2017, a company's principal executive officer and principal financial officer serving at any time during the taxable year, its three other most highly compensated executive officers employed at the end of the taxable year and any employee who was covered under Section 162(m) for any earlier tax year that began after December 31, 2016 will be covered by Section 162(m). For taxable years beginning prior to December 31, 2017, compensation that qualified as “performance-based” under Section 162(m) was excluded from the deductibility limit if, among other requirements, the compensation was payable only upon the attainment of pre-established, objective performance goals under a plan approved by a company’s shareholders. However, the exemption from Section 162(m)’s deduction limit for qualified performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

The SMIP, which was approved by the legacy Willis Group shareholders at its 2005 Annual General Meeting of Shareholders and continues in place for Willis Towers Watson, authorizes the grant of annual incentive awards that are intended to qualify as "performance-based" compensation" in compliance with the provisions of Section 162(m) that were in effect prior to the recently enacted changes in the law. The Company is also authorized to grant equity awards that are intended to qualify as “performance-based” compensation under the 2012 Plan based on the Section 162(m) rules in effect before the repeal of the qualified performance-based compensation exception.

The SMIP provides for an STI award for each participant equal to 5% of the Company’s earnings for the fiscal year, which the Compensation Committee may reduce (but not increase) in its discretion. For this purpose, “earnings” means the Company’s operating income as reported in its audited consolidated financial statements, as adjusted to eliminate the effect of certain events specified in the SMIP. The Compensation Committee also takes other performance metrics and other factors into consideration in determining amounts payable under the SMIP (including, among other things, revenue and profit metrics), but the amounts payable under the SMIP may not exceed the amount described above. The Compensation Committee designates the executive officers who participate in the SMIP.

The performance goals applicable to equity awards granted under the 2012 Plan that are intended to qualify as “performance-based” compensation may be based on a number of different performance criteria set forth in the 2012 Plan.

Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Compensation Committee can affect deductibility of compensation and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) will be treated as qualified performance-based compensation. In addition, the transition relief from the changes to the Section 162(m) deductibility limitations may not be available for currently outstanding compensation arrangements, including awards made under the SMIP and the 2012 Plan, that were designed to be qualified performance-based compensation and, therefore, compensation payable under these arrangements may not be deductible to the extent the amounts exceed the deductibility limitations.

While our general policy has been to preserve the tax deductibility of compensation paid to executive officers, the repeal of the qualified performance-based compensation exception from the Section 162(m) deductibility limitations will restrict our ability to pay compensation that is fully deductible. Moreover, the

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Executive Compensation: Compensation Discussion and Analysis (continued)

Compensation Committee reserves the right to use its judgment to authorize compensation payments that may not be deductible when the Compensation Committee believes that such payments are appropriate and in the best interests of the Company, taking into consideration changing business conditions and the performance of its employees.

The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, including in connection with the changes to Section 162(m), consistent with its compensation policies and as determined to be in the best interests of the Company and its shareholders.

Payments on Change of Control and Termination

The Compensation Committee believes that severance benefits are a necessary component of a competitive compensation program because they minimize distraction and ensure continuity during times of uncertainty or transition, including during a change of control. In certain cases, such benefits are consideration for an executive’s agreement not to compete. Set forth below is a summary of the NEOs’ termination arrangements.

Mr. Haley (CEO)

Mr. Haley’s employment agreement provides that upon the earliest to occur of a termination of Mr. Haley’s employment by the Company without “cause,” Mr. Haley’s resignation for “good reason,” and a termination of employment due to his death or disability (as such terms may be defined in the employment contract), Mr. Haley is entitled to (i) a severance payment equal to the sum of two times his annual base salary and two times his target STI award, payable in a lump sum, (ii) the full amount of his STI award for the year of termination, based on actual performance, (iii) continued medical coverage at the active employment rate for up to 18 months, (iv) treatment of his equity incentive awards in accordance with the terms of the applicable award agreements and (v) the waiver of service requirements under any retention policy applicable to Mr. Haley’s prior cash incentive compensation awards.

With respect to Mr. Haley’s equity awards, in the event that his employment is terminated by the Company without cause, he resigns for good reason, or is terminated due to his death or disability, he will become vested in a number of shares underlying his PSU Award and Supplemental Award based upon the achievement of the performance measures as of the end of the year in which such termination occurs multiplied by one-third if the termination had occurred during 2016, two-thirds if the termination had occurred during 2017, and the full amount if the termination occurs during 2018. Any shares so vested will be settled by the March 15th immediately following the year in which the termination occurs.

Further, in the event of a “change in control” of the Company (as defined in the respective award agreements), the number of PSUs that may become payable will be the greater of (i) the target number of PSUs or (ii) a number of PSUs based on actual performance as of the date of such change in control (together, “Converted PSUs”). The Converted PSUs will remain eligible to vest subject to Mr. Haley’s continued employment through December 31, 2018. However, if Mr. Haley is terminated by the Company without cause or resigns for good reason, in either case, upon or within 12 months following a change in control, he will become vested in a prorated number of Converted PSUs based on the number of whole months elapsed from January 1, 2016 through his termination date, plus 12 additional months (up to a maximum of 36 months). Any shares so vested will be settled within 30 days following the date of his termination of employment.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Mr. Burwell (CFO)

Mr. Burwell’s offer letter provides that in the event of a termination of Mr. Burwell’s employment by the Company for any reason other than “Good Cause”, Mr. Burwell is eligible for severance compensation equal to 12 months’ base salary at the time of termination plus his target STI award, subject to Mr. Burwell’s execution of a severance and release agreement. Mr. Burwell will not be entitled to severance payments if he voluntarily terminates his employment or is terminated for Good Cause. Under the offer letter, Good Cause is defined as: (i) gross and/or chronic neglect of his duties, (ii) conviction of a felony or conviction of a misdemeanor involving moral turpitude, (iii) dishonesty, embezzlement, fraud or other material willful misconduct by him in connection with his employment, (iv) violation of the restrictive covenant provisions contained in his Confidentiality and Non-Solicitation Agreement or in any other agreement with the Company or any affiliate, (v) material breach of any duty owed to the Company, including, without limitation, the duty of loyalty, (vi) material breach of any material obligations under any agreement with the Company or any affiliate and (vii) any material breach by Mr. Burwell of the Company’s Code of Conduct. Good Cause does not include any immaterial, isolated instance of ordinary negligence or failure to act, whether due to an error in judgment or otherwise, if Mr. Burwell has exercised substantial efforts in good faith to perform the duties reasonably assigned or appropriate to his position.

Mr. Millay (Former CFO)

On April 6, 2017, Mr. Millay provided notice to the Company of his voluntary retirement effective October 2, 2017. In connection with his retirement, the Company entered into an agreement providing for amendments to his equity-based compensation contingent upon his agreement to certain non-competition provisions.

Under the agreement, in recognition of his valued service, the terms of Mr. Millay’s unvested share options for fiscal year 2015, granted September 11, 2015, were amended by the Board to provide for continued vesting in accordance with the original vesting schedule. The amended terms provide that upon their vesting the options will remain exercisable for the remainder of their seven-year term. In addition, the terms of Mr. Millay’s PSUs granted under the 2016 LTI Program on July 20, 2016 were amended by the Board to accelerate the vesting such that the award will become payable, subject to the satisfaction of the applicable performance conditions, following the original vesting date of March 15, 2019.

Other Named Executive Officers

The Company maintained the legacy Willis Group and legacy Towers Watson severance arrangements for the respective executive officers based on their legacy company. Neither legacy company nor Willis Towers Watson provides any form of tax gross-ups, significant perquisites or automatic payments in connection with a change of control of the Company.

Executive officers from legacy Willis Group, including Mr. Jones, receive severance protection in limited circumstances primarily where the officer is terminated by the Company without cause or the employee resigns for good reason. Legacy Willis Group executive officers are entitled to enhanced severance benefits in the event that the officer’s employment is terminated by the Company without cause or by the officer for good reason within 24 months following a change of control. In addition, the executive officers would be entitled to full service vesting credit for certain equity awards. This was intended to ensure that the officers are motivated primarily by the needs of the businesses for which they are responsible, and, therefore, that they act in the best interests of our shareholders, even if such actions are contrary to their personal interests.

In connection with the Merger and consistent with certain market practices, the legacy Willis Group Compensation Committee amended legacy Willis Group executive officers’ employment agreements to clarify that the consummation of the Merger would constitute a “change of control” under the respective

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Executive Compensation: Compensation Discussion and Analysis (continued)

officers’ employment agreements in order to provide assurance to the officers in a time of uncertainty and allow them to focus on their responsibilities during the pendency of the Merger.

Executive officers from legacy Towers Watson, including Mr. Wickes and Ms. Gebauer, are not a party to any employment or change in control severance agreements. They are eligible for the same severance pay plan as all U.S.-based associates from legacy Towers Watson. The plan provides for severance pay in an amount equal to 3 weeks’ base pay for each completed year of the NEO’s service, plus 12 weeks, up to a maximum of 44 weeks’ pay, payable in a lump sum upon termination.

Compensation Decision Process and Methodology

Role of the Committee

The Committee is responsible for evaluating the compensation levels for each of the NEOs and for administering the Company’s executive compensation program. The Committee reviews and approves all components of executive compensation for the NEOs, including the CEO whose compensation is ratified by the other independent directors. In addition, each year, the Committee reviews and approves the corporate goals and key objectives related to the NEOs’ compensation, evaluates their performance in light of those goals and objectives and determines and approves their compensation, including for the CEO, whose compensation may be approved by the Committee together with the other independent directors. The operating financial metrics are based on the budget agreed upon by the Board with management.

Compensation Risk Analysis

In reviewing the Company’s pay programs, the Committee considers whether the programs encourage unnecessary or excessive risk taking that might have an adverse impact on the Company. At the request of the Committee, the Company’s internal compensation consultants (the “WTW consultants”) completed a 2017 risk assessment of the Company’s compensation programs with the review and concurrence of Semler Brossy Consulting Group LLC (“SBCG”), the Committee’s independent compensation consultant. The 2017 risk assessment included a review of the design and features of the Company’s incentive compensation programs in place, as well as an evaluation of program structure and philosophy, design characteristics, performance management and governance practices relative to compensation risk factors. The 2017 compensation risk assessment led SBCG and the Committee to agree that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Role of External Compensation Committee Consultant

The Compensation Committee has the independent authority to hire external consultants as well as the sole authority to retain and terminate the services of its consultant. In 2016, as part of the post-Merger compensation planning, the Committee engaged SBCG as its independent consultant and has continued that engagement through 2016 and 2017.

During the course of 2017, SBCG worked directly under the guidance of the Company’s Compensation Committee, in cooperation with management, to assist the Committee with executing its executive compensation-related responsibilities. In such role, the Compensation Committee’s consultant served as an objective third-party advisor in assessing the reasonableness of compensation levels and the appropriateness of the design of the evolving compensation program structure in supporting the current and future business strategy and human resource objectives. SBCG attended all of the formal meetings of the Company’s Compensation Committee during 2017.

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Executive Compensation: Compensation Discussion and Analysis (continued)

During 2017, SBCG supported the Company’s Compensation Committee by assisting with the design and administration of the Company’s executive compensation pay practices, including:

•	reviewing and providing input on the peer group used to benchmark executive pay;
•	assessing the market pay data used to inform 2017 pay decisions;
•	providing input on the pay decisions for the Company’s executive officers, including pay mix and levels;
•	reviewing and providing input on the Company’s considerations annual and long-term incentive plan designs;
•	reviewing and providing input on the Company’s Compensation Recoupment Policy and Compensation Risk Assessment process;
•	reviewing compensation disclosures, including the CD&A;
•	supporting the Company’s shareholder engagement process on executive compensation issues; and
•	keeping the Committee informed of changes in the regulatory or governance environment for executive compensation issues.

The Committee was also provided compensation data and inputs from WTW consultants. The Committee along with SBCG used the data and analysis provided by the WTW consultants to ensure that the compensation practices were consistent with the compensation philosophy and objectives for both the amount and composition of executive compensation, including that of Mr. Haley. Based on the data and analysis provided by the WTW consultants as well as information from management, SBCG and outside counsel, the Compensation Committee applied business judgment in recommending compensation awards, taking into account the dynamic nature of the brokerage and consulting businesses internationally and the adaptability and response required by the senior leadership to manage significant changes that arose during the course of the year.

Other than serving as the consultant to the Willis Towers Watson Compensation Committee, SBCG provides no other services to the Company. The Willis Towers Watson Compensation Committee determined that, based on the factors specified in the exchange listing rules, SBCG’s services produced no conflicts of interest. The Willis Towers Watson consultants work for the Company and are therefore by definition not independent advisors, although they do provide professional advice, data and guidance to the Committee with the concurrence of SBCG.

Role of the CEO and Management

The CEO does not participate in the Committee’s determination of his own compensation. However, he makes recommendations to the Committee for each of the other NEOs. The CEO bases these recommendations on his assessment of each executive’s performance, as well as segment/geography/function and overall Company goals for the fiscal year as described above. The Committee reviews the CEO’s recommendations, makes adjustments as it determines appropriate, and approves compensation in its sole discretion.

Use of Peer Company Data

In making its determinations for fiscal year 2017, the Committee relied on publicly available information of a select group of peer companies as well as survey data from the Company’s compensation surveys to inform the pay levels and structures for the senior executive team. All compensation data used was reviewed and supported by SBCG as the Committee’s independent compensation consultant.

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Executive Compensation: Compensation Discussion and Analysis (continued)

The peer group was selected by the Committee based on the recommendations of the WTW consultants and SBCG based on input from management on the comparability of the business operations of potential peer group companies, including reasonably comparable size (based on revenue and market capitalization) and industry. Information about the peer group companies was used to inform decisions regarding the assessment of competitive pay levels and mix and program design.

For conducting a competitive assessment of the compensation levels for the CEO for fiscal year 2017, the Committee approved the below peer group of 18 companies. For 2018, Xerox was replaced by Conduent, which was a spin-off of Xerox completed in early 2017.

●	Marsh & McLennan Companies, Inc.	●	Fidelity National Information Services, Inc.

●	Aon plc	●	Fidelity National Financial, Inc.

●	Progressive Corp.	●	Nielsen Holdings plc

●	The Hartford Financial Services Group, Inc.	●	S&P Global Inc.

●	Xerox Corporation	●	Arthur J. Gallagher & Co.

●	Cognizant Technologies Solutions Corp.	●	Booz Allen Hamilton Holding Corporation

●	Principal Financial Group Inc.	●	Fiserv, Inc.

●	Automatic Data Processing, Inc.	●	First American Financial Corporation

●	Unum Group	●	Robert Half International Inc.

At the time the peer group was approved by the Committee, Willis Towers Watson was at the 44th percentile in terms of total revenues and was at the 44th percentile in terms of market capitalization among this peer group.

Although the Committee references target pay for all of the companies listed in the peer group, particular attention was given to the pay practices of Aon plc and Marsh & McLennan Companies, Inc. as these two companies represent our most direct competitors.

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Compensation Committee Report

This report is submitted to the shareholders of Willis Towers Watson Public Limited Company by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee consists solely of non-executive directors who are independent, as determined by the Board in accordance with the Company’s guidelines and NASDAQ listing standards.

The Compensation Committee has reviewed, and discussed with management, the Compensation Discussion and Analysis contained in this Proxy Statement, and based on this review and discussion, recommended to the Board that it be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors of Willis Towers Watson Wendy E. Lane (Chairman), Jaymin B. Patel and Linda D. Rabbitt

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board.

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Compensation Tables (continued)

Compensation Tables

Summary Compensation Table

The following table sets forth the total compensation earned for services rendered in 2017 by John Haley (CEO), Michael Burwell (current CFO), Roger Millay (former CFO) and the Company’s three other most highly compensated executive officers, collectively our NEOs, for the fiscal year ended December 31, 2017.

A	B	C	D	E	F	G	H	I	J
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Share Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Current Executives
John Haley	2017	1,200,000	—	—	—	2,480,640	127,370	263,058	4,071,068
CEO	2016	1,173,333	—	24,641,432	—	2,208,000	653,345	170,011	28,846,121
Michael Burwell	2017	187,500	1,450,000	1,895,969	—	946,875	—	3,281	4,483,625
CFO
Todd Jones	2017	725,000	—	1,192,349	—	871,088	45,549	39,462	2,873,448
Head of Corporate	2016	725,000	—	1,006,399	—	1,195,416	20,040	18,198	2,965,053
Risk & Broking	2015	718,750	—	802,955	249,995	1,052,668	—	13,649	2,838,017
Gene Wickes	2017	650,000	—	1,069,075	—	574,288	93,061	127,952	2,514,376
Head of Benefits	2016	650,000	—	902,255	—	764,400	311,608	49,939	2,678,202
Delivery & Administration
Julie Gebauer	2017	650,000	—	1,069,075	—	598,689	121,761	94,655	2,534,180
Head of Human Capital & Benefits
Former Executives
Roger Millay (3)	2017	497,500	—	1,282,826	—	—	220,612	122,954	2,123,892
Former CFO	2016	650,000	—	1,031,236	—	504,400	321,319	49,939	2,556,894

(1)

Per the terms of his employment agreement, the portion of Mr. Haley’s salary in any calendar year in excess of $1,000,000 shall be deferred under the terms of WTW Deferred Savings Plan. Mr. Burwell joined the Company in October 2017 and pursuant to his offer letter, his annual base salary is $750,000.

(2)

As discussed further below, the Share Awards column for 2017 reflects equity granted to the NEOs (excluding Mr. Haley) under the 2017 LTI Program. In connection with the Merger in 2016, Mr. Haley received a front-loaded equity award, which was designed to create strong incentives in support of the integration and related business goals. As a result, he did not receive a 2017 LTI award and will not receive a 2018 LTI award.

(3)

Mr. Millay’s 2017 LTI award was forfeited upon his departure from the Company on October 2, 2017. For details on the treatment of his outstanding equity awards upon his departure, see the section entitled “— Potential Payments to Named Executive Officers Upon Termination and/or Change of Control — Payments to Former Executive Officers.”

Salary (Column C)

The amounts shown in column C reflect base salaries earned by each NEO during the listed year. Mr. Burwell joined the Company in October 2017 and, pursuant to his offer letter, his annual base salary is $750,000.

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Bonus (Column D)

The amount shown in column D for Mr. Burwell reflects a cash sign-on bonus paid to him in October 2017 that was granted to partially offset foregone retirement benefits at his former company. The cash sign-on bonus is subject to repayment if Mr. Burwell voluntarily leaves the Company’s employ or is terminated with cause within the first 12 months.

Share Awards (Column E)

The amounts shown in column E for 2017 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in “Note 17-Share Based Compensation” to our Fiscal Year 2017 Consolidated Financial Statements included in our Annual Report on Form 10-K for Fiscal Year 2017 filed with the SEC on February 28, 2018. For awards shown in column E that are subject to performance conditions, the amount included in the table is the full fair value at the grant date based on the probable outcome with respect to the satisfaction of the performance condition consistent with the recognition criteria in FASB ASC Topic 718 (excluding the effect of estimated forfeitures). Additional details regarding the amounts shown in column E for the NEOs are below:

					Column E
			PSU Award	RSU Award	Total Share Award
			Aggregate Grant Date Fair Value	Aggregate Grant Date Fair Value	Aggregate Grant Date Fair Value
Name	Award	Grant Date	($)	($)	($)
Michael Burwell	2017 LTI Award	2-Oct-2017	1,895,969	—	1,895,969
Todd Jones	2017 LTI Award	20-Jul-2017	1,192,349	—	1,192,349
Gene Wickes	2017 LTI Award	20-Jul-2017	1,069,075	—	1,069,075
Julie Gebauer	2017 LTI Award	20-Jul-2017	1,069,075	—	1,069,075
Roger Millay	2017 LTI Award*	20-Jul-2017	1,282,826	—	1,282,826

The aggregate grant date fair value shown in the table above for the NEOs’ PSUs granted pursuant to the 2017 LTI Program reflects the value of each award at the grant date based on the probable outcome of the performance conditions as of the grant date. Below is a comparison of the value of each award at the grant date based on the probable outcome of the performance conditions and the value of each award at the grant date assuming the highest level of performance conditions will be achieved.

			PSU Award	PSU Award
			Aggregate Grant Date Fair Value Based on Probable Performance Achievement	Aggregate Grant Date Fair Value Assuming Maximum Performance Achievement
Name	Award	Grant Date	($)	($)
Michael Burwell	2017 LTI Award	2-Oct-2017	1,895,969	2,379,225
Todd Jones	2017 LTI Award	20-Jul-2017	1,192,349	1,557,913
Gene Wickes	2017 LTI Award	20-Jul-2017	1,069,075	1,396,844
Julie Gebauer	2017 LTI Award	20-Jul-2017	1,069,075	1,396,844
Roger Millay	2017 LTI Award*	20-Jul-2017	1,282,826	1,676,129
*	Mr. Millay’s 2017 LTI award was forfeited upon his departure from the Company on October 2, 2017.

For more information regarding the equity awards, see the “Grants of Plan-Based Awards” table, the “Outstanding Equity Awards at Fiscal Year-End” table and the section entitled “Executive Compensation: Compensation Discussion and Analysis — Components of the Named Executive Officers’ 2017 Compensation — Long-Term Incentive Compensation — 2017 LTI Program for All NEOs other than Mr. Haley.”

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Compensation Tables (continued)

Non-Equity Incentive Plan Compensation (Column G)

The amounts shown in column G reflect the NEOs’ 2017 STI awards, which were paid 100% in cash in March 2018.

Mr. Burwell joined the Company in October 2017 and pursuant to the terms of his offer letter, he was entitled to receive a minimum of the full year target amount for his 2017 STI award. Mr. Millay did not receive a 2017 STI award due to his departure from the Company prior to year-end on October 2, 2017.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column H)

This column reflects any aggregate increase in actuarial present values of accumulated benefits during the relevant fiscal year for the NEOs under the Willis Towers Watson Pension Plan, the Towers Watson SERP (through July 1, 2017, when it was frozen) and the Willis Pension Plan. Any increase in actuarial present value was determined using assumptions that are the same as those used in the Company’s financial statements for the fiscal year ended December 31, 2017, except that retirement is assumed to occur at the earliest unreduced retirement age for the NEOs and no pre-retirement terminations or deaths are assumed to occur.

The earliest unreduced retirement ages are age 60 (legacy final average pay benefits) for Ms. Gebauer and age 64 for Mr. Jones. The earliest unreduced retirement age for Mr. Haley and Mr. Wickes are their current ages because they were over age 62 at the end of the fiscal year. Since Mr. Millay terminated employment in October 2017, his Towers Watson SERP benefit is assumed to be paid in May 2018 in accordance with IRC Section 409A requirements. His unreduced retirement age for his Willis Towers Watson Pension Plan benefit is age 62.

The increases in the actuarial present values for Messrs. Haley, Jones, Wickes and Millay and Ms. Gebauer for fiscal year 2017 of $127,370, $45,549, $93,061, $220,612 and $121,761, respectively, can be attributed to several factors. First, the assumed discount rate used to determine the value of benefits decreased during the year. The rates changed from 4.06% to 3.59% for benefits from the Willis Towers Watson Pension Plan, 3.39% to 3.18% for the Towers Watson SERP and from 4.00% to 3.55% for the Willis Pension Plan. The assumed interest rate for estimating the lump sum value of the Towers Watson SERP benefits payable at retirement was changed from 1.50%, 2.00%, 2.50% and 3.00% for retirements in fiscal year 2017, 2018, 2019 and 2020 and thereafter, respectively, to 1.75%, 2.25%, 2.75% and 3.25% for retirements in fiscal year 2018, 2019, 2020 and 2021 and thereafter, respectively. For Mr. Millay, the actual retirement date and the actual lump sum rate of 0.96% in effect at this date were used in lieu of assumptions. Together these assumption changes increased the actuarial present value amounts by $96,228 for Mr. Haley, $12,865 for Mr. Jones, $76,018 for Mr. Wickes, $100,894 for Mr. Millay and decreased the present value by $3,209 for Ms. Gebauer. Second, the NEOs who participated in the Willis Towers Watson Pension Plan and the Towers Watson SERP accrued additional benefits in 2017, which increased the present values by $112,551 for Mr. Haley, $22,386 for Mr. Jones, $58,459 for Mr. Wickes, $54,887 for Mr. Millay and $47,432 for Ms. Gebauer. Third, the passage of time means that Mr. Jones and Ms. Gebauer are one year closer to their assumed retirement dates and therefore payment of benefits, resulting in increases to the actuarial present value. For Messrs. Haley and Wickes the passage of time does not affect the actuarial present value of their benefits from the Towers Watson SERP, which constitute the vast majority of their benefits. However, the passage of time does reduce the actuarial present value of their benefits from the Willis Towers Watson Pension Plan.

57 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

2017 YEAR-END PROXY STATEMENT

Compensation Tables (continued)

All Other Compensation (Column I)

The amounts shown in column I reflect the aggregate dollar amount of perquisites and other personal benefits, Company contributions to Company-sponsored retirement plans and earnings on share awards for each NEO during 2017. Additional details are shown below:

	Perquisites	Registrant		2017
	and Other	Contributions to	Earnings	All Other
	Personal	Company-Sponsored	on Share	Compensation
	Benefits	Retirement Plans	Awards	Total
Name	($)(1)	($)(2)	($)(3)	($)
John Haley	22,028	241,030	—	263,058
Michael Burwell	—	3,281	—	3,281
Todd Jones	—	30,803	8,659	39,462
Gene Wickes	12,500	115,452	—	127,952
Julie Gebauer	12,500	82,155	—	94,655
Roger Millay	66,193	56,761	—	122,954

(1)	During 2017, the NEOs received the following perquisites and other personal benefits:
●	For Mr. Haley, payment for the cash out or sale back to the Company of excess unused paid time off in the amount of $22,028.

●	For Mr. Wickes, payment for the cash out or sale back to the Company of excess unused paid time off in the amount of $12,500.
●	For Ms. Gebauer, payment for the cash out or sale back to the Company of excess unused paid time off in the amount of $12,500.
●	For Mr. Millay, payment for the cash out or sale back to the Company of excess unused paid time off in the amount of $66,193.
(2)	The amounts in this column reflect Company contributions to Company-sponsored retirement plans for the NEOs during 2017:
●

For Mr. Haley, (i) the Company’s contribution to his 401(k) Plan in the amount of $9,450, (ii) Company matching contributions made in the form of fully vested RSUs to the WTW Deferred Savings Plan in the amount of $111,580, and (iii) the value of Company provided accruals allocated to fully vested RSUs under the WTW Stable Value Excess Plan (from the time it was adopted in July 2017 through December 31, 2017) in the amount of $120,000.

●	For Mr. Burwell, the Company’s contribution to his 401(k) Plan.
●

For Mr. Jones, (i) the Company’s contribution to his 401(k) Plan in the amount of $9,450, (ii) Company matching contributions made in the form of fully vested RSUs to WTW Deferred Savings Plan in the amount of $15,925, and (iii) the value of Company provided accruals allocated to fully vested RSUs under the WTW Stable Value Excess Plan (from the time it was adopted in July 2017 through December 31, 2017) in the amount of $5,428.

●

For Mr. Wickes, (i) the Company’s contribution to his 401(k) Plan in the amount of $9,450, (ii) Company matching contributions made in the form of fully vested RSUs to the WTW Deferred Savings Plan in the amount of $41,002, and (iii) the value of Company provided accruals allocated to fully vested RSUs under the WTW Stable Value Excess Plan (from the time it was adopted in July 2017 through December 31, 2017) in the amount of $65,000.

●

For Ms. Gebauer, (i) the Company’s contribution to her 401(k) Plan in the amount of $9,450, (ii) Company matching contributions made in the form of fully vested RSUs to the WTW Deferred Savings Plan in the amount of $30,930, and (iii) the value of Company provided accruals allocated to fully vested RSUs under the WTW Stable Value Excess Plan (from the time it was adopted in July 2017 through December 31, 2017) in the amount of $41,775.

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2017 YEAR-END PROXY STATEMENT

Compensation Tables (continued)

●

For Mr. Millay, (i) the Company’s contribution to his 401(k) Plan in the amount of $9,450, (ii) Company matching contributions made in the form of fully vested RSUs to the WTW Deferred Savings Plan in the amount of $26,564, and (iii) the value of Company provided accruals allocated to fully vested RSUs under the WTW Stable Value Excess Plan (from the time it was adopted in July 2017 through his departure in October 2017) in the amount of $20,747.

(3)	The amounts in this column reflect cash dividend equivalents on vested RSUs.

Total (Column J)

The amounts shown in column J reflect the sum of columns C through I for each NEO.

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards made to the NEOs during 2017. Amounts shown in columns C through E relate to the STI award opportunities in respect of 2017. The terms and conditions of these awards are described in the section entitled “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Components of the Named Executive Officers’ 2017 Compensation” and “— Short-Term Incentive Compensation.” The remaining columns relate to equity awards granted under the 2017 LTI Program which consisted of PSUs.

A	B		C	D	E	F	G	H	I	J	K	L
									All Other	All Other		Grant
									Stock	Option	Exercise	Date
									Awards:	Awards:	or	Fair
									Number	Number	Base	Value
			Estimated Future Payouts			Estimated Future Payouts			of	of	Price	of Stock
			Under Non-Equity Incentive			Under Equity Incentive			Shares	Securities	of	and
			Plan Awards (1)			Plan Awards (2)			of Stock	Underlying	Option	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Units	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	#	#	($/Share)	($)(3)
Current Executives
John Haley	—	—	—	2,400,000	4,200,000	—	—	—	—	—	—	—
Michael Burwell	10/2/2017	10/2/2017	—	937,500	1,640,625	2,545	10,180	20,360	—	—	—	1,895,969
Todd Jones	7/20/2017	7/20/2017	—	906,250	1,585,938	1,845	7,380	14,760	—	—	—	1,192,349
Gene Wickes	7/20/2017	7/20/2017	—	520,000	910,000	1,654	6,617	13,234	—	—	—	1,069,075
Julie Gebauer	7/20/2017	7/20/2017	—	585,000	1,023,750	1,654	6,617	13,234	—	—	—	1,069,075
Former Executives
Roger Millay (4)	7/20/2017	7/20/2017	—	—	—	1,985	7,940	15,880	—	—	—	1,282,826

(1)

The amounts shown in columns C through E reflect threshold, target and maximum performance for the STI awards granted to each NEO who participated in 2017 STI. The threshold payout reflects the minimum possible payout of $0. The maximum amount shown in column E for Mr. Haley reflects the maximum STI award opportunity of 350% of his base salary pursuant to his employment agreement. The actual 2017 STI awards granted are shown in column G of the Summary Compensation Table.

(2)

The amounts shown in columns F through H reflect threshold, target and maximum performance for the PSUs granted to the NEOs pursuant to the 2017 LTI Program. For the NEOs’ PSUs granted on July 20, 2017 and October 2, 2017, earned PSUs will be determined based on the achievement of the applicable performance targets relating to the Company’s (i) 2019 adjusted diluted EPS and (ii) TSR over the period from January 1, 2017 through December 31, 2019. PSUs are eligible to vest based on the target award and adjusted diluted EPS relative to TSR as set forth in the table in the section entitled “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Long-Term Incentive Compensation — 2017 LTI Program for All NEOs other than Mr. Haley.”

59 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

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Compensation Tables (continued)

The earned PSUs will vest on July 20, 2020, subject to the continued employment of the participant during the vesting period. Dividend equivalents in the form of additional shares will accrue on the PSUs, but are only paid to the same extent and at the same time as the underlying shares vest.

(3)

The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718. For awards that are subject to performance conditions, the amounts included in this column are the full fair value at the grant date based on the probable outcome with respect to the satisfaction of the performance condition consistent with the recognition criteria in FASB ASC Topic 718 (excluding the effect of estimated forfeiture).

(4)	Mr. Millay’s 2017 LTI award was forfeited upon his departure from the Company in October 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the options and share-based awards held by the NEOs as of December 31, 2017.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested ($)(1)
Current Executives
John Haley	—	150,235(2)	110.58	9/11/2022	—	—	—	—
	—	—	—	—	—	—	231,845(3)	34,936,723
	—	—	—	—	—	—	230,909(4)	34,795,677
Michael Burwell	—	—	—	—	—	—	10,215(5)	1,539,298
Todd Jones	2,450(6)	—	109.95	5/2/2019	—	—	—	—
	3,856(7)	—	88.84	12/26/2020	—	—	—	—
	8,070(8)	—	117.40	12/16/2021	—	—	—	—
	16,355(9)	—	114.99	12/16/2022	—	—	—	—
	11,062(10)	5,700(11)	116.68	11/9/2023	—	—	—	—
	—	—	—	—	730(12)	110,004	—	—
	—	—	—	—	—	—	8,146(13)	1,227,521
	—	—	—	—	—	—	8,367(14)	1,260,823
	—	—	—	—	—	—	7,430(5)	1,119,627
Gene Wickes	—	47,910(2)	110.58	9/11/2022	—	—	—	—
	—	—	—	—	—	—	7,502(14)	1,130,476
	—	—	—	—	—	—	6,662(5)	1,003,897
Julie Gebauer	—	42,010(2)	110.58	9/11/2022	—	—	—	—
	—	—	—	—	—	—	7,502(14)	1,130,476
	—	—	—	—	—	—	6,662(5)	1,003,897
Former Executives
Roger Millay	—	47,910(2)	110.58	9/11/2022	—	—	—	—
	—	—	—	—	—	—	8,574(14)	1,292,016

(1)

The market value of shares or units that have not vested has been calculated using the closing price of the Company’s shares on December 29, 2017, as quoted on the NASDAQ ($150.69), the last business day of the year.

(2)

The time-based options were granted on September 11, 2015. The options vest and become exercisable on July 1, 2018. The exercise price on date of grant was $120.58; however, this exercise price was adjusted to $110.58 to reflect the special dividend declared and paid by legacy Towers Watson on December 29, 2015. For details on the treatment of such options for Mr. Millay upon his departure, see the section entitled “— Potential Payments to Named Executive Officers Upon Termination and/or Change of Control — Payments to Former Executive Officers.”

(3)

The PSU Award was granted to Mr. Haley on February 26, 2016 with a performance period from February 26, 2016 to December 31, 2018. The table reflects the target amount of the award credited with dividend equivalents accrued through December 31, 2017, as discussed further in “Executive

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Compensation Tables (continued)

Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Long-Term Incentive Compensation — Recap of Mr. Haley’s 2016 LTI Award.”
(4)

The Supplemental Award was granted to Mr. Haley on June 14, 2016 with a performance period from February 26, 2016 to December 31, 2018. The table reflects the target amount of the award credited with dividend equivalents accrued through December 31, 2017. The Supplemental Award is strictly additional upside on the PSU Award, described in footnote 3, and should be viewed in tandem with the PSU Award as a single equity award. For further discussion, see “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Long-Term Incentive Compensation — Recap of Mr. Haley’s 2016 LTI Award.”

(5)

The PSUs were granted to Messrs. Jones and Wickes and Ms. Gebauer on July 20, 2017 and to Mr. Burwell on October 2, 2017 pursuant to the 2017 LTI Program with a performance period from January 1, 2017 to December 31, 2019. The table reflects the target amount of the awards and dividend equivalents in the form of additional shares that have accrued on the PSUs through December 31, 2017 as discussed further in “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Long-Term Incentive Compensation — 2017 LTI Program for All NEOs other than Mr. Haley.”

(6)	The performance-based options were granted on May 2, 2011. The options are fully exercisable.
(7)	The time-based options were granted on December 26, 2012. The options are fully exercisable.
(8)	The time-based options were granted on December 16, 2013. The options are fully exercisable.
(9)	The time-based options were granted on December 16, 2014. The options are fully exercisable.
(10)	The time-based options were granted on November 9, 2015. The options are fully exercisable.
(11)

The time-based options were granted on November 9, 2015. 33% of the options vested on the first and second anniversaries of the grant date and the outstanding 34% of the options will vest on the third anniversary of the grant date.

(12)

The time-based RSUs were granted on November 9, 2015. 33% of the RSUs vested on the first and second anniversaries of the grant date and the outstanding 34% of the RSUs will vest on the third anniversary of the grant date.

(13)

The PSUs were granted to Mr. Jones on November 9, 2015 under the 2015 LTI Program. Earned PSUs were determined based on performance against the established Relative TSR goal for the performance period of December 31, 2014 through December 31, 2017 with an opportunity for enhanced payout in the form of a multiplier based on performance against the established Absolute TSR goal for the performance period of July 1, 2014 through December 31, 2017. Actual performance against the established Relative TSR performance goal resulted in a payout of 109.5% of the target number of PSUs (“Relative TSR Payout”) and actual performance against the established Absolute TSR performance goal resulted in a multiplier of 1.733x the Relative TSR Payout (or a combined total payout of 189.8% of target PSUs). As a result, Mr. Jones earned a total of 8,146 PSUs which vested on March 2, 2018.

(14)

The PSUs were granted to Messrs. Jones, Wickes and Millay and Ms. Gebauer on July 20, 2016 pursuant to the 2016 LTI Program with a performance period from February 26, 2016 to December 31, 2018. The table reflects the target amount of the awards and dividend equivalents in the form of additional shares that have accrued on the PSUs through December 31, 2017. Earned PSUs will vest in March 2019. For details of the treatment of PSUs for Mr. Millay upon his departure, see the section entitled “— Potential Payments to Named Executive Officers Upon Termination and/or Change of Control — Payments to Former Executive Officers.”

61 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

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Compensation Tables (continued)

Option Exercises and Shares Vested

The following table sets forth the share option exercises by the NEOs and the vesting of RSUs during 2017.

	Option Awards		Share-Based Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	On Exercise	Acquired on Vesting	On Vesting
Name	(#)	($)(1)	(#)	($)(2)
Current Executives
John Haley	―	―	56,063 (3)(4)	8,154,924 (5)
Michael Burwell	―	―	―	―
Todd Jones	―	―	5,793	794,369
Gene Wickes	―	―	17,980 (3)(4)	2,615,371 (5)
Julie Gebauer	―	―	15,435 (3)(4)	2,245,175 (5)
Former Executives
Roger Millay	―	―	17,558 (3)	2,553,987 (5)

(1)	Reflects the aggregate difference between the exercise price of the option and the share closing price, as quoted on the NASDAQ, on the date of exercise.
(2)

The value realized in respect of vested RSUs and PSUs is calculated using the share closing price, as quoted on the NASDAQ, on the date such RSUs and PSUs became vested. For any vesting date that did not fall on a trading day, the value realized is calculated using the share closing price, as quoted on the NASDAQ, on the last trading day prior to such vesting date.

(3)

Represents the number of PSUs that vested for the three-year performance period beginning July 1, 2014 and ending June 30, 2017, including the vesting of accrued dividend equivalents, at an earn-out percentage of 204%, which earn-out percentage became fixed upon the closing of the Merger based on the actual level of achievement of the performance goals through the date of closing.

(4)

Instead of receiving a distribution of shares following vesting, Mr. Haley’s, Mr. Wickes’ and Ms. Gebauer’s distribution was automatically deferred into the WTW Deferred Savings Plan in the form of notional Company shares. Such action was pursuant to a directive of the legacy Towers Watson Compensation Committee taken prior to the Merger and is intended to preserve the deductibility of such payout under the requirements of Section 162(m) of the IRC. Mr. Haley, Mr. Wickes and Ms. Gebauer will receive payment of his or her shares from the WTW Deferred Savings Plan on the first business day of the month following the date that is six months after his or her separation of service from the Company.

(5)

Reflects the value as calculated based on the closing price of Company shares on June 30, 2017 of $145.46 per share. The shares were distributed on September 15, 2017. The actual value of shares awarded on the distribution date, based on the Company’s closing share price on the prior business day (September 14, 2017) of $152.42, was $8,545,122 for Mr. Haley, $2,740,512 for Mr. Wickes, $2,352,603 for Ms. Gebauer and $2,676,190 for Mr. Millay.

Pension Benefits at 2017 Fiscal Year-End

Messrs. Haley, Jones, Wickes and Millay and Ms. Gebauer had accrued a pension benefit in one or more of the defined benefit pension plans maintained by the Company as of December 31, 2017. With respect to the NEOs eligible for pension benefits, the table below provides information as of December 31, 2017 regarding the number of years of credited service and the present value of accumulated benefits payable at the earliest unreduced retirement age with respect to the Willis Towers Watson Pension Plan, the Towers Watson SERP and the Willis Pension Plan.

Messrs. Haley, Wickes and Millay and Ms. Gebauer received distributions of $18,989, $4,937, $8,502 and $2,685, respectively, from the Towers Watson SERP during the fiscal year ended December 31, 2017 to pay the associate portion of the Social Security tax attributable to benefits earned under the plan, as well as

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Compensation Tables (continued)

to cover the income tax thereon. Mr. Wickes received distributions of $31,827 from the Willis Towers Watson Pension Plan during fiscal year 2017 for a prior period of service with legacy Towers Perrin.

		Pension Benefits
				Payments During the
		Number of Years	Present Value of	Twelve Months Ended
		Credited Service	Accumulate Benefit	December 31, 2017
Name	Plan	(#)	($)(1)	($)
Current Executives
John Haley	Willis Towers Watson Pension Plan	40.67	2,499,577	―
	Towers Watson SERP	40.67	19,960,667	18,989
	Total		22,460,244	18,989
Michael Burwell	―	―	―	―
Todd Jones	Willis Towers Watson Pension Plan	1.00	23,627	―
	Willis Pension Plan	5.67	279,374	―
	Total		303,001	―
Gene Wickes	Willis Towers Watson Pension Plan	39.00 (2)	1,840,015	31,827
	Towers Watson SERP	39.00 (2)	5,582,613	4,937
	Total		7,422,628	36,764
Julie Gebauer	Willis Towers Watson Pension Plan	31.50	1,600,161	―
	Towers Watson SERP	31.50	5,011,896	2,685
	Total		6,612,057	2,685
Former Executives
Roger Millay	Willis Towers Watson Pension Plan	9.25	492,857	―
	Towers Watson SERP	9.25	1,811,000	8,502
	Total		2,303,857	8,502

(1)

The assumptions and methodology used in calculating the estimated present value shown in this column are the same as those used and disclosed in Note 12, “Retirement Benefits,” to our audited financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K, except the NEOs are assumed to retire at their earliest unreduced retirement age and no pre-retirement terminations or deaths are assumed to occur. Also, no additional compensation or service is assumed beyond the December 31, 2017 calculation date. The specific relevant assumptions include a discount rate of 3.59% for the Willis Towers Watson Pension Plan, 3.18% for the Towers Watson SERP, 3.55% for the Willis Pension Plan, and post-retirement lump sum interest rates for the legacy Watson Wyatt and legacy Towers Perrin final average pay formulas in the Towers Watson SERP of 1.75% for retirements occurring during 2018, 2.25% for retirements occurring during 2019, 2.75% for retirements occurring during 2020 and 3.25% for retirements occurring after 2020. The mortality assumption for the Willis Towers Watson Pension Plan and the Willis Pension Plan is the RP-2014 white collar (no collar table for the Willis Pension Plan) annuitant table with improvements from 2006 to 2015 based on Scale BB-2D with future improvements grading down linearly to 0% over 10 years. In addition, in the Towers Watson SERP, which requires the conversion of life annuity benefits into a lump sum or annual installments, post-retirement mortality was based on the 1983 Group Annuity Mortality table (blended 50/50 for males and females) for Mr. Millay and the UP-1994 Static Mortality table (blended 90% for males and 10% for females) was used for Ms. Gebauer.

Effective July 1, 2017, changes became effective for the Willis Towers Watson Pension Plan and Towers Watson SERP. Legacy Towers Watson employees earning a benefit in the Willis Towers Watson Pension Plan as of December 31, 2016 began earning benefits under a modified stable value formula. Other U.S. employees not earning a benefit in the Willis Towers Watson Pension Plan as of December 31, 2016 became eligible to participate in the plan under a separate stable value formula within the Willis Towers Watson Pension Plan. Employees not earning a benefit in the plan as of December 31, 2016 are required to make employee contributions to the plan in order to be eligible to participate beginning July 1, 2017.

The Towers Watson SERP was frozen as of July 1, 2017. Accruals for compensation of the IRS statutory compensation limit after July 1, 2017 will be earned in the Willis Towers Watson Stable Value Excess Plan and will be distributed as notional shares each quarter.

63 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

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Compensation Tables (continued)

Effective December 31, 2011, benefit accruals were frozen under the qualified and non-qualified defined benefit plans that had been maintained by legacy Towers Perrin and legacy Watson Wyatt for U.S. associates, and benefits began to accrue under the stable value pension design for service rendered on or after January 1, 2012. Effective May 15, 2009, benefit accruals were frozen under the qualified defined benefit plan that had been maintained by Willis North America.

(2)	Includes 18 years of service with legacy Towers Perrin before joining legacy Watson Wyatt.

Willis Towers Watson Pension Plan

The Willis Towers Watson Pension Plan is a broad-based, tax-qualified defined benefit pension plan that provides a benefit to eligible associates of the Company. In general, all U.S. salaried and hourly associates are eligible to participate once attaining one year of credited service.

The Willis Towers Watson Pension Plan provides benefits using two stable value formulas. Participants eligible for benefit accruals as of December 31, 2016 in general earn benefits under the non-contributory stable value formula (“Non-Contributory Participants”). Under the non-contributory formula eligible participants will earn a lump sum benefit at the participant’s normal retirement Age (65) equal to:

(i)

11.5% of each year’s covered pay up to the Social Security wage base for the first 10 years of credited service, 13.0% of each year’s covered pay up to the Social Security wage base for the next 10 years of credited service, and 15.0% of each year’s covered pay up to the Social Security wage base for 20 or more years of credited service; plus

(ii)

16.5% of each year’s covered pay over the Social Security wage base for the first 10 years of credited service, 18.0% of each year’s covered pay over the Social Security wage base for the next 10 years of credited service, and 20.0% of each year’s covered pay over the Social Security wage base for 20 or more years of credited service.

Messrs. Haley, Wickes and Millay and Ms. Gebauer earned benefits under the non-contributory formula.

Participants who were not eligible for benefit accruals as of December 31, 2016 earn benefits under the contributory stable value formula (“Contributory Participants”). Under the contributory formula, employees must contribute 2% of covered pay to the plan in order to be eligible to participate. Beginning July 1, 2017 participants covered by the contributory formula will earn a lump sum benefit payable at the participant’s normal retirement age (65) equal to:

(i)

9.5% of each year’s covered pay up to the Social Security wage base for the first 10 years of credited service after January 1, 2017, 11.0% of each year’s covered pay up to the Social Security wage base for the next 10 years of credited service after January 1, 2017, and 12.5% of each year’s covered pay up to the Social Security wage base for 20 or more years of credited service after January 1, 2017; plus

(ii)

14.5% of each year’s covered pay over the Social Security wage base for the first 10 years of credited service, 16.0% of each year’s covered pay over the Social Security wage base for the next 10 years of credited service, and 17.5% of each year’s covered pay over the Social Security wage base for 20 or more years of credited service after January 1, 2017.

Mr. Jones earned benefits under the contributory formula. Once eligible, Mr. Burwell will also earn benefits under the contributory formula.

For this purpose covered pay consists of salary, bonus and for non-executives, any overtime. The lump sum is reduced for commencement prior to age 65 at a compounding rate of 5% per year.

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Compensation Tables (continued)

Prior to July 1, 2017 under the stable value formula, each eligible participant earned a lump sum benefit at the participant’s normal retirement age (65) equal to 15% of each covered year’s pay up to the Social Security wage base, and 20% of each covered year’s pay in excess of the wage base, with pay for this purpose consisting of salary, bonus and, for non-executives, any overtime. The lump sum is unreduced at age 62 and for commencement prior to age 62, it is reduced at a compounding rate of 5% per year.

Under the stable value formulas, participants may choose to receive the value of their lump sum benefit as an actuarial equivalent annuity at the time of retirement. The standard form of benefit payment for benefits earned under the stable value provisions is a single life annuity benefit for participants who are not married and a 100% joint and contingent annuity for married participants. Alternatively, participants may elect a joint and contingent annuity with a continuation percentage of either 50% or 75% or a certain and continuous annuity with either 5 or 10 years of guaranteed payments. A single lump sum benefit is also available.

Benefits earned prior to December 31, 2011 are specified in the legacy formulas as outlined below.

Legacy Watson Wyatt Formulas

Benefit accruals earned under these formulas ceased on December 31, 2011. Defined benefit plan accruals after December 31, 2011 are earned under the stable value provisions described above.

Benefits earned under the legacy Watson Wyatt Pension formulas by participants who were employed by legacy Watson Wyatt prior to the Towers Perrin/Watson Wyatt Merger or who were hired into a legacy Watson Wyatt office prior to January 1, 2011 were based upon combined years of service with legacy Watson Wyatt and legacy Towers Watson through the earlier of date of termination and December 31, 2011 and the highest consecutive 60-month average of total compensation (base pay, overtime and bonus) through the earlier of date of termination and December 31, 2011. The credited service amounts shown in the table above for Messrs. Haley, Wickes and Millay represent actual combined years of service with legacy Watson Wyatt and legacy Towers Watson.

The standard form of benefit payment is a single life annuity benefit for participants who are not married and a 100% joint and contingent annuity benefit for married participants. Alternatively, participants may elect a joint and contingent annuity with a continuation percentage of 50%, 75% or 100%, or a certain and continuous annuity benefit with 5 or 10 years of guaranteed payments, subject to the plan provisions and statutory limits. The payout option must be elected by the participant before benefit payments begin.

The monthly benefit at normal retirement (age 65) is equal to 1.7% times the participant’s average monthly compensation for the 60 consecutive months with the highest compensation plus 0.4% times the average monthly compensation for the 60 consecutive months with the highest compensation that exceeds the Social Security Covered Compensation (as defined in the plan), all times the number of completed years and months of continuous service up to 25 years. Mr. Haley’s benefits are based on the maximum 25 years of credited service.

For terminations after June 30, 2003, the early retirement age is 55 with five years of service (except as noted below for grandfathered associates). For associates who are eligible for early retirement and who retire prior to age 62, gross benefits are reduced 8% per year between ages 58 and 62, and 6%per year between ages 55 and 58. As of December 31, 2017, Messrs. Haley, Wickes and Millay are eligible for early retirement benefits.

Associates who were employed by legacy Watson Wyatt on June 30, 2003 were grandfathered into prior pension plan provisions for five years, or until June 30, 2008. During the 5-year grandfathering period, eligible associates continued to accrue benefits under the legacy Watson Wyatt provisions in effect before July 1, 2003, except that the 5-year certain and continuous annuity form of payment was not grandfathered. Under these provisions, the same formula described above is used except that an associate’s average pay

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Compensation Tables (continued)

is determined to be the highest average 36 consecutive months of total pay. In addition, the benefit can never be less than the June 30, 2003 accrued benefit indexed by 3% each year.

Benefits accrued under the grandfathered formulas were frozen on the earlier of June 30, 2008 or termination of employment, except for the formula that indexes the June 30, 2003 accrued benefit which was frozen at December 31, 2011. At retirement or termination, whether before or after June 30, 2008, an associate’s accrued benefit will not be less than the frozen grandfathered benefit. If the associate terminates employment after age 50, the frozen grandfathered benefit will be reduced by 5% per year for commencement before age 60. For termination before age 50, this benefit will be actuarially reduced from age 65. Grandfathered associates who attain age 50 with 10 years of service will be eligible for early retirement. Messrs. Haley and Wickes currently qualify for the grandfathered provisions and are eligible for early retirement under those provisions.

Legacy Towers Perrin Formulas

In general, all U.S. associates who were employed by legacy Towers Perrin prior to the Towers Perrin/Watson Wyatt Merger or who were hired into a legacy Towers Perrin office prior to January 1, 2011, with the exception of those associates paid on a bi-weekly basis, were eligible for benefits under these provisions. Benefits were based upon final average plan compensation as of the earlier of the date of the participant’s termination of employment or December 31, 2007, for which plan compensation included base pay and both the bonus paid under the individual bonus program and the bonus paid under the principal bonus program for the year in which they were earned.

Final Average Earnings Formula

Benefits earned under the final average earnings formula are equal to 2% of the final 5-year average of plan compensation (subject to the IRS statutory maximum) as of the earlier of termination of employment or December 31, 2007, multiplied by credited service as of December 31, 2007, subject to a maximum of 20 years. Under this formula, participants may retire as early as age 50 with five years of service and receive a reduced benefit. A participant may retire early with an unreduced benefit after the later of age 60 or 3 years of service. This is the participant’s unreduced early retirement date. Reduction factors are based upon either 5% per year or actuarial equivalent reductions based on the specified assumptions in IRC Section 417(e)(3) from age 60, whichever produces the greater benefit.

Prior to October 1, 2008, the accrued benefit for participants terminating prior to eligibility for early retirement was equal to 2% of the final 5-year average of plan compensation (subject to the IRS statutory maximum) multiplied by credited service projected to unreduced early retirement date (maximum of 20 years) multiplied by the ratio of credited service as of the earlier of date of termination or December 31, 2007 divided by projected credited service as of the unreduced early retirement date. Mr. Wickes terminated his employment in 1996 prior to his early retirement eligibility. His benefit earned prior to his termination date is subject to the projection and proration described above.

Towers Watson SERP

The Towers Watson SERP was designed to restore benefits to plan participants whose qualified plan compensation or benefit levels are impacted by IRC maximums. For service rendered after December 31, 2011 and prior to July 1, 2017, benefits were earned under the stable value formula set forth in the Willis Towers Watson Pension Plan, where the participant would accrue a lump sum payable at normal retirement age (65) equal to 20% of plan compensation for the Towers Watson SERP. For purposes of the Towers Watson SERP, plan compensation is the same as the qualified plan, but only amounts over the IRC limit ($270,000 for 2017) shall be considered in determining the Towers Watson SERP benefit. A participant will receive a lump sum distribution six months after termination of employment equal to his or her stable value account with reductions for payments made prior to age 62 of a compounding 5% per year. Other than the

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Compensation Tables (continued)

timing and form of payment, all other stable value provisions are the same as those described in the Willis Towers Watson Pension Plan in effect prior to July 1, 2017.

Legacy Watson Wyatt Formulas

The legacy Watson Wyatt Excess Benefit and legacy Watson Wyatt Excess Compensation formulas were designed to restore to eligible associates the reductions to their pension benefit imposed by IRC limitations. When the excess formula benefits are added to the benefit provided by the legacy Watson Wyatt qualified plan formula, eligible associates will receive a total benefit equal to the benefit that would have been provided by the Watson Wyatt Pension Plan formula had the limitations not existed. The form of benefit payment provided under the excess plans for retirement eligible individuals is a lump sum generally payable six months following the termination of employment for the executive. The portion of the vested benefit earned before January 1, 2005 is payable immediately at the end of the month following the retirement date. For associates that are not retirement eligible, the benefit accrued prior to June 30, 2003 is paid as a lump sum with the accrued benefit earned after June 30, 2003 paid as a life annuity at age 65.

On August 16, 2013, the Committee recommended, and the Board (with Mr. Haley recusing himself) approved, freezing the portion of the lump sum benefit payable to Mr. Haley upon his retirement attributable to his accrued benefit under the legacy Watson Wyatt formula at $17,597,266, its value as of June 30, 2013. The Committee recommended this change as a retention tool, because, otherwise, Mr. Haley could have been incentivized to retire if he believed interest rates would increase (which would cause the lump sum value of his benefit to decline). This benefit is subject to applicable tax withholding. Mr. Haley will also continue to be entitled to any benefits earned under the Towers Watson SERP attributable to his service after January 1, 2012.

On February 4, 2016, the lump sum benefit of $4,622,616 payable to Mr. Wickes attributable to his accrued benefit under the legacy Watson Wyatt formula of the Towers Watson SERP was frozen. The lump sum was based upon interest rates in effect for terminations as of June 30, 2015.

Willis Pension Plan

Benefit accruals earned under this plan ceased on May 15, 2009.

Nonunion employees of Willis North America, Inc. as of December 31, 2006 earned benefits under this plan based upon their years of service with Willis North America, Inc. through the earlier of date of termination and May 15, 2009 and the highest consecutive 5-year average of total compensation (base pay, commissions and production incentive pay) through the earlier of date of termination and May 15, 2009. The credited service amounts shown in the table above for Mr. Jones represent credited years of service under the plan through May 15, 2009.

The standard form of benefit payment is a single life annuity benefit with five years certain for participants who are not married and a 50% joint and contingent annuity benefit for married participants. Alternatively, participants may elect a single life annuity, joint and contingent annuity with a continuation percentage of 50%, 75% or 100%, or a certain and continuous annuity benefit with five, 10 or 15 years of guaranteed payments, subject to the plan provisions and statutory limits. The payout option must be elected by the participant before benefit payments begin.

The monthly benefit at normal retirement (age 65) is equal to the sum of A and B, where:

●

A equals 1.2% times the participant’s average monthly compensation for the 5 consecutive years (through May 15, 2009) with the highest compensation plus 0.65% times that average monthly compensation which exceeds $2,833 ($34,000 per year), multiplied by the lesser of 30 and the projected years and months of service the participant was projected to have at normal retirement

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Compensation Tables (continued)

date plus 0.3% times the average monthly compensation times the number of projected years and months of service at normal retirement date over 30 years. This total amount is then multiplied the ratio of years and months of service as of May 15, 2009 divided by the projected years and months of service as of normal retirement date.

●

B equals 1.5% times the participant’s average monthly compensation described above times the ratio of years and months of service where compensation exceeded the IRS statutory limit on allowable compensation (maximum 15 years) as of May 15, 2009 divided by the projected years and months of service at normal retirement date.

The early retirement age is 55 with 10 years of service. Unreduced benefits are available to participants who attain age 60 and 25 years of service. For purposes of vesting and gaining eligibility for unreduced benefits, participants continue to accrue service beyond May 15, 2009. If not meeting the requirements for an unreduced pension, benefits are reduced 5% per year prior to normal retirement date (age 65).

With respect to the Willis Towers Watson Pension Plan, the Towers Watson SERP and the Willis Pension Plan, the amounts shown in the Pension Benefits at 2017 Fiscal Year-End table above are actuarial present values of the benefits accumulated through December 31, 2017. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. The assumed retirement age for each executive is the earliest age at which the executive could retire without any benefit reduction due to age or the current age if the executive has already attained such earliest age. Actual benefit present values upon an executive’s retirement will vary from these estimates depending upon many factors, including an executive’s actual retirement age.

Non-Qualified Deferred Compensation for the Fiscal Year Ended December 31, 2017

The following table provides information as of December 31, 2017 concerning the legacy Watson Wyatt non-qualified deferred compensation plans assumed by legacy Towers Watson in connection with the Towers Perrin/Watson Wyatt Merger, in which Messrs. Haley, Wickes and Millay are participants. In connection with approval of the stable value pension plan amendments discussed above, legacy Watson Wyatt also froze contributions under the Watson Wyatt Deferred Savings Plan (“WW Deferred Savings Plan”) effective immediately following the date that contributions were made for the short plan year ended December 31, 2011.

The table also provides information as of December 31, 2017 concerning the Willis Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees (“WTW Deferred Savings Plan”), as well as for the Willis Towers Watson Non-Qualified Stable Value Excess Plan for U.S. Employees (“WTW Stable Value Excess Plan”) effective July 1, 2017.

The Towers Watson SERP was frozen effective July 1, 2017 and participants ceased to accrue further benefits in the Towers Watson SERP. In place of the Towers Watson SERP, the Company adopted the WTW Stable Value Excess Plan. The WTW Stable Value Excess Plan is an unfunded deferred compensation plan for select management and other highly compensated associates, including the Company’s executive officers. The purpose of the WTW Stable Value Excess Plan is to provide participants with supplemental and deferred compensation benefits through the accrual of a contributory or non-contributory stable value benefit. Non-Contributory Participants in the Willis Towers Watson Pension Plan who have eligible salary and bonus compensation that is in excess of the limit under IRC Section 401(a)(17) (“Eligible Compensation”) during a plan year were automatically enrolled in the WTW Stable Value Excess Plan, and accrue a stable value benefit equal to a percentage of Eligible Compensation determined under the following formula: 16.5% of Eligible Compensation for the first 10 years of vesting

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Compensation Tables (continued)

service (from the date of hire); 18% of Eligible Compensation for the next 10 years of vesting service; 20% of Eligible Compensation for over 20 years of vesting service. The benefit accrued during a plan year is subject to a 5% compound reduction for each year by which the date of accrual precedes age 65. Messrs. Haley, Wickes and Millay and Ms. Gebauer were Non-Contributory Participants in 2017.

Under the WTW Stable Value Excess Plan, certain employees who meet eligibility requirements and are Contributory Participants in the Willis Towers Watson Pension Plan are permitted to enroll in the WTW Stable Value Excess Plan. Each plan year, Contributory Participants will defer 2% of Eligible Compensation, and will accrue a stable value benefit equal to the excess of a percentage of Eligible Compensation over the amount deferred, determined pursuant to the following formula: 14.5% of Eligible Compensation for the first 10 years of vesting service from January 1, 2017 (or date of hire, if later); 16% of Eligible Compensation for the next 10 years of vesting service; and 17.5% of Eligible Compensation for over 20 years of vesting service. The benefit accrued during a plan year is subject to a 5% compound reduction for each year by which the date of accrual precedes age 65. Mr. Jones was a Contributory Participant in 2017.

The amount accrued during a plan year will vest three years after such plan year, provided that all accruals will vest in full when the employee reaches age 55 if he or she has at least 10 years of service, or age 65 if he or she has at least five years of service. Contributory Participants will be vested at all times in the 2% of Eligible Compensation deferred.

All accruals in the WTW Stable Value Excess Plan are credited in the form of Company share units under the Company’s 2012 Plan, will accrue dividend equivalents and will be paid in Company shares; as a result, the value of the notional account will be aligned with the value of the Company’s underlying shares. To comply with IRC Section 409A, payments will be made on the first business day of the month following the date that is six months after the participant’s separation from service.

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Compensation Tables (continued)

		Executive	Registrant	Aggregate
		Contributions	Contributions	Earnings
		for the Fiscal	for the Fiscal	for the Fiscal		Aggregate
	Non-Qualified	Year Ended	Year Ended	Year Ended	Aggregate	Balance at
	Deferred	December 31,	December 31,	December 31,	Withdrawals /	December 31,
	Compensation	2017	2017	2017	Distributions	2017
Name	Plan	($)(6)	($)	($)	($)	($)(5)
Current Executives
John Haley	WW Deferred Savings Plan (1)	—	—	26,723 (3)	—	727,445
	WTW Deferred Savings Plan (2)	8,695,527	111,580	1,265,520 (4)	—	15,261,016
	WTW Stable Value Excess Plan	—	60,000	(2,956)	—	57,044
Michael Burwell	—	—	—	—	—	—
Todd Jones	WTW Deferred Savings Plan (2)	27,300	15,925	(639) (4)	—	42,586
	WTW Stable Value Excess Plan	1,852	—	—	—	1,852
Gene Wickes	WW Deferred Savings Plan (1)	—	—	10,426 (3)	—	283,820
	WTW Deferred Savings Plan (2)	2,746,241	41,002	67,340 (4)	—	3,148,106
	WTW Stable Value Excess Plan	—	32,500	(1,601)	—	30,899
Julie Gebauer	WTW Deferred Savings Plan (2)	2,350,131	30,930	50,831 (4)	—	2,666,146
	WTW Stable Value Excess Plan	—	20,753	(1,023)	—	19,730
Former Executives
Roger Millay	WW Deferred Savings Plan (1)	—	—	2,931	—	79,808
	WTW Deferred Savings Plan (2)	45,539	26,654	93,878 (4)	—	442,161
	WTW Stable Value Excess Plan	—	20,747	(1,022)	—	19,725

(1)

The WW Deferred Savings Plan was established to supplement the benefits of those participants in the Watson Wyatt & Company Savings Plan for U.S. employees whose company matching contributions to the savings plan are limited by the compensation and elective deferral limitations, or the nondiscrimination requirements, imposed by the IRC. The WW Deferred Savings Plan does not allow for associate contributions. Participants generally vest in their account after three years of service. Messrs. Haley, Wickes and Millay are fully vested in their account balances in the WW Deferred Savings Plan. Participants are eligible for payment of their vested account balance upon termination of employment or retirement.

(2)

The WTW Deferred Savings Plan is an unfunded deferred compensation plan for select management and other highly compensated associates of legacy Towers Watson who contribute significantly to the future success of the Company, including the Company’s executive officers. The purpose of the WTW Deferred Savings Plan is to provide this group with a means to defer receipt of a portion of their compensation, and potentially to receive a discretionary matching contribution from the Company. In addition, beginning in 2016 for Mr. Haley, the amount of his annual base salary in excess of $1 million was deferred into the WTW Deferred Savings Plan in accordance with the terms of his employment agreement, as was the distribution from the vesting of PSUs for Messrs. Haley and Wickes and Ms. Gebauer, as described more fully in footnote 4 to the Option Exercises and Shares Vested table above.

All associate deferrals, with the exception of Mr. Haley’s deferral of salary in excess of $1 million, and all Company matches, are credited in the form of Company share units and will be paid in Company shares under the Company’s 2012 Plan. As a result, the value of the notional account set forth in the “Aggregate Balance at December 31, 2017” column is based on the value of the Company’s underlying shares on such date, plus the value of deferred salary (and interest earned thereon) for Mr. Haley. Payments will be made from this plan on the first business day of the month following the date that is six months after the participant’s separation from service.

(3)

Represents interest earned during the fiscal year ended December 31, 2017 on the account balance in the WW Deferred Savings Plan. Interest under the WW Deferred Savings Plan is calculated using the prime rate of interest as reported by legacy Towers Watson’s primary bank, determined as of the first day of the calendar year.

(4)

Represents the increase (decrease) in value during fiscal year 2017 of Company share units credited to an associate’s account from associate deferrals and discretionary Company matching contributions, plus, in Mr. Haley’s case, the value of interest earned on his deferred salary calculated using the prime

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Compensation Tables (continued)

rate of interest as reported by legacy Towers Watson’s primary bank, determined as of the first day of the calendar year.
(5)

Other than registrant contributions of $238,647 for Mr. Haley, $99,369 for Mr. Wickes, $51,683 for Ms. Gebauer and $73,178 for Mr. Millay, no portion of the amounts shown has been reported in the Company’s Summary Compensation Table for the fiscal year ended December 31, 2017 or in prior fiscal years.

The balances reported for the WTW Deferred Savings Plan reflect the value of Company share units credited to an associate’s account from associate deferrals and discretionary Company matching contributions as calculated based on the closing price of the Company’s shares on December 29, 2017 of $150.69 per share, plus the value of deferred salary (and interest earned thereon) for Mr. Haley.

(6)

Includes Mr. Haley’s deferral of base salary in excess of $1 million during the year, Messrs. Haley’s and Wickes’ and Ms. Gebauer’s respective distributions of PSUs as described in the footnote 4 to the Option Exercises and Shares Vested table, and Mr. Jones’ deferral contributions to the WTW Stable Value Excess Plan in 2017.

Named Executive Officers’ Employment Agreements

Each of the NEOs except for Mr. Wickes and Ms. Gebauer has an employment agreement or offer letter with the Company. The material terms of their current agreements are described below.

Further information regarding the values of the change of control and severance provisions in our NEOs’ employment agreements are contained in the section entitled “— Potential Payments to Named Executive Officers Upon Termination and/or Change of Control.”

Current Executive Officers

John Haley - CEO

The Company entered into an employment agreement with Mr. Haley, effective March 1, 2016, with a term through December 31, 2018. The employment agreement provides for an annual base salary of $1.2 million and a target STI award opportunity equal to 200% of his annual base salary (with a maximum opportunity equal to 350% of his annual base salary). In connection with entering into the employment agreement, the Company granted Mr. Haley a front-loaded equity award (consisting of the PSU Award and Supplemental Award), the terms of which are set forth under the section entitled “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Long-Term Incentive Compensation — Recap of Mr. Haley’s 2016 LTI Award.”

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Compensation Tables (continued)

The agreement further provides that upon the earliest to occur of a termination of Mr. Haley’s employment by the Company without “cause,” Mr. Haley’s resignation for “good reason,” and a termination of employment due to his death or disability, Mr. Haley is entitled to (i) a severance payment equal to the sum of two times his annual base salary and two times his target STI award, payable in a lump sum, (ii) the full amount of his STI award for the year of termination, based on actual performance, (iii) continued medical coverage at the active employment rate for up to 18 months, (iv) treatment of his equity incentive awards in accordance with the terms of the applicable award agreements, and (v) the waiver of service requirements under any retention policy applicable to Mr. Haley’s prior cash incentive compensation awards. In addition, Mr. Haley will be subject to non-competition and non-solicitation covenants for a period of two years following any termination of his employment from the Company. In the event that any of the foregoing payments and benefits are provided in connection with a change of control of the Company and would result in the imposition of excise taxes to Mr. Haley, the payments and benefits will be reduced so as to avoid triggering such excise taxes, but only if such reduction would result in a greater after-tax payment to Mr. Haley than if no reduction was made.

Mr. Haley’s employment agreement defines the terms “cause” and “good reason” as follows:

●

“Cause” means (i) indictment for, conviction of or plea of no contest or guilty to, a misdemeanor involving sexual misconduct or to a felony under U.S. federal or state law; (ii) willful misconduct with regard to his material duties and responsibilities with the Company, including any willful failure to abide by any material, written employment policies of the Company; (iii) willful breach of material obligations under the employment agreement (including any repeated willful failure to abide by the reasonable, legal, written directives presented by the Board); (iv) drug addiction or habitual intoxication that adversely effects job performance or the reputation or best interests of the Company or its affiliates; or (v) commission of material fraud, embezzlement or misappropriation of funds, willful breach of fiduciary duty or willfully engaging in a material act of dishonesty against the Company or its affiliates.

●

“Good Reason” means the occurrence of any of the following events at any time during the term of the employment agreement: (i) any reduction in annual base salary or target annual STI percentage; (ii) any adverse change in Mr. Haley’s title such that he is not the CEO; (iii) Mr. Haley ceases for any reason to report solely and directly to the Board; (iv) any material adverse change in Mr. Haley’s duties, responsibilities or authorities, or the assignment to him of any duties that are materially inconsistent with his position as the CEO of the Company, in each case without his prior written consent (including, without limitation, the appointment of any other executive officer as the leader of the Company’s Group Operating Committee or any successor committee thereto); (v) the Board, or the Compensation Committee, enters into or modifies, or authorizes the Company to enter into or modify, any employment agreement with any executive officer of the Company without prior consultation with Mr. Haley; (vi) any required relocation of the principal location where Mr. Haley performs services by more than 50 miles from his principal location prior to the Effective Date (or such other principal location as the Company and Mr. Haley may agree in a signed writing) without Mr. Haley’s prior written consent; or (vii) any material breach by the Company of the employment agreement or any equity incentive award agreements.

Michael Burwell - CFO

Mr. Burwell’s offer letter, dated August 17, 2017, sets forth the terms of his employment, effective as of October 2, 2017. The offer letter provides for (i) an annual base salary of $750,000; (ii) an STI target of 125% of base salary (with a minimum 2017 STI award at the full year target value); (iii) an annual LTI award of 200% of base salary; and (iv) a sign-on bonus of $1,450,000 (which is subject to repayment if he voluntarily leaves the Company’s employ or is terminated with cause within the first 12 months).

The offer letter further provides that in the event of a termination of Mr. Burwell’s employment by the Company for any reason other than “Good Cause”, Mr. Burwell is eligible for severance compensation

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equal to 12 months’ base salary at the time of termination plus his target STI award, subject to Mr. Burwell’s execution of a severance and release agreement. Mr. Burwell will not be entitled to severance payments if he voluntarily terminates his employment or is terminated for “Good Cause.”

Under the offer letter, “Good Cause” is defined as: (i) gross and/or chronic neglect of his duties; (ii) conviction of a felony or conviction of a misdemeanor involving moral turpitude; (iii) dishonesty, embezzlement, fraud or other material willful misconduct by him in connection with his employment; (iv) violation of the restrictive covenant provisions contained in his Confidentiality and Non-Solicitation Agreement or in any other agreement with the Company or any affiliate; (v) material breach of any duty owed to the Company, including, without limitation, the duty of loyalty; (vi) material breach of any material obligations under any agreement with the Company or any affiliate; and (vii) any material breach by Mr. Burwell of the Company’s Code of Conduct. Good Cause does not include any immaterial, isolated instance of ordinary negligence or failure to act, whether due to an error in judgment or otherwise, if Mr. Burwell has exercised substantial efforts in good faith to perform the duties reasonably assigned or appropriate to his position.

Todd Jones - Head of Corporate Risk & Broking

Mr. Jones’ employment agreement, effective as of July 1, 2013, as amended, provides for an annual base salary of $600,000 with a target STI award opportunity equal to a percentage of his annual base salary with increases from time to time approved by the Committee.

The agreement further provides that in the event of a termination of Mr. Jones’ employment by the Company without “good cause” or Mr. Jones’ resignation for “good reason,” Mr. Jones is entitled to (i) a payment equal to the sum of his annual base salary and target STI award at the time of his employment termination, payable in installments over 12 months; (ii) a pro rata portion of his STI award for the year in which termination of employment occurs, based on actual performance; (iii) continued medical coverage at the active employment rate for up to 12 months; (iv) one additional year of service vesting credit (but not performance-vesting credit) for each of his long- term incentive awards; and (v) each of his vested stock options remaining exercisable until the earlier of one year following the termination date and the normal expiration date of the stock option. Furthermore, in the event of such a termination or resignation occurring within 24 months following a change of control, Mr. Jones would be entitled to (i) a payment equal to two times the sum of annual base salary and target STI award, payable in a lump sum; (ii) a pro rata portion of his target STI award for the year in which termination of employment occurs; (iii) continued medical coverage at the active employment rate for up to 12 months; (iv) full service vesting credit (but not performance-vesting credit) for all of his long-term incentive awards; and (v) each of his vested stock options remaining exercisable until the earlier of one year following the termination date and the normal expiration date of the stock option.

An amendment to Mr. Jones’ employment agreement became effective on the closing date of the Merger and provided that the Merger constituted a “change of control” for purposes of his employment agreement. Accordingly, Mr. Jones was eligible to receive the change of control severance payments and benefits described above upon a termination of his employment by the Company without “good cause” or Mr. Jones’ resignation for “good reason,” occurring within 24 months from the January 4, 2016 closing date of the Merger.

Mr. Jones’ employment agreement defines the terms “good cause” and “good reason” as follows:

●

“Good cause” is generally defined as (i) gross and/or chronic neglect of duties; (ii) conviction of a felony or misdemeanor involving moral turpitude; (iii) dishonesty, embezzlement, fraud or other material willful misconduct in connection with employment; (iv) the issuance of any final order for removal as an associate of the Company by any state or federal regulatory agency; (v) violation of restrictive covenant provisions contained in employment or other agreements with the Company or its affiliates; (vi) material breach of duties owed to the Company or its affiliates, including, without limitation, the duty of loyalty; or (vii) any material breach of the Company’s code of ethics.

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Compensation Tables (continued)

●

“Good reason” means one or more of the following events has occurred without Mr. Jones’ written consent: (i) a material adverse diminution in position, authority or responsibilities or the assignment to Mr. Jones of duties or responsibilities which are materially inconsistent with Mr. Jones’ position; (ii) a reduction in monthly base salary or target annual incentive plan percentage; or (iii) Mr. Jones is required to relocate his office outside a radius of 35 miles from the current office location at 200 Liberty Street in New York City.

Gene Wickes - Head of Benefits Delivery & Administration

During 2017, Mr. Wickes was not a party to an employment agreement.

Julie Gebauer - Head of Human Capital & Benefits

During 2017, Ms. Gebauer was not a party to an employment agreement.

Former Executive Officers

Roger Millay – Former CFO

During 2017, Mr. Millay was not a party to an employment agreement.

On April 6, 2017, Mr. Millay provided notice to the Company of his voluntary retirement effective October 2, 2017. In connection with his retirement, the Company entered into an agreement providing for amendments to his equity-based compensation contingent upon his agreement to certain non-competition provisions.

Under the agreement, in recognition of his valued service, the terms of Mr. Millay’s unvested stock options for fiscal year 2015 granted September 11, 2015 were amended by the Board, in its discretion, to provide for continued vesting in accordance with the original vesting schedule. The amended terms provide that upon their vesting the options will remain exercisable for the remainder of their seven-year term. In addition, the terms of Mr. Millay’s PSUs granted under the 2016 LTI Program on July 20, 2016 were amended by the Board, in its discretion, to accelerate the vesting such that the award will become payable, subject to the satisfaction of the applicable performance conditions, following the original vesting date of March 15, 2019.

Potential Payments to Named Executive Officers Upon Termination and/or Change of Control

Current Executive Officers

The table appearing immediately below sets forth the estimated payments and benefits that the Company’s NEOs who were executive officers on December 31, 2017 would have received assuming termination and/or a change of control subsequent to the Merger had occurred on December 31, 2017. The definitions of “cause” (or “good cause”), “change of control” and “good reason,” as set forth in the named executive officers’ employment agreements, are contained in the section entitled “— Named Executive Officers’ Employment Agreements — Current Executive Officers.”

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Compensation Tables (continued)

General

The Committee believes that severance benefits are a necessary component of a competitive compensation program; in certain cases, such benefits are consideration for an executive’s agreement not to compete. With the exclusion of Mr. Haley (with whom the Company entered into an employment agreement effective March 1, 2016) and Mr. Burwell (who joined the Company on October 2, 2017), Willis Towers Watson continued the legacy Willis Group and legacy Towers Watson severance arrangements for the respective executive officers based on their legacy company. Neither legacy company, nor Willis Towers Watson, provides any form of tax gross-ups, significant perquisites or automatic payments in connection with a change of control of the Company. No NEO receives cash severance upon a single-trigger change of control.

Mr. Haley is party to an employment contract, which provides that upon the earliest to occur of a termination of Mr. Haley’s employment by the Company without “cause,” Mr. Haley’s resignation for “good reason,” and a termination of employment due to his death or disability (as such terms are defined in his employment contract), Mr. Haley is entitled to (i) a severance payment equal to the sum of two times his annual base salary and two times his target STI award, payable in a lump sum, (ii) the full amount of his STI award for the year of termination, based on actual performance, (iii) continued medical coverage at the active employment rate for up to 18 months, (iv) treatment of his equity incentive awards in accordance with the terms of the applicable award agreements, and (v) the waiver of service requirements under any retention policy applicable to Mr. Haley’s prior cash incentive compensation awards.

With respect to Mr. Haley’s front-loaded equity award (PSU Award and Supplemental Award) granted in 2016, in the event that his employment is terminated by the Company without cause, he resigns for good reason, or is terminated due to his death or disability (as such terms are defined in the award agreements), he will become vested in a number of shares underlying his PSU Award and Supplemental Award based upon the achievement of the performance measures as of the end of the year in which such termination occurs multiplied by one-third if the termination had occurred during 2016, two-thirds if the termination had occurred during 2017, and the full amount if the termination occurs during 2018. Any shares so vested will be settled by the March 15th immediately following the year in which the termination occurs.

Further, in the event of a “change in control” of the Company, the number of PSUs that may become payable will be the greater of (i) the target number of PSUs or (ii) a number of PSUs based on actual performance as of the date of such change in control (together, “Converted PSUs”). In either case, the Converted PSUs will remain eligible to vest subject to Mr. Haley’s continued employment through December 31, 2018. However, if Mr. Haley is terminated by the Company without cause or resigns for good reason, in either case, upon or within 12 months following a change in control, he will become vested in a prorated number of Converted PSUs based on the number of whole months elapsed from January 1, 2016 through his termination date, plus 12 additional months (up to a maximum of 36 months). Any shares so vested will be settled within 30 days following the date of his termination of employment.

Mr. Burwell’s offer letter provides that in the event of a termination of Mr. Burwell’s employment by the Company for any reason other than “Good Cause” (as such term is defined in his offer letter), Mr. Burwell is eligible for severance compensation equal to 12 months’ base salary at the time of termination plus his target STI award, subject to Mr. Burwell’s execution of a severance and release agreement. Mr. Burwell will not be entitled to severance payments if he voluntarily terminates his employment or is terminated for “Good Cause.” If Mr. Burwell voluntarily leaves or is terminated for cause within 12 months of his signing bonus payment, he is required to repay to the Company the full amount of the signing bonus payment immediately upon termination.

Mr. Jones is party to severance arrangements put into place by legacy Willis Group for its executive officers prior to the Merger where they receive severance protection in limited circumstances (primarily where they are terminated by the Company without cause or resign for good reason) and they receive enhanced severance benefits and full service vesting credit for certain equity awards in the event that they

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Compensation Tables (continued)

depart for such reasons within 24 months of a change of control. This was intended to ensure that the officers were motivated primarily by the needs of the businesses for which they are responsible, and, therefore, that they act in the best interests of our shareholders, even if such actions are contrary to their personal interests.

Mr. Wickes and Ms. Gebauer (legacy Towers Watson NEOs) are not party to any employment or change in control severance agreements. They are eligible for severance pay in an amount equal to 3 weeks’ base pay for each completed year of the NEO’s service, plus 12 weeks, up to a maximum of 44 weeks’ pay, payable in a lump sum upon termination.

		Termination Scenarios
		A	B	C	D
Name	Form of Compensation	Without Cause / Good Reason Resignation* ($)	Without Cause / Good Reason Resignation Following a Change of Control** ($)	Death or Disability ($)	Cause / Without Good Reason*** ($)
John Haley	Cash Severance Payment (1)	9,680,640	9,680,640	9,680,640	—
	Perquisites / Benefits (2)	380,113	380,113	380,113	—
	Accelerated Vesting of Equity Awards (3)	38,896,253	61,225,933	38,896,253	—
	Total	48,957,006	71,286,686	48,957,006	—
Michael Burwell	Cash Severance Payment (1)	1,687,500	1,687,500	1,687,500	—
	Perquisites / Benefits (2)	—	—	—	—
	Accelerated Vesting of Equity Awards (3)	—	—	—	—
	Total	1,687,500	1,687,500	1,687,500	—
Todd Jones	Cash Severance Payment (1)	4,172,298	4,172,298	3,548	—
	Perquisites / Benefits (2)	1,467	1,467	—	—
	Accelerated Vesting of Equity Awards (3)	1,531,382	1,531,382	1,531,382	—
	Total	5,705,147	5,705,147	1,534,930	—
Gene Wickes	Cash Severance Payment (1)	550,000	550,000	—	—
	Perquisites / Benefits (2)	—	—	—	—
	Accelerated Vesting of Equity Awards (3)	—	1,921,670	—	—
	Total	550,000	2,471,670	—	—
Julie Gebauer	Cash Severance Payment (1)	550,000	550,000	—	—
	Perquisites / Benefits (2)	—	—	—	—
	Accelerated Vesting of Equity Awards (3)	—	1,685,021	—	—
	Total	550,000	2,235,021	—	—

*	For Mr. Jones, this treatment reflects that the Merger constituted a change of control (as it was still within the 24-month window as of December 31, 2017).
**

Prior to the Merger, each of the legacy companies’ Compensation Committees took action in terms of how the Merger would be treated under their officers’ existing severance arrangements. For legacy Willis Group executives, the Merger constituted a change of control triggering enhanced severance payments and automatic vesting acceleration of certain outstanding equity awards in the event of termination by the Company without “good cause” or officer resignation for “good reason” for 24 months following January 4, 2016. As a result, the table above reflects for Mr. Jones, that the Merger constituted a change of control (as it was still within the 24-month window as of December 31, 2017). For all other NEOs, this treatment reflects the impact of a change of control subsequent to the Merger.

***

For Mr. Haley, this assumed that no 2017 STI award would have been awarded based on the conclusion that it did not accrue due to his termination prior to completing the full fiscal year. For Mr. Burwell, if he voluntarily leaves or is terminated for cause within 12 months of receiving his cash sign-on bonus of $1,450,000 that was paid to him in October 2017, he is required to repay to the Company the full amount of the sign-on bonus payment immediately upon termination.

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Compensation Tables (continued)

(1) Cash Severance Payment

The components of the Cash Severance Payment that could be payable to the NEOs in certain termination scenarios include: (i) severance payment consisting of a multiple of the executive’s annual base salary and target STI award for those with employment agreements; (ii) pro rata or full STI award for the year of termination, based on either actual or target level of performance, as applicable, and payable at the same time that STI awards are payable generally; and (iii) cash dividend equivalents payable in connection with equity awards that have received accelerated vesting treatment. In the event of termination by the Company without cause or resignation by the officer with good reason termination or such termination following a change of control, the severance amount due to the executive would be reduced by any salary paid to him between the date the Company provided him with notice of termination and the termination date.

The Cash Severance Payment amounts shown above for each NEO are detailed below.

●

Mr. Haley – The amounts reflected above for termination by the Company without cause/resignation with good reason, termination by the Company without cause/resignation with good reason following a change of control, and death or disability (columns A, B and C) include: (i) a lump sum cash severance payment of $7,200,000 (equal to two times the sum of his annual base salary and target STI award) and (ii) the full amount of his STI award for the year of termination based on actual performance in the amount of $2,480,640.

●

Mr. Burwell – The amounts reflected above for termination by the Company without cause/resignation with good reason, termination by the Company without cause/resignation with good reason following a change of control, and death or disability (columns A, B and C) include a lump sum cash severance payment of $1,687,500 (equal to the sum of his annual base salary and target STI award).

●

Mr. Jones – The amounts shown above for termination by the Company without cause/resignation with good reason and termination by the Company without cause/resignation with good reason following a change of control (columns A and B) reflect the change of control severance payments due to the Merger that he would have been entitled to at December 31, 2017 per his employment agreement that include: (i) a lump sum cash severance payment of $3,262,500 (equal to two times the sum of his annual base salary and target STI award), (ii) a pro rata STI award of $906,250 for the year of termination based on target performance, and (iii) cash dividend equivalents payable in connection with accelerated vesting of RSUs in the amount of $3,548. The amount shown above for termination due to death or disability (column C) reflects cash dividend equivalents payable in connection with accelerated vesting of RSUs.

●

Mr. Wickes and Ms. Gebauer – These NEOs are not a party to any employment or change in control severance agreements. They are eligible for the same severance pay plan as all U.S.-based associates from legacy Towers Watson whose employment has been terminated involuntarily for reasons other than performance. The plan provides for severance pay in an amount equal to 3 weeks’ base pay for each completed year of the NEO’s service, plus 12 weeks, up to a maximum of 44 weeks’ pay. The amounts shown above for termination by the Company without cause/resignation with good reason and termination by the Company without cause/resignation with good reason following a change of control (columns A and B) reflect the maximum value of severance pay that each officer could receive, which would be payable in a lump sum upon termination.

(2) Perquisites/Benefits

The amounts shown above for Messrs. Haley and Jones under termination by the Company without cause/ resignation with good reason and termination by the Company without cause/resignation with good reason following a change of control (columns A and B) and under termination due to death or disability for Mr. Haley (column C) reflect the value of payments with respect to continued medical coverage. The

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Compensation Tables (continued)

employment agreements for Messrs. Haley and Jones provide for continued medical coverage for the officer, his spouse and covered dependents as of the termination date in accordance with the terms of the effective applicable group plan. This provision applies for up to 18 months following the termination date for Mr. Haley (which provides for a maximum benefit of $3,240) and for up to 12 months following the termination date for Mr. Jones.

In addition, upon any termination of employment, Messrs. Haley, Burwell, Jones and Wickes and Ms. Gebauer may be entitled to benefits that are provided generally by the Company to salaried associates, including distributions under the Company’s 401(k) plan, health care benefits, disability benefits and accrued vacation pay. Mr. Haley, in addition to accruing annual vacation during the fiscal year ended December 31, 2017, has a frozen vacation balance from prior years which, if unused, will be paid out to him upon termination of employment at his then current rate of hourly base salary. The amount in columns A, B and C above for Mr. Haley also reflects the Company’s liability for his frozen vacation pay in the amount of $376,873. In the context of any particular separation from Willis Towers Watson, the Company and legacy Towers Watson executives without an employment agreement may mutually agree on severance terms that could include additional benefits or payments.

(3) Accelerated Vesting of Equity Awards

The amounts above reflect the intrinsic value of unvested option, RSU and PSU awards held by each NEO that would have received automatic accelerated vesting treatment in each termination scenario as described below pursuant to the applicable employment/award agreement, based on the Company’s closing share price of $150.69, as quoted on the NASDAQ on the last business day of the fiscal year (December 29, 2017). For awards that would not have received automatic accelerated vesting treatment but are subject to acceleration at the Committee’s discretion, we have assumed these were not accelerated and have been forfeited. For more information on the NEOs’ outstanding awards at December 31, 2017 considered for these calculations, refer to the section entitled “— Outstanding Equity Awards at Fiscal-Year End.”

●

Mr. Haley – The amounts in column A, B and C reflect the value of Mr. Haley’s PSU Award and Supplemental Award calculated in accordance with the terms of the respective award agreements. Columns A and C reflect the value of the portion of shares underlying his PSU Award that would have vested based upon the achievement of the performance measures as of the end of 2017 and prorated through the end of 2017 in the event of Mr. Haley’s termination by the Company without cause, his resignation with good reason, or termination due to his death or disability. In the event of a change in control of the Company (other than the Merger), the number of PSUs that may become payable will be the greater of (i) the target number of PSUs or (ii) a number of PSUs based on actual performance as of such change in control (together, “Converted PSUs”). In either case, the Converted PSUs will remain eligible to vest subject to Mr. Haley’s continued employment through December 31, 2018. The amount in Column B for Mr. Haley’s termination by the Company without cause or his resignation for good reason, in either case, upon or within 12 months following a change in control (subsequent to the Merger), assumes the vesting of the full amount of the Converted PSUs as a result of his termination occurring with 12 months remaining in the performance period, per his award agreement. The amount in column B also reflects full service vesting on his outstanding equity award granted under the Towers Watson 2009 LTIP prior to the Merger that would have vested in the event of termination by the Company without cause within 12 months following a change of control per terms of the award agreement.

●

Mr. Jones – The amounts shown above for termination by the Company without cause/resignation with good reason and termination by the Company without cause/resignation with good reason following a change of control (columns A and B) reflect the change of control vesting acceleration due to the Merger that he would have been entitled to at December 31, 2017 per his employment agreement. The amounts in columns A and B reflect full service vesting on all outstanding awards except the PSUs granted under the 2017 LTI Program on July 20, 2017 and the PSUs granted under the 2016 LTI Program on July 20, 2016 which would not receive automatic vesting

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Compensation Tables (continued)

acceleration per the terms of the applicable award agreements*. For the PSUs granted under the 2015 LTI Program on November 9, 2015 (with a performance period that ended on December 31, 2017), the full service vesting reflects actual performance against the established performance goals that resulted in a total payout of 189.8% of the target number of PSUs granted. The amount shown in column C for termination due to death or disability reflects full service vesting credit on outstanding awards per terms of the applicable award agreements.

●

Mr. Wickes and Ms. Gebauer – The amounts in column B reflect full service vesting of the outstanding equity award granted to each under the Towers Watson 2009 LTIP prior to the Merger that would have vested in the event of termination by the Company without cause within 12 months following a change of control per terms of the award agreement. With respect to the outstanding PSUs granted under the 2017 LTI Program on July 20, 2017 and the PSUs granted under the 2016 LTI Program on July 20, 2016, the awards would not receive automatic vesting acceleration per the terms of the applicable award agreements*.

*Awards granted under the 2012 Plan will vest based on the participant’s continued service. However, in the event of a participant’s termination of employment due to death or permanent disability, the Committee has the discretion to deem the performance conditions relating to all or a portion of the unvested PSUs to be attained up to the target level (i.e., 100%) and accelerate the time-based vesting of all or a portion of the earned performance shares. The Committee may also apply this same discretion in connection with a participant’s termination for any other reason except during the first year of vesting for awards that are subject to the minimum one-year vesting requirement.

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Compensation Tables (continued)

Impact on Present Value of Accumulated Pension Benefits Payable in Certain Termination Scenarios

The account values payable to Messrs. Haley, Jones, Wickes and Millay and Ms. Gebauer through the Non-Qualified Deferred Compensation Plans are shown in the table in the section entitled “—Non-Qualified Deferred Compensation for the Fiscal Year Ended December 31, 2017” above and would not change based on early retirement, death, disability or a change in control of the Company. The value of benefits payable to Messrs. Haley, Jones and Wickes and Ms. Gebauer under the Willis Towers Watson Pension Plan, the Towers Watson SERP or the Willis Pension Plan outlined above may increase (or decrease) in the event of the early retirement, pre-retirement death or disability of the NEO. Since Mr. Millay terminated employment in October 2017, his benefit value is not subject to change under any of these scenarios. Benefits do not become payable under the Willis Towers Watson Pension Plan, the Towers Watson SERP or the Willis Pension Plan as a result of a change in control of the Company. Using the assumptions employed in the table in the section entitled “— Pension Benefits at 2017 Fiscal Year-End” (the “Pension Benefits Table”) with the exception of using the actual Towers Watson SERP lump sum interest rates as of December 31, 2017, the present value of the pension and disability benefit (as applicable) payable to the NEOs as of December 31, 2017 in the event of early retirement, death or disability is shown in the following table.

Total Present Value as of December 31, 2017 in case of:
			Increase /		Increase /		Increase /
			(Decrease)	Pre-	(Decrease)		(Decrease)
		Early	from Pension	Retirement	from Pension		from Pension
		Retirement	Benefits Table	Death	Benefits Table	Disability	Benefits Table
Name	Plan	($)(1)	($)	($)(2)	($)	($)(3)	($)
John Haley	Willis Towers Watson Pension Plan	2,499,577	—	2,192,515	(307,062)	2,499,577	—
	Towers Watson SERP	19,960,666	(1)	19,960,666	(1)	19,960,666	(1)
	WTW Stable Value Excess Plan	—	—	—	—	—	—
	Disability	N/A	N/A	N/A	N/A	—	—
	Total	22,460,243	(1)	22,153,181	(307,063)	22,460,243	(1)
Michael Burwell	—	—	—	—	—	—	—
Todd Jones	Willis Towers Watson Pension Plan	19,520	(4,107)	19,520	(4,107)	290,358	266,731
	Willis Pension Plan	260,184	(19,190)	128,391	(150,983)	260,184	(19,190)
	WTW Stable Value Excess Plan	—	—	—	—	—	—
	Disability	N/A	N/A	N/A	N/A	3,504,504	3,504,504
	Total	279,704	(23,297)	147,911	(155,090)	4,055,046	3,752,045
Gene Wickes	Willis Towers Watson Pension Plan	1,840,015	—	1,705,706	(134,309)	1,840,015	—
	Towers Watson SERP	5,582,613	—	5,582,613	—	5,582,613	—
	WTW Stable Value Excess Plan	—	—	—	—	—	—
	Disability	N/A	N/A	N/A	N/A	—	—
	Total	7,422,628	—	7,288,319	(134,309)	7,422,628	—
Julie Gebauer	Willis Towers Watson Pension Plan	1,558,838	(41,323)	788,713	(811,448)	1,676,734	76,573
	Towers Watson SERP	5,490,464	478,568	5,490,464	478,568	4,775,076	(236,820)
	WTW Stable Value Excess Plan	—	—	—	—	—	—
	Disability	N/A	N/A	N/A	N/A	2,651,754	2,651,754
	Total	7,049,302	437,245	6,279,177	(332,880)	9,103,564	2,491,507

(1)

The decrease for early retirement compared to the Pension Benefits Table for the Willis Pension Plan and for Mr. Jones and Ms. Gebauer in the Willis Towers Watson Pension Plan is because the discount rate used to discount payments under the Pension Benefits Table is less than the early retirement factors at which benefits are reduced to the early retirement age. The increase shown for the Towers Watson SERP compared to the Pension Benefits Table for Ms. Gebauer is due to the use of the actual lump sum interest rate for the Towers Watson SERP benefit as of December 31, 2017 compared to the rate assumed in future years for financial accounting purposes. There

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Compensation Tables (continued)

are no changes for Messrs. Haley and Wickes as they have attained their unreduced retirement age and are assumed to retire immediately for the Pension Benefits Table and the lump sum on their final average pay benefit has been frozen.

The Willis Towers Watson Pension Plan benefit attributable to the stable value formulas is assumed payable to the NEOs as a lump sum at retirement. The Willis Towers Watson Pension Plan benefit for Messrs. Haley and Wickes attributable to the legacy Watson Wyatt formula is payable as an annuity at retirement. The Willis Towers Watson Pension Plan benefit attributable to the legacy Towers Perrin cash balance formula for Ms. Gebauer is payable as a lump sum at retirement and the remaining value from the legacy Towers Perrin final average earnings formula for Ms. Gebauer is payable as an annuity at retirement. The Towers Watson SERP benefit is payable as a lump sum upon retirement. The Willis Pension Plan benefit payable to Mr. Jones is payable as a single life annuity with five years certain beginning at age 65. Messrs. Haley and Wickes and Ms. Gebauer are currently eligible for early retirement under the terms of the Willis Towers Watson Pension Plan and the Towers Watson SERP. Mr. Jones is vested in his Willis Pension Plan benefit, but is not yet eligible to immediately commence benefits under the plan upon termination. The earliest he would be eligible to commence benefits on a reduced basis is age 55.

(2)

In case of death, the stable value benefits earned by all executives from the Willis Towers Watson Pension Plan and Towers Watson SERP are immediately payable to the surviving spouse or beneficiary in a lump sum.

For Messrs. Haley and Wickes, the legacy Watson Wyatt qualified formula provides a death benefit to the executive’s spouse assuming the executive retired on the date of his death, elected the 100% joint and contingent benefit form and died the next day. The legacy Watson Wyatt non-qualified formula provides a death benefit to the participant’s spouse, or the designated beneficiary of an unmarried participant, payable in an immediate lump sum equal to the amount that would have been payable to the participant if the participant had retired on the date of the participant’s death. This benefit is provided if the participant is early retirement eligible at death and is available to all plan participants with a legacy Watson Wyatt formula benefit.

For Ms. Gebauer, the legacy Towers Perrin qualified formula provides a death benefit equal to the greater of her cash balance account through December 31, 2007 and the value of the survivor portion of her final average earnings benefit, plus her cash balance account earned from January 1, 2008 through December 31, 2011. The legacy Towers Perrin non-qualified formula provides benefits payable upon her death as an active employee equal to the amount they would have received if terminating employment on the date of her death. The qualified death benefit is assumed to be paid as a lump sum to her spouse, immediately upon death, from the Willis Towers Watson Pension Plan. The non-qualified death benefit is assumed to be paid in four approximately equal annual installments beginning six months after the date of death from the Towers Watson SERP.

For Mr. Jones, the legacy Willis Pension Plan provides a death benefit to the executive’s spouse assuming the named executive terminated employment on the date of his death, survived until eligibility for early retirement (age 55), elected the 50% joint and contingent benefit form and died the next day. The benefit is payable as a single life annuity to the participant’s spouse.

Decreases in the Willis Towers Watson Pension Plan benefit value as compared to the amounts shown in the Pension Benefits Table are due to the payment of benefits related to the survivor portion of the final average earnings benefit only. The increase in the Towers Watson SERP benefit value as compared to the amount shown in the Pension Benefits Table for Ms. Gebauer is due primarily to the use of the actual lump sum rate in effect for 2017. The decrease in the Willis Pension Plan benefit value as compared to the amounts in the Pension Benefits Table for Mr. Jones is due to the reduction in benefit for only paying 50% of the benefit to his spouse and for reductions in the benefit from age 65 to age 55 since he is not yet eligible for unreduced benefits.

(3)

In case of disability, all executives are eligible for a disability benefit equal to 60% of base salary plus target bonus, subject to a maximum monthly benefit of $30,000. This benefit is payable until age 65 or for at least 12 months, assuming the participant continues to meet the definition of disability. The table shows the value of the temporary disability benefit that would be payable to age 65 along with the pension benefits payable at age 65. Since Mr. Haley and Mr. Wickes are assumed to retire immediately, no temporary disability income benefit is provided. Participants also receive continued benefit accruals for pension purposes while on disability. The continued benefit accruals are provided as additional stable value accruals under the plans at the same base pay level prior to their disability. Since the Towers Watson SERP was frozen effective July 1, 2017, future accruals are payable from the WTW Stable Value Excess Plan. Those accruals will be credited as notional shares on a quarterly basis. For purposes of these projections, it was assumed that the return generated by these notional shares is equal to applicable early retirement factors on which the shares would be generated. This factor is equal to 0.95 raised to the number of years prior to age 65 the amount of notional shares will be determined.

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Compensation Tables (continued)

Payments to Former Executive Officers

In connection with Mr. Millay’s retirement from the Company effective October 2, 2017, the Company entered into an agreement providing for amendments to his equity-based compensation contingent upon his agreement to certain non-competition provisions. Under the agreement, in recognition of his valued service, the terms of Mr. Millay’s unvested share options for fiscal year 2015 granted September 11, 2015 were amended by the Board, in its discretion, to provide for continued vesting in accordance with the original vesting schedule. The amended terms provide that upon their vesting the options will remain exercisable for the remainder of their seven-year term. In addition, the terms of Mr. Millay’s PSUs granted under the 2016 LTI Program on July 20, 2016, were amended by the Board to accelerate the vesting such that the award will become payable, subject to the satisfaction of the applicable performance conditions, following the original vesting date of March 15, 2019.

CEO Pay Ratio

Under the SEC rules adopted pursuant to the Dodd-Frank Act of 2010, the Company is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to the Company’s CEO.

Determining Our Median Employee

We identified our median employee based on our colleagues as of December 31, 2017. As is permitted under SEC rules, we used “base pay” as our consistently applied compensation measure. We calculated annual base pay based on a reasonable estimate of hours worked during 2017 for hourly workers and salary levels for the remaining employees (including a valid statistical sampling methodology for a small portion of our employee population) and we annualized base pay for those who commenced work during 2017.

The total number of colleagues employed by Willis Towers Watson is 43,934 (15,359 – U.S. and 28,575 non-U.S.). As permitted by SEC rules, we excluded our employees in 40 jurisdictions, as indicated in the table below, which represented 4.97% (2,182 non-U.S. employees) of our employees. After applying this exclusion, our employee total was 41,752 as of December 31, 2017.

Excluded (4.97% of workers)
Algeria (24)	Benin (21)	Burkina Faso (21)	Cambodia (8)
Cameroon (79)	Central African Republic (9)	Chad (11)	Congo (57)
Cote d’Ivoire (143)	Croatia (6)	Czech Republic (17)	Egypt (154)
Gabon (77)	Georgia (10)	Ghana (14)	Guinea (17)
Hungary (13)	Indonesia (120)	Jordan (8)	Kazakhstan (2)
Lebanon (24)	Liberia (1)	Madagascar (36)	Mali (18)
Mauritania (17)	Mauritius (29)	Niger (13)	Nigeria (15)
Poland (517)	Romania (31)	Russian Federation (87)	Saudi Arabia (90)
Senegal (48)	Serbia (10)	Sierra Leone (1)	Togo (22)
Tunisia (34)	Ukraine (29)	Uruguay (2)	Venezuela (347)

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Compensation Tables (continued)

Methodology and Pay Ratio

We then used a valid statistical sampling methodology to determine employees within 5% of the median. From that group, we selected as our median employee a reasonably representative colleague who had relatively consistent total compensation history.

Once identified, we calculated our median employee’s total annual compensation including all elements of compensation required to be included in the Summary Compensation Table. Our estimated median employee’s Summary Compensation Table total compensation was $62,568. Our CEO’s compensation as reported in the Summary Compensation Table was $4,071,068. Therefore, our estimate of CEO pay to median employee pay is 65:1. The calculation of the ratio should be considered an estimate; however, we believe the ratio is a reasonable estimate calculated in a manner consistent with SEC rules (Item 402(u) of Regulation S-K). We caution shareholders and other readers against comparing our ratio to those of other companies. The SEC has stated that it did not believe a purpose of the pay ratio rule was to facilitate comparisons among companies, and in adopting the rule, the SEC stated its belief that comparability of the ratio across registrants has significant limits, due to the variety of factors that could influence the ratio.

We also determined to present an alternative pay ratio. Because our CEO received a one-time grant of performance-based equity in 2016 that was intended to cover the 2016 through 2018 performance period, he did not and will not receive a long-term equity award in 2017 or in 2018. We believe the absence of any long-term equity compensation as part of his compensation for 2017 would appear to understate the equity compensation value that he otherwise would have earned for his 2017 performance. Thus, to better reflect his true pay in 2017, we apportioned an annualized amount of the 2016 grant to 2017 total compensation, which would have resulted in a more representative CEO pay to median employee pay ratio of 196:1.

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Proposal No. 4: Renew the Board’s Existing Authority to Issue Shares under Irish Law

As a matter of Irish company law, the directors of a company may not issue new ordinary or preferred shares unless approved by shareholders. Our current authorization, approved by shareholders at our 2017 Annual General Meeting of Shareholders, will expire on December 13, 2018. We are presenting this Proposal No. 4 to renew the Board’s authority to issue our authorized shares on the terms set forth below.

We understand that it is customary practice for listed companies in Ireland to seek shareholder authority to issue up to 33% of a company’s issued ordinary share capital and for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice in Ireland, we are seeking approval to authorize the Board to issue up to 43,697,759 shares (being equivalent to approximately 33% of the Company’s issued ordinary share capital as of March 27, 2018 (the latest practicable date before this Proxy Statement)) for a period expiring 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. It is important for the Company to be able to issue shares in order to pursue its growth strategy. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, we note that, because we are a NASDAQ-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of NASDAQ and the SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other companies listed on NASDAQ with whom we compete.

The authority, if renewed, would apply to issues of shares and equity convertible into shares, such as warrants and options. Under Irish law, an ordinary resolution requires the approval of over 50% of the votes of the shareholders cast at a general meeting.

The text of the resolution in respect of this proposal, which is an ordinary resolution, is as follows:

“RESOLVED, that, subject to applicable rules and listing standards of NASDAQ and to applicable rules and regulations of the U.S. Securities and Exchange Commission, the directors be and are hereby generally and unconditionally authorized with effect from the passing of this resolution to exercise all the powers of the Company to allot relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $13,311.87 (43,697,759 shares) (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 27, 2018 (the latest practicable date before this Proxy Statement)). The authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked by the Company in general meeting and provided that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this resolution had not expired.”

The Board of Directors unanimously recommends a vote “FOR” the resolution to renew the Board’s existing authority to issue new ordinary or preferred shares for issuances up to 33% of the Company’s outstanding share capital.

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Proposal No. 5: Renew the Board’s Authority to Opt Out of Statutory Pre-emption Rights under Irish Law (continued)

Proposal No. 5: Renew the Board’s Authority to Opt Out of Statutory Pre-emption Rights under Irish Law

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to its existing shareholders of the company on a pro rata basis (commonly referred to as the statutory pre-emption right). As our current authority will expire on December 13, 2018, we are presenting this Proposal No. 5 to renew the Board’s authority to opt out of the pre-emption right on the terms set forth below.

We understand that it is customary practice for listed companies in Ireland to seek shareholder authority to waive (or “opt out of”) their statutory pre-emption rights in the event of (i) the issuance of shares for cash in connection with any rights issue; and (ii) the issuance of shares for cash, if the issuance is limited to up to 5% of a company’s issued ordinary share capital (with the possibility of issuing an additional 5% of the company’s issued ordinary share capital provided the company uses it only in connection with an acquisition or specified capital investment which is announced contemporaneously with the issuance, or which has taken place in the preceding 6-month period and is disclosed in the announcement of the issue) bringing the total acceptable limit to 10% of the company’s issued ordinary share capital. It is also customary practice for such waiver (or opt-out) to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice for listed companies in Ireland, we are seeking this authority for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked.

Similar to the authorization sought for Proposal No. 4, granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner originally permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Renewal of this authority would not exempt the Company from applicable NASDAQ requirements to obtain shareholder approval prior to certain share issuances, generally at or greater than 20%.

As required under Irish law, the resolution is a special resolution that requires the affirmative vote of at least 75% of the votes cast.

The text of the resolution in respect of this proposal is as follows:

“As a special resolution, that, subject to the passing of the resolution in respect of Proposal No. 4 as set out above and with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to section 1023 of the Companies Act 2014 to allot equity securities (as defined in section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal No. 4 as if sub-section (1) of section 1022 of that Act did not apply to any such allotment, provided that this power shall be limited to:

(a) the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

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(b) the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $4,033.90 (13,241,745 shares) (being equivalent to approximately 10% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 27, 2018 (the latest practicable date before this Proxy Statement)) provided that, with respect to 6,620,872 of such shares, (being equivalent to approximately 5% of the issued ordinary share capital), such allotment must be for the purposes referred to in the proxy statement;

and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

The Board of Directors unanimously recommends a vote “FOR” the resolution to renew the Board’s existing authority to opt out of statutory pre-emption rights under Irish law.

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Additional Information (continued)

Additional Information

Security Ownership of Certain Beneficial Owners and Management

The following tables show the number of shares beneficially owned:

•	by each shareholder who is known to beneficially own 5% or more of our outstanding shares;
•	by each of our current directors and director nominees;
•	by each NEO listed in the Summary Compensation Table; and
•	by each of our current directors, director nominees and executive officers as a group.

The amounts and percentages of our shares beneficially owned are reported in accordance with Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days following March 27, 2018 (i.e., May 26, 2018). Also, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

5% Beneficial Owners

Name and Address	Number of Shares Beneficially Owned	Percent Beneficially Owned(1)
T. Rowe Price Associates, Inc.(2) 100 East Pratt Street Baltimore, MD 21202	15,882,322	12.0%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	13,244,590	7.8%
Harris Associates L.P.(4) 111 S. Wacker Drive, Suite 4600 Chicago, IL 60606	10,284,286	6.1%
BlackRock Inc.(5) 55 East 52nd Street New York, NY 10055	8,024,880	10.0%

(1)	Percentage is based on the number of Company shares outstanding as of March 27, 2018.
(2)

The number of shares beneficially owned as of December 31, 2017 is based solely on the Schedule 13G/A filed with the SEC on February 14, 2018 by T. Rowe Price Associates, Inc. The amount beneficially owned includes 5,527,702 shares over which there is sole voting power and 15,882,322 shares over which there is sole dispositive power.

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(3)

The number of shares beneficially owned as of December 29, 2017, is based solely on the Schedule 13G/A filed with the SEC on January 10, 2018 by The Vanguard Group. The amount beneficially owned includes: 182,177 shares over which there is sole voting power; 30,382 shares over which there is shared voting power; 13,035,398 shares over which there is sole dispositive power; and 209,192 shares over which there is shared dispositive power. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 142,974 shares of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 104,491 shares of the Company as a result of its serving as investment manager of Australian investment offerings.

(4)

The number of shares beneficially owned as of December 29, 2017 is based solely on the Schedule 13G filed with the SEC on February 14, 2018 by Harris Associates L.P. The amount beneficially owned includes 9,467,390 shares over which there is sole voting power and 10,284,286 shares over which there is sole dispositive power.

(5)

The number of shares beneficially owned as of December 31, 2017 is based solely on the Schedule 13G filed with the SEC on February 1, 2018 by BlackRock Inc. The amount beneficially owned includes 6,997,084 shares over which there is sole voting power and 8,024,880 shares over which there is sole dispositive power.

Directors, Director Nominees, Named Executive Officers and Other Executive Officers

Name and Address(1)	Number of Shares Beneficially Owned (2)	Percent Beneficially Owned
Anna C. Catalano	4,842	*
Victor F. Ganzi	15,966	*
John J. Haley	124,927	*
Wendy E. Lane	5,404	*
James F. McCann	10,645	*
Brendan R. O’Neill	10,797	*
Jaymin B. Patel	3,185	*
Linda D. Rabbitt	11,484	*
Paul Thomas	11,060	*
Wilhelm Zeller	6,214	*
Michael Burwell	3,100	*
Todd Jones(3)	56,476	*
Gene Wickes(4)	58,353	*
Julie Gebauer (5)	90,935	*
Roger Millay (6)	15,767
All of our Current Directors, Director Nominees, Named Executive Officers and Other Executive Officers (23 persons) (7)	634,913	0.5%
*	Less than 1%.
(1)	The address of each of the listed persons is c/o Willis Towers Watson Public Limited Company, Elm Park, Merrion Road, Dublin 4, Ireland.
(2)

The number of shares for which the directors and executive officers are deemed to have a beneficial interest includes shares underlying options that will be exercisable and/or RSUs that will vest on or before May 26, 2018 as indicated in the following notes. These shares, however, are not deemed outstanding for purposes of computing percentage of beneficial ownership of any other person.

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Additional Information (continued)

(3)	Mr. Jones’ beneficially owned shares include 41,793 options to purchase ordinary shares.
(4)	Mr. Wickes’ beneficially owned shares include 2,060 ordinary shares indirectly held through irrevocable family trusts.
(5)	Ms. Gebauer’s beneficially owned shares include 708 ordinary shares indirectly held through irrevocable family trusts.
(6)

Mr. Millay’s beneficially owned shares include 2,950 ordinary shares under the Willis Towers Watson Deferred Savings Plan and 139 ordinary shares under the WTW Stable Value Excess Plan, which shares will settle on May 1, 2018 pursuant to the terms of the respective Plans.

(7)

Includes 103,513 ordinary shares that all named executive officers and other executive officers as a group have or will have the right to acquire pursuant to presently exercisable share options, share options that will become exercisable or share awards that will become vested within 60 days following March 27, 2018 (i.e., May 26, 2018).

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information, as of December 31, 2017 about the securities authorized for issuance under the Company’s equity compensation plans and is categorized according to whether or not the equity plan was previously approved by shareholders.

	Number of	Weighted
	Shares to be	Average
	Issued Upon	Exercise	Number of
	Exercise of	Price of	Shares
	Outstanding	Outstanding	Remaining
	Options,	Options,	Available
	Warrants	Warrants	for Future
Plan Category	and Rights	and Rights(1)	Issuance(3)
Equity Compensation Plans Approved by Security Holders	2,434,178(2)	$105.47/106.42	8,389,250
Equity Compensation Plans Not Approved by Security Holders	25,375(4)	—	—
Total	2,459,553	$105.47/106.42	8,389,250

(1)

The weighted-average exercise price set forth in this column is calculated excluding RSUs or other awards for which recipients are not required to pay an exercise price to receive the shares subject to the awards. The $105.47 is related to time based options and the $106.42 is related to performance based options.

(2)

Includes options and RSUs outstanding under the Towers Watson & Co. 2009 Long-Term Incentive Plan, the 2001 Share Purchase and Option Plan, 2008 Plan and 2012 Plan. The Company intends to only grant future awards under the 2012 Plan.

(3)	Represents shares available for issuance pursuant to awards that may be granted under the 2012 Plan (7,331,649 shares) and the 2010 North American Employee Stock Purchase Plan (1,057,601 shares).
(4)

Includes RSUs outstanding under the 2007 HRH Plan, which was assumed by legacy Willis Group in connection with its acquisition of Hilb, Rogal & Hobbs. Also includes incentive stock options outstanding under the Extend Health, Inc. 2007 Equity Incentive Plan and the Liazon Corporation 2011 Equity Incentive Plan. The Company does not plan to grant future awards under these plans.

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Additional Information (continued)

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC and NASDAQ. Executive officers, directors and such security holders are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and information provided by the reporting persons, all of the Company’s directors and executive officers and the Group Controller made all required filings on time during 2017.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit & Risk Committee Report,” to the extent permitted by SEC rules shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

Information about the Proxy Materials and the 2018 Annual General Meeting of Shareholders

Why am I receiving these materials?

We are making this Proxy Statement available to you on or around April 6, 2018 because the Board is soliciting your proxy to vote at Willis Towers Watson’s 2018 Annual General Meeting of Shareholders on Wednesday, May 23, 2018. The information provided in this Proxy Statement is for your use in deciding how to vote on the proposals described herein.

This Proxy Statement and the below documents are available at www.proxyvote.com and on the Company’s website at www.willistowerswatson.com. You may access the proxy materials and voting instructions via the Internet by following the instructions in the Notice of Internet Availability.

●	Our Notice of Annual General Meeting of Shareholders and Notice of Internet Availability of Proxy Materials;
●	Our Annual Report on Form 10-K, which includes financial statements for the fiscal year ended December 31, 2017; and
●	Our Irish Statutory Accounts for the period ended December 31, 2017, and the reports of the directors and auditors thereon.

You have the right to request paper copies of the proxy materials, free of charge, regardless of whether you are a record or beneficial owner of shares. Shareholders of record may request paper copies by contacting the Company Secretary or by following the instructions contained in the notice. If you hold shares through brokers, banks or other nominees, you should receive written instructions on how to request paper copies of the proxy materials if you so desire. We recommend that you contact your broker, bank or other nominee if you do not receive these instructions along with the Company’s proxy materials.

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Additional Information (continued)

Why are there two sets of financial statements covering the same period?

Under applicable U.S. securities laws, we are required to send to you our financial statements for the fiscal year ended December 31, 2017. Under Irish company law, we are also required to provide you with our Irish Statutory Accounts for the year ended December 31, 2017, including the reports of our directors and auditors thereon, which accounts have been prepared in accordance with Irish law. Both sets of financial statements are available at www.proxyvote.com and on the Company’s website at www.willistowerswatson.com and, if you request, a copy will be delivered to you. The Irish Statutory Accounts will also be presented at the 2018 Annual General Meeting of Shareholders.

Does the Company “household” delivery of proxy materials?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials for those shareholders receiving the proxy materials by mail. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the proxy materials to you if you send a written request to the Company Secretary, c/o Office of the General Counsel, Willis Towers Watson Public Limited Company, 200 Liberty Street, New York, NY 10281. If you would like to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company Secretary, c/o Office of the General Counsel, Willis Towers Watson Public Limited Company, 200 Liberty Street, New York, NY 10281.

Who is entitled to vote?

Holders of our shares, as recorded in our share register on March 27, 2018, may vote at the meeting. As of March 27, 2018, the latest practicable date, there were 132,417,453 shares outstanding and entitled to vote. Holders are entitled to one vote per share.

How do proxies work?

The Company’s Board is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any postponement or adjournment of the meeting, in the manner you direct. You may vote for or against the proposals or abstain from voting. You may also vote for all, some or none of the directors seeking election.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares for all proposals in accordance with the recommendations made by the Board.

If your shares are held in an account with a broker, bank or other nominee, this institution is considered the shareholder of record and you are considered the “beneficial shareholder” of those shares. In this case, your broker or bank (or its agent) or other nominee has forwarded the proxy materials and separate voting instructions to you. Because you are not the shareholder of record, you may not vote your shares in person at the Annual General Meeting of Shareholders unless you obtain a valid proxy from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares in person at the meeting. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions provided to you with the proxy materials.

Under relevant NASDAQ rules, if you do not instruct your broker how to vote, your broker will only be able to vote your shares with respect to “routine” matters. The only routine matters are the ratification of the appointment of the Company’s independent auditors (Proposal No. 2) and, under Irish law, the renewal of the Board’s authority to issue shares (Proposal No. 4) and to opt out of statutory pre-emption rights

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Additional Information (continued)

(Proposal No. 5). Broker discretionary voting is not permitted for any of the other proposals because they are “non-routine” matters.

As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting or any adjournment or postponement thereof, your proxy gives the person or persons named in the proxy the authority to vote on the matter in accordance with the recommendation of our Board.

How do I vote?

We recommend that you vote in advance of the Annual General Meeting of Shareholders even if you expect to attend in person.

If you are a registered shareholder (i.e., a shareholder who holds shares directly with our transfer agent, Computershare), you can vote through the following ways:

●

Via the Internet: To vote by Internet, go to www.proxyvote.com and use the control number you were provided on your proxy card or Notice of Internet Availability. You will need to follow the instructions on the website.

●

By Mail: If you received a paper copy of the proxy materials in the mail, you may mark, sign, date and mail your proxy card to Company Secretary of Willis Towers Watson Public Limited Company, c/o Tim Scanlon, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, before the commencement of the meeting. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

●

In Person: Attend the Annual General Meeting of Shareholders in Dublin, Ireland, or send a personal representative with an appropriate proxy to vote by poll card at the meeting. For information on how to attend the Annual General Meeting of Shareholders, please see “What do I need in order to be admitted to the Annual General Meeting of Shareholders?” below.

If you are a beneficial shareholder (i.e., your shares are held in the name of a bank, broker or other holder of record, sometimes referred to as holding shares “in street name”), you will receive instructions from the holder of record that you must follow in order to vote your shares. If you wish to vote in person at the Annual General Meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares, and bring it, or other evidence of share ownership, with you to the meeting. For further information on how to attend the Annual General Meeting, please see “What do I need in order to be admitted to the Annual General Meeting of Shareholders?” below.

If I vote and then want to change or revoke my vote, may I?

If you are a registered shareholder (i.e., a shareholder who holds shares directly with our transfer agent, Computershare), you may revoke your proxy at any time before the meeting by submitting a new proxy with a later date, by a later telephone or Internet vote, by voting in person at the meeting, or by notifying our Company Secretary. Mere attendance at the meeting will not revoke a proxy which was previously submitted to the Company. Written revocations to the Company Secretary should be directed to the following address by 5 p.m. GMT on May 22, 2018: Company Secretary of Willis Towers Watson Public Limited Company, c/o Tim Scanlon, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland.

If you are a beneficial shareholder (i.e., your shares are held in the name of a bank, broker or other holder of record, sometimes referred to as holding shares “in street name”), follow the voting instructions provided to you with this Proxy Statement to determine how you may change your vote. Executors, administrators, trustees, guardians, attorneys and other representatives should indicate the capacity in which they are signing and corporations should sign by an authorized officer whose title should be indicated.

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Additional Information (continued)

What do I need in order to be admitted to the Annual General Meeting of Shareholders?

Only the Company’s shareholders, their proxy holders, the Company’s directors, the Company’s auditors and the Company’s guests may attend the meeting.

All shareholders of record on May 23, 2018 may attend the Annual General Meeting of Shareholders in person even if such shareholders have already submitted a proxy. For admission to the meeting, shareholders of record must bring proof of identification and address. Those who have beneficial ownership of shares held by a bank, brokerage firm or other nominee should bring account statements or letters from their banks, brokers or other nominee showing that they owned Willis Towers Watson shares as of March 27, 2018.

The Annual General Meeting of Shareholders will be held at The Shelbourne Hotel, 27 St. Stephen’s Green, Dublin 2, Ireland on Wednesday, May 23, 2018. Registration will begin at 7:15 a.m. GMT and the meeting will begin at 7:30 a.m. GMT.

What is the recommendation of the Board on each proposal scheduled to be voted on at the meeting? How do the Board and executive officers intend to vote with respect to the agenda items?

The Company’s Board recommends that you vote FOR each of the proposals scheduled to be voted on at the meeting and our directors and executive officers have indicated that they intend to vote their shares in accordance with the Board’s recommendations.

Who is paying the costs of soliciting this proxy?

The cost of this proxy solicitation is borne directly by the Company. Morrow Sodali LLC has been retained to assist in the proxy solicitation at a base fee of approximately $15,000 plus expenses. In addition to solicitation of proxies by mail, proxies may be solicited personally, by telephone, by e-mail and by facsimile by the Company’s directors, officers and other employees. Such persons will receive no additional compensation for such services. The Company will also request that brokers and other nominees forward soliciting material to the beneficial owners of shares which are held of record by them, and will pay the necessary expenses.

What is the quorum required for the Annual General Meeting?

In order to carry on the business of the meeting, we must have a quorum. Under our Articles of Association, a quorum is reached when shareholders holding at least 50% of our issued and outstanding shares are present in person or by proxy and entitled to vote.

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Additional Information (continued)

What vote is required for approval of each proposal and what is the effect of broker non-votes and abstentions?

The voting standards applicable to the Annual General Meeting are as follows:

Proposal		Vote Requirement
1.	To elect ten (10) persons named in the accompanying proxy statement to serve as directors for a one-year term	Majority of votes cast
2.	Ratify the Appointment of the Independent Auditors in an Advisory (Non-binding) Vote and Fix the Independent Auditors’ Remuneration in a Binding Vote	Majority of votes cast
3.	Approve Named Executive Officer Compensation in an Advisory (Non-binding) Vote	Majority of votes cast
4.	Renew the Board’s Existing Authority to Issue Shares under Irish Law	Majority of votes cast
5.	Renew the Board’s Existing Authority to Opt Out of Statutory Pre-emption Rights under Irish Law	75% of the votes cast

Abstentions and broker non-votes, though counted for the purposes of determining that a quorum is present, will not be counted as votes cast and therefore will have no effect. A broker non-vote is a proxy submitted by a broker where the broker fails to vote on behalf of a client on a particular matter because the broker was not instructed by the beneficial owner when such instruction is required by NASDAQ with respect to such matter.

Who will count the votes and certify the results?

American Election Services has been appointed as the independent Inspector of Election and will count the votes, determine whether a quorum is present, evaluate the validity of proxies and ballots and certify the results of the voting.

Who is your transfer agent?

Our transfer agent is Computershare. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares and similar issues, can be handled by calling toll-free (866) 259-7716 (U.S.) or (201) 680-6578 (outside the U.S.) or (800) 231-5469 (hearing impaired) or by accessing the web site at www.computershare.com/investor.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 94

2017 YEAR-END PROXY STATEMENT

Shareholder and Other Proposals for the 2019 Annual General Meeting

Deadline for nominations for election to the Board under the Company’s advance notice or proxy access provision:	Between November 7, 2018 and December 7, 2018
Deadline for shareholder proposals under Rule 14a-8 under the Exchange Act for inclusion in the Proxy Statement:	December 7, 2018
Date beyond which the Company is able to confer discretionary authority to vote on shareholder proposals outside of Rule 14a-8 on its appointees:	February 20, 2019

When a shareholder wants to nominate a person for election to the Board at the Company’s Annual General Meeting, the shareholder must provide advance notice to the Company in accordance with our Articles of Association. Notice of shareholder nominations for election at the 2019 Annual General Meeting of Shareholders (whether to be included or not in the Company’s proxy materials for the meeting) must be received by the Company Secretary no earlier than November 7, 2018 and no later than December 7, 2018. Shareholders should consult our Articles of Association for the various procedural, informational and other requirements applicable to such nominations.

A copy of the Company’s Memorandum and Articles of Association can be obtained from the Company Secretary on request or can be found in the Investor Relations — Corporate Governance section of our website at www.willistowerswatson.com. A shareholder may also propose an individual to the Governance Committee for its consideration as a nominee for election to the Board by writing to the Company Secretary at the following address: Company Secretary, c/o Office of the General Counsel, Willis Towers Watson Public Limited Company, 200 Liberty Street, New York, NY 10281.

The Governance Committee will consider the shareholder’s nominee proposal in accordance with the selection process and specific qualification standards as set out in the Company’s Corporate Governance Guidelines.

Shareholders who wish to present a proposal under Rule 14a-8 under the Exchange Act and have it considered for inclusion in the Company’s proxy materials for the 2019 Annual General Meeting of Shareholders must submit such proposal in writing to the Secretary of the Company on or before December 7, 2018.

Shareholders who wish to present a proposal at the 2019 Annual General Meeting that has not been included in the Company’s proxy materials must submit such proposal (other than a nomination for election discussed above) in writing to the Company Secretary. If such notice is received by the Secretary on or after February 20, 2019, SEC rules permit the Company to confer discretionary authority to vote on such proposals on persons appointed as proxies on behalf of the Company.

The Company’s Articles of Association and the 2014 Act contain further requirements relating to the timing and content of the notice which shareholders must provide to the Company for any nomination or matter to be properly presented at a shareholders’ meeting.

95 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

2017 YEAR-END PROXY STATEMENT

 Disclaimer Regarding Forward-Looking Statements

We have included in this document ‘“forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, future capital expenditures, future share repurchases, growth in commissions and fees, impact of changes to tax laws on our financial results, business strategies and planned acquisitions, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes, and the benefits of the Merger, including our future financial and operating results, plans, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “probably” or similar expressions, we are making forward- looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

A number of risks and uncertainties that could cause actual results to differ materially from the results reflected in these forward-looking statements are identified under Risk Factors in Item 1A of our Annual Report on Form 10-K and in our subsequent filings. These statements are based on assumptions that may not come true and are subject to significant risks and uncertainties.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in our Annual Report on Form 10-K and subsequent filings, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 96

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 200 LIBERTY STREET NEW YORK, NEW YORK 10281 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. GMT on May 22, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 5:00 P.M. GMT on May 22, 2018. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E43484-P04853 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY The Board of Directors recommends you vote FOR the following proposals:1.Elect directors. For Against Abstain For AgainstAbstain 1a. Anna C. Catalano1b. Victor F. Ganzi1c. John J. Haley1d. Wendy E. Lane1e. James F. McCann1f. Brendan R. O'Neill1g. Jaymin B. Patel1h. Linda D. Rabbitt1i.Paul Thomas1j.Wilhelm ZellerFor address changes/comments, mark here. (see reverse for instructions) ‘‘‘ ‘‘‘ ‘‘‘ ‘‘‘ ‘‘‘ ‘‘‘ ‘‘‘ ‘‘‘ ‘‘‘ ‘‘‘ ‘2.Ratify, on an advisory basis, the appointment of‘‘‘ (i) Deloitte & Touche LLP to audit our financial statements and (ii) Deloitte LLP to audit our Irish Statutory Accounts, and authorize, in a binding vote, the Board, acting through the Audit & Risk Committee, to fix the independent auditors’ remuneration.3.Approve, on an advisory basis, the named executive‘‘‘ officer compensation. 4.Renew the Board’s existing authority to issue shares under‘‘‘ Irish law. 5.Renew the Board’s existing authority to opt out of statutory‘‘‘ pre-emption rights under Irish law.NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K, Notice and Proxy Statement and Irish Statutory Accounts are available at www.proxyvote.com. E43485-P04853  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY FOR THE 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS ON MAY 23, 2018  The undersigned being a shareholder of Willis Towers Watson Public Limited Company (the "Company") hereby appoints Mr. James F. McCann and, if Mr. McCann is not present, any director of the Company, with full power of substitution, for and in the name of the undersigned, to vote all ordinary shares, nominal value U.S. $0.000304635 per share, of the Company, that the undersigned would be entitled to vote if personally present at the 2018 Annual General Meeting of Shareholders, to be held in Dublin, Ireland and at any adjournment or postponement thereof, upon the matters described in the Notice of 2018 Annual General Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.  THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS.  Address Changes/Comments:    (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side